Exhibit 17(h)

Allianz Multi-Strategy Funds

Annual Report

NOVEMBER 30, 2009

Share Classes

Institutional

Administrative

BLEND STOCK FUND

Allianz RCM Disciplined Equity Fund

GLOBAL STOCK FUNDS

Allianz NFJ Global Dividend Value Fund

Allianz RCM All Horizons Fund

INTERNATIONAL STOCK FUNDS

Allianz NACM International Growth Fund

Allianz RCM International Opportunities Fund

SECTOR-RELATED STOCK FUNDS

Allianz RCM Global EcoTrendsSM Fund

Allianz RCM Global Water Fund

ALTERNATIVE STRATEGIES

Allianz NACM Global Equity 130/30 Fund

TARGET DATE FUNDS

Allianz Global Investors Solutions 2015 Fund

Allianz Global Investors Solutions 2020 Fund

Allianz Global Investors Solutions 2030 Fund

Allianz Global Investors Solutions 2040 Fund

Allianz Global Investors Solutions 2050 Fund

TARGET RISK FUNDS

Allianz Global Investors Solutions Retirement Income Fund

Allianz Global Investors Solutions Core Allocation Fund

Allianz Global Investors Solutions Growth Allocation Fund

This material is authorized for use only when preceded or accompanied by the current Allianz Multi-Strategy Funds prospectus. Investors should consider the investment objectives, risks, charges and expenses of each Fund carefully before investing. This and other information is contained in the Funds’ prospectus. Please read the prospectus carefully before you invest or send money.

		Page

President’s Letter		3
Important Information		4
Benchmark Descriptions		38
Schedules of Investments		40
Statements of Assets and Liabilities		52
Statements of Operations		56
Statements of Changes in Net Assets		58
Financial Highlights		62
Notes to Financial Statements		80
Report of Independent Registered Public Accounting Firm		107
Matters Relating to the Trustees’ Consideration of the Investment Management and Portfolio Management Agreements		108
Federal Income Tax Information		110
Board of Trustees and Officers		111

FUND	Fund Summary	Schedule of Investments

Allianz Global Investors Solutions 2015 Fund	6	40
Allianz Global Investors Solutions 2020 Fund	8	40
Allianz Global Investors Solutions 2030 Fund	10	40
Allianz Global Investors Solutions 2040 Fund	12	41
Allianz Global Investors Solutions 2050 Fund	14	41
Allianz Global Investors Solutions Core Allocation Fund	16	41
Allianz Global Investors Solutions Growth Allocation Fund	18	42
Allianz Global Investors Solutions Retirement Income Fund	20	42
Allianz NACM Global Equity 130/30 Fund	22	43
Allianz NACM International Growth Fund	24	44
Allianz NFJ Global Dividend Value Fund	26	45
Allianz RCM All Horizons Fund	28	46
Allianz RCM Disciplined Equity Fund	30	47
Allianz RCM Global EcoTrendsSM Fund	32	48
Allianz RCM Global Water Fund	34	49
Allianz RCM International Opportunities Fund	36	50

2	Allianz Multi-Strategy Funds

President’s Letter

Dear Shareholder:

Please find enclosed the annual report for Allianz Multi-Strategy Funds (the “Funds”) for the fiscal year ended November 30, 2009.

Global capital markets changed course during the reporting period, replacing a steep and extended bear market with a robust rally that led to a significant market rebound. Subdued inflationary pressures, significant government-supplied liquidity and shifting investor sentiment contributed to the upturn.

Governments’ efforts to reflate the world financial system brought interest rates down to low levels globally during the fiscal year. In the U.S., the Federal Reserve (the “Fed”) sought to inject liquidity into the U.S. economy through multiple initiatives. The Federal Funds rate, the key target rate on loans between member banks, was reduced to the record-low target range of 0% to 0.25%. The Fed also engaged in quantitative easing, purchasing significant amounts of securities from banks in order to add to the supply of cash available for lending. These initiatives resulted in yields approaching zero on money market securities, causing some investors to migrate to other assets. The outflows from money market funds led to an increasing demand for stocks and corporate bonds.

In this economic environment, stocks and corporate bonds significantly outperformed U.S. Treasury and agency issues. U.S. stocks, as represented by the Standard & Poor’s 500 Index, returned 25.39%. The weakening U.S. currency added to returns for stocks in international developed markets, with the MSCI Europe, Australasia and Far East (EAFE) Index posting a 37.72% gain in dollar-denominated terms. The MSCI World Index, a measure of stock performance in global developed markets, advanced 31.79% in U.S. dollar terms. Emerging markets stocks paced the rally with the MSCI Emerging Markets Index posting a return of 85.12% during the fiscal 12-months ended November 30, 2009.

In bonds, the Barclays Capital U.S. Credit Index returned 24.56% and the Barclays Capital U.S. High Yield Index posted a 20.80% gain during the reporting period, outperforming the Barclays Capital U.S. Government Bond Index, which returned 3.25%. The broad bond market, as represented by the Barclays Capital U.S. Aggregate Index, returned 11.63% during the fiscal year.

For specific information on the Funds and their performance, please review the following pages. If you have any questions regarding the information provided, we encourage you to contact your financial advisor or to call us at
1-800-426-0107 (Class A, B, C, D and R shares) or 1-800-498-5413 (Institutional, Administrative and Class P shares). In addition, a wide range of information and resources is available on our Web site at: www.allianzinvestors.com.

Together with Allianz Global Investors Fund Management LLC, the Funds’ investment manager, and RCM Capital Management LLC, Allianz Global Investors Advisory GmbH, NFJ Investment Group LLC, Nicholas-Applegate Capital Management LLC and Allianz Global Investors Solutions LLC, the Funds’ sub-advisers, we thank you for investing with us.

We remain dedicated to serving your investment needs.

Sincerely,

E. Blake Moore, Jr.

President & CEO

January 15, 2010

Past performance is no guarantee of future results. Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. It is not possible to invest directly in an unmanaged index.

Annual Report	November 30, 2009	3

Important Information

The inception date on each Fund Summary page is the inception date of the Fund’s oldest share class or classes. The oldest share class for Allianz RCM Global EcoTrendsSM Fund is the A share class, and the C, D, P, and Institutional Class shares were first offered in 9/08. Prior to this date, the Fund was a closed-end interval fund of the same name. The oldest share classes for Allianz RCM Global Water Fund are A, C, D, and P, while the Institutional Class shares were first offered in 7/08. The oldest share class for Allianz NACM International Growth Fund is the Institutional share class and the A, C, D, P and R share classes were first offered in 2/09. Allianz Global Investors Solutions Core Allocation Fund reorganized on May 4, 2009 when its predecessor merged into the Trust; shares of its predecessor were first offered in 9/98. Returns measure performance from the inception of the oldest share class to the present, so some returns predate the inception of the actual share class. Those returns are calculated by adjusting the returns of the oldest share class to reflect the indicated share class’s different operating expenses. Total return performance assumes that all dividend and capital gain distributions were reinvested on the payable date.

Class A shares are subject to an initial sales charge. Class C shares are subject to a 1% contingent deferred sales charge (“CDSC”) for shares redeemed in the first year. Class D shares are continuously offered through financial service firms, such as broker-dealers or registered investment advisers. Class R shares are generally available only to 401(k) plans, 457 plans, employer sponsored 403(b) plans, profit sharing and money purchase pension plans, defined benefit plans, non-qualified deferred compensation plans and health care benefit funding plans. Class P shares are offered primarily through certain asset allocation, wrap fee and other similar programs offered by broker-dealers and other intermediaries. Institutional Class shares are offered primarily for direct investment by investors such as pension and profit sharing plans, employee benefit trusts, endowments, foundations, corporations and high net worth individuals. Administrative Class shares are offered primarily through employee benefit plan alliances, broker-dealers and other intermediaries.

As of November 1, 2009, Class B shares of Allianz Multi-Strategy Funds were no longer available for purchase, except through exchanges and dividend reinvestments.

As of May 1, 2009, redemption fees were eliminated.

Investment products may be subject to various risks as described in the applicable prospectus. Some of those risks may include, but are not limited to, the following: derivatives risk, smaller company risk, IPO risk, non-U.S. investment risk and focused investment risk. Use of derivative instruments may involve certain costs and risks such as liquidity risk, interest rate risk, market risk, credit risk, management risk and the risk that a Fund could not close out a position when it would be most advantageous to do so. To the extent a Fund invests in derivatives (including short sales), it could lose more than the principal amount invested in those instruments. Investing in foreign securities may entail risk due to foreign economic and political developments; this risk may be enhanced when investing in emerging markets. Smaller companies and IPOs may be more volatile than larger companies and may entail more risk. Concentrating investments in individual sectors may add additional risk and additional volatility compared to a diversified equity portfolio. Concentrating investments in individual sectors or related groups of sectors, such as in water-related sectors or in “eco-sectors” (eco-energy, pollution control, and clean water), may add additional risk and additional volatility compared to a diversified equity portfolio. Please refer to the applicable prospectus for complete details.

The Lipper Averages are calculated by Lipper, Inc. They are based on the total return performance, with distributions reinvested and operating expenses deducted, of funds included by Lipper in the stated category. Lipper does not take into account sales charges.

The Cumulative Returns charts for each Fund assume the initial investment was made on the first day of the Fund’s initial fiscal year. The charts reflect any sales load that would have applied at the time of purchase or any CDSC that would have applied if a full redemption occurred on the last business day of the most recent fiscal year. Results assume that all dividends and capital gain distributions were reinvested. They do not take into account the effect of taxes. The benchmark cumulative return began on the last day of the month of the respective Fund’s inception date.

Proxy Voting

The Funds’ Investment Manager and each Sub-Adviser have adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Investment Advisers Act of 1940. The Proxy Policy has been adopted by Allianz Funds Multi-Strategy Trust (the “Trust”) as the policies and procedures that the Sub-Advisers will use when voting proxies on behalf of the Funds. Copies of the written Proxy Policy and the factors that the Sub-Advisers may consider in determining how to vote proxies for each Fund, and information about how each Fund voted proxies relating to portfolio securities held during the most recent twelve-month period ended June 30, are available without charge, upon request, by calling the Trust at 1-888-877-4626, on the Allianz Global Investors Distributors Web site at www.allianzinvestors.com, and on the Securities and Exchange Commission’s (“SEC”) Web site at http://www.sec.gov.

4	Allianz Multi-Strategy Funds

Form N-Q

The Trust files complete schedules of each Fund’s portfolio holdings with the SEC on Form N-Q for the first and third quarters of the fiscal year; such filings are available on the SEC’s Web site at http://www.sec.gov. A copy of the Funds’ Form N-Q, when available, will be available without charge, upon request, by calling the Trust at 1-888-877-4626. In addition, the Funds’ Form N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

The following disclosure provides important information regarding each Fund’s Shareholder Expense Example, which appears on each Fund Summary page in this Annual Report. Please refer to this information when reviewing the Shareholder Expense Example for a Fund.

Shareholder Expense Example

As a shareholder of a Fund, you incur two types of costs: (1) transaction costs; and (2) ongoing costs, including investment management fees; distribution and/or service (12b-1) fees and other Fund expenses. The Shareholder Expense Example is intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The Shareholder Expense Example is based on an investment of $1,000.00 invested at the beginning of the period as indicated and held for the entire period through November 30, 2009.

Actual Expenses

The information in the table under the heading “Actual Performance” provides information about actual account values and actual expenses. You may use the information in these columns, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000.00 (for example, an $8,600.00 account value divided by $1,000.00 = $8.60), then multiply the result by the number in the appropriate column for your share class, in the row entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The information in the table under the heading “Hypothetical Performance (5% return before expenses)” provides information about hypothetical account values and hypothetical expenses based on a Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in a Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges. Therefore, the information under the heading “Hypothetical Performance (5% return before expenses)” is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs may have been higher.

All the information on the Fund Summary pages including Total Return, Cumulative Returns charts, Shareholder Expense Examples and Allocation Summaries is unaudited.

Allianz Global Investors Distributors LLC, 1345 Avenue of the Americas, New York, NY, 10105, www.allianzinvestors.com, 1-888-877-4626.

Annual Report	November 30, 2009	5

Allianz Global Investors Solutions 2015 Fund

(Unaudited)

Portfolio Insights

•Allianz Global Investors Solutions 2015 Fund seeks capital growth and current income consistent with a 2015 retirement target-date by investing primarily in underlying funds. These funds are grouped into two asset classes: (1) return-generating, such as U.S. and global equities, commodities, real estate, and high-yield and emerging markets bonds and (2) defensive assets, such as Treasury Inflation-Protected Securities (“TIPS”), short-term bonds, and core U.S. and global bonds.

•From its inception on December 29, 2008, through November 30, 2009, the Fund held overweight positions in domestic and non-U.S. fixed-income assets and underweight positions in non-U.S. equities, real estate, commodities and TIPS relative to its benchmark, the Dow Jones Real Return 2015 Index.

•The Fund’s performance relative to its benchmark was largely due to the outperformance of its fixed-income and the equity-income holdings during the period. In particular, PIMCO Real Return Fund, PIMCO Total Return Fund, PIMCO Income Fund, PIMCO Short-Term Fund, and Allianz NACM Income and Growth Fund contributed to the Fund’s performance. In equities, Allianz RCM Disciplined Equity Fund, Allianz RCM International Opportunities Fund, and Nicholas-Applegate International Growth Opportunities Fund were significant contributors to relative performance. Despite underweight positions in commodities and real estate, the relative performance of PIMCO Commodity Real Return Fund, Allianz RCM Global Resources Fund and PIMCO Real Estate Real Return Fund added value during the period.

•At the end of the reporting period the Fund was positioned in approximately 64% defensive and 36% return-generating holdings, which is close to the 67% defensive and 33% return-generating allocation in its 2015 portfolio glide path. For the 36% of the portfolio exposed to return-generating assets, the greatest exposure relative to its benchmark was global fixed-income, which we believed offered the portfolio the combination of wide spreads yet allowed downside protection during a transition period. We continue to monitor the portfolio’s credit exposure as investors increased risk appetite has caused spreads to narrow. Should the global economy continue to exhibit sustained signs of recovery, we will likely continue to increase the Fund’s exposure to global equities and real return assets within its portfolio of return-generating assets.

Cumulative Total Return for the period ended November 30, 2009

Fund Inception† (12/29/08)
Allianz Global Investors Solutions 2015 Fund Class A	22.53%
Allianz Global Investors Solutions 2015 Fund Class A (adjusted)	15.79%
Allianz Global Investors Solutions 2015 Fund Class C	21.67%
Allianz Global Investors Solutions 2015 Fund Class C (adjusted)	20.67%
Allianz Global Investors Solutions 2015 Fund Class D	22.67%
Allianz Global Investors Solutions 2015 Fund Class R	22.33%
Allianz Global Investors Solutions 2015 Fund Class P	22.87%
Allianz Global Investors Solutions 2015 Fund Institutional Class	22.93%
Allianz Global Investors Solutions 2015 Fund Administrative Class	22.67%
Dow Jones Real Return Target Date (DJ RR 2015) Index	16.34%
Lipper Mixed-Asset Target 2015 Funds Average	22.21%

† The Fund commenced operations on 12/29/08. Lipper performance comparisons began on 12/31/08.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 3.80% for Class A shares, 4.55% for Class C shares, 3.80% for Class D shares, 4.05% for Class R shares, 3.54% for Class P shares, 3.44% for Institutional Class shares and 3.69% for Administrative Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 3/31/10. The Fund’s expense ratios net of this reduction are 1.22% for Class A shares, 1.97% for Class C shares, 1.22% for Class D shares, 1.47% for Class R shares, 1.02% for Class P shares, 0.92% for Institutional Class shares and 1.17% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated May 4, 2009, as supplemented to date.

6	Allianz Multi-Strategy Funds

Allianz Global Investors Solutions 2015 Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Fund Allocation

PIMCO Real Return	26.1%
PIMCO Total Return	13.9%
PIMCO Income	6.4%
PIMCO Short-Term	6.4%
Allianz NACM Income & Growth	6.1%
PIMCO Foreign Bond (U.S. Dollar-Hedged)	4.4%
PIMCO Commodity RealReturn Strategy	4.1%
Allianz NFJ Dividend Value	3.8%
Other	28.2%
Cash & Equivalent — Net	0.6%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,131.80	$1,127.90	$1,132.30	$1,130.60	$1,133.50	$1,134.40	$1,132.30
Expenses Paid During Period	$2.67	$6.67	$2.67	$4.01	$1.60	$1.07	$2.41

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,022.56	$1,018.80	$1,022.56	$1,021.31	$1,023.56	$1,024.07	$1,022.81
Expenses Paid During Period	$2.54	$6.33	$2.54	$3.80	$1.52	$1.01	$2.28

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (0.50% for Class A, 1.25% for Class C, 0.50% for Class D, 0.75% for Class R, 0.30% for Class P, 0.20% for Institutional Class and 0.45% for Administrative Class), multiplied by the average account value over the period, multiplied by 183/365. The expense ratio excludes the expenses of the Underlying Funds, which based upon the allocation of the Fund’s assets among the Underlying Funds are indirectly borne by the shareholders of the Fund.

Annual Report	November 30, 2009	7

Allianz Global Investors Solutions 2020 Fund

(Unaudited)

Portfolio Insights

•Allianz Global Investors Solutions 2020 Fund seeks capital growth and current income consistent with a 2020 retirement target-date by investing primarily in underlying funds. These funds are grouped into two asset classes: (1) return-generating, such as U.S. and global equities, commodities, real estate, and high-yield and emerging markets bonds and (2) defensive assets, such as Treasury Inflation-Protected Securities (“TIPS”), short-term bonds, and core U.S. and global bonds.

•From its inception on December 29, 2008, through November 30, 2009, the Fund held overweight positions in domestic and non-U.S. fixed-income assets and underweight positions in non-US equities, real estate, commodities, and TIPS relative to its benchmark, the Dow Jones Real Return 2020 Index.

•The Fund’s performance relative to its benchmark was largely due to the outperformance of its fixed-income and the equity-income holdings during the period. In particular, PIMCO Real Return Fund, PIMCO Total Return Fund, PIMCO Income Fund, and Allianz NACM Income and Growth Fund contributed to the Fund’s performance. In equities, Allianz RCM Disciplined Equity Fund, Allianz RCM International Opportunities Fund, Nicholas-Applegate International Growth Opportunities Fund, and Nicholas-Applegate Emerging Markets Fund were significant contributors to relative performance. Despite underweight positions in commodities and real estate, the relative performance of PIMCO Commodity Real Return Fund, Allianz RCM Global Resources Fund and PIMCO Real Estate Real Return Fund added value during the period.

•At the end of the reporting period the Fund was positioned in approximately 59% defensive and 41% return-generating holdings, which is close to the 60% defensive and 40% return-generating allocation in its 2020 portfolio glide path. For the 41% of the portfolio exposed to return-generating assets, the greatest exposure relative to its benchmark was global fixed-income, which we believed offered the portfolio the combination of wide spreads yet allowed downside protection during a transition period. We continue to monitor the portfolio’s credit exposure as investors increased risk appetite has caused spreads to narrow. Should the global economy continue to exhibit sustained signs of recovery, we will likely continue to increase the Fund’s exposure to global equities and real return assets within its portfolio of return-generating assets.

Cumulative Total Return for the period ended November 30, 2009

Fund Inception† (12/29/08)
Allianz Global Investors Solutions 2020 Fund Class A	23.87%
Allianz Global Investors Solutions 2020 Fund Class A (adjusted)	17.05%
Allianz Global Investors Solutions 2020 Fund Class C	23.07%
Allianz Global Investors Solutions 2020 Fund Class C (adjusted)	22.07%
Allianz Global Investors Solutions 2020 Fund Class D	23.93%
Allianz Global Investors Solutions 2020 Fund Class R	23.67%
Allianz Global Investors Solutions 2020 Fund Class P	24.13%
Allianz Global Investors Solutions 2020 Fund Institutional Class	24.27%
Allianz Global Investors Solutions 2020 Fund Administrative Class	24.00%
Dow Jones Real Return Target Date (DJ RR 2020) Index	17.70%
Lipper Mixed-Asset Target 2020 Funds Average	23.01%

† The Fund commenced operations on 12/29/08. Lipper performance comparisons began on 12/31/08.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 3.81% for Class A shares, 4.56% for Class C shares, 3.81% for Class D shares, 4.06% for Class R shares, 3.55% for Class P shares, 3.45% for Institutional Class shares and 3.70% for Administrative Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 3/31/10. The Fund’s expense ratios net of this reduction are 1.26% for Class A shares, 2.01% for Class C shares, 1.26% for Class D shares, 1.51% for Class R shares, 1.06% for Class P shares, 0.96% for Institutional Class shares and 1.21% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated May 4, 2009, as supplemented to date.

8	Allianz Multi-Strategy Funds

Allianz Global Investors Solutions 2020 Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Fund Allocation

PIMCO Real Return	23.2%
PIMCO Total Return	14.8%
Allianz NACM Income & Growth	5.0%
PIMCO Short-Term	4.9%
PIMCO Income	4.8%
Allianz NFJ Dividend Value	4.5%
PIMCO Commodity RealReturn Strategy	4.3%
PIMCO Foreign Bond (U.S. Dollar-Hedged)	4.1%
Other	33.7%
Cash & Equivalent — Net	0.7%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,142.00	$1,138.10	$1,142.60	$1,141.50	$1,143.70	$1,144.30	$1,143.20
Expenses Paid During Period	$2.85	$6.86	$2.85	$4.19	$1.77	$1.24	$2.58

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,022.41	$1,018.65	$1,022.41	$1,021.16	$1,023.41	$1,023.92	$1,022.66
Expenses Paid During Period	$2.69	$6.48	$2.69	$3.95	$1.67	$1.17	$2.43

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (0.53% for Class A, 1.28% for Class C, 0.53% for Class D, 0.78% for Class R, 0.33% for Class P, 0.23% for Institutional Class and 0.48% for Administrative Class), multiplied by the average account value over the period, multiplied by 183/365. The expense ratio excludes the expenses of the Underlying Funds, which based upon the allocation of the Fund’s assets among the Underlying Funds are indirectly borne by the shareholders of the Fund.

Annual Report	November 30, 2009	9

Allianz Global Investors Solutions 2030 Fund

(Unaudited)

Portfolio Insights

•Allianz Global Investors Solutions 2030 Fund seeks capital growth and current income consistent with a 2030 retirement target-date by investing primarily in underlying funds. These funds are grouped into two asset classes: (1) return-generating, such as U.S. and global equities, commodities, real estate, and high-yield and emerging markets bonds and (2) defensive assets, such as Treasury Inflation-Protected Securities (“TIPS”), short-term bonds, and core U.S. and global bonds.

•From its inception on December 29, 2008, through November 30, 2009, the Fund held overweight positions in domestic and non-U.S. fixed-income assets and underweight positions in non-U.S. equities, real estate, commodities, and TIPS relative to its benchmark, the Dow Jones Real Return 2030 Index. The Fund also held overweight positions in small-capitalization stocks and stocks in emerging-market countries during the reporting period.

•The Fund’s performance relative to its benchmark was largely due to the outperformance of its fixed-income and the equity-income holdings during the period. In particular, PIMCO Real Return Fund, PIMCO Total Return Fund, PIMCO Diversified Income Fund, PIMCO Emerging Market Bond Fund, and Allianz NACM Income and Growth Fund contributed to the Fund’s performance. In equities, Allianz RCM Disciplined Equity Fund, Allianz NFJ International Value Fund, Allianz RCM International Opportunities Fund, Nicholas-Applegate International Growth Opportunities Fund, and Nicholas-Applegate Emerging Markets Fund were significant contributors to relative performance. Despite underweight positions in commodities and real estate, the relative performance of PIMCO Commodity Real Return Fund, Allianz RCM Global Resources Fund and PIMCO Real Estate Real Return Fund added value during the period.

•At the end of the reporting period the Fund was positioned in approximately 31% defensive and 69% return-generating holdings and is 4% over-weight in return-generating compared to its glide path allocation. The overweight is due to holding the PIMCO Investment Grade Corporate Bond Fund in the return-generating portfolio, which can also be considered defensive due to its investment grade orientation. For the 69% of the portfolio exposed to return-generating assets, the greatest exposure relative to the benchmark was global fixed-income, which we believed offered the portfolio the combination of wide spreads yet allowed downside protection during a transition period. We continue to monitor the portfolio’s credit exposure as investors increased risk appetite has caused spreads to narrow. Should the global economy continue to exhibit sustained signs of recovery, we will likely continue to increase the Fund’s exposure to global equities and real return assets within its portfolio of return-generating assets.

Cumulative Total Return for the period ended November 30, 2009

Fund Inception† (12/29/08)
Allianz Global Investors Solutions 2030 Fund Class A	29.07%
Allianz Global Investors Solutions 2030 Fund Class A (adjusted)	21.97%
Allianz Global Investors Solutions 2030 Fund Class C	28.53%
Allianz Global Investors Solutions 2030 Fund Class C (adjusted)	27.53%
Allianz Global Investors Solutions 2030 Fund Class D	29.33%
Allianz Global Investors Solutions 2030 Fund Class R	29.13%
Allianz Global Investors Solutions 2030 Fund Class P	29.67%
Allianz Global Investors Solutions 2030 Fund Institutional Class	29.80%
Allianz Global Investors Solutions 2030 Fund Administrative Class	29.53%
Dow Jones Real Return Target Date (DJ RR 2030) Index	22.88%
Lipper Mixed-Asset Target 2030 Funds Average	26.40%

† The Fund commenced operations on 12/29/08. Lipper performance comparisons began on 12/31/08.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 3.87% for Class A shares, 4.62% for Class C shares, 3.87% for Class D shares, 4.12% for Class R shares, 3.61% for Class P shares, 3.51% for Institutional Class shares and 3.76% for Administrative Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 3/31/10. The Fund’s expense ratios net of this reduction are 1.37% for Class A shares, 2.12% for Class C shares, 1.37% for Class D shares, 1.62% for Class R shares, 1.17% for Class P shares, 1.07% for Institutional Class shares and 1.32% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated May 4, 2009, as supplemented to date.

10	Allianz Multi-Strategy Funds

Allianz Global Investors Solutions 2030 Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Fund Allocation

PIMCO Total Return	14.9%
PIMCO Real Return	11.0%
Allianz NFJ Dividend Value	6.0%
Nicholas-Applegate Emerging Markets	5.9%
Nicholas-Applegate International Growth Opportunities	5.1%
Allianz NACM Income & Growth	4.8%
PIMCO Commodity RealReturn Strategy	4.6%
Allianz RCM International Opportunity	4.5%
Other	42.2%
Cash & Equivalent — Net	1.0%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,167.00	$1,162.10	$1,166.60	$1,164.80	$1,167.50	$1,168.00	$1,167.00
Expenses Paid During Period	$3.42	$7.48	$3.42	$4.78	$2.34	$1.79	$3.15

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,021.91	$1,018.15	$1,021.91	$1,020.66	$1,022.91	$1,023.41	$1,022.16
Expenses Paid During Period	$3.19	$6.98	$3.19	$4.46	$2.18	$1.67	$2.94

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (0.63% for Class A, 1.38% for Class C, 0.63% for Class D, 0.88% for Class R, 0.43% for Class P, 0.33% for Institutional Class and 0.58% for Administrative Class), multiplied by the average account value over the period, multiplied by 183/365. The expense ratio excludes the expenses of the Underlying Funds, which based upon the allocation of the Fund’s assets among the Underlying Funds are indirectly borne by the shareholders of the Fund.

Annual Report	November 30, 2009	11

Allianz Global Investors Solutions 2040 Fund

(Unaudited)

Portfolio Insights

•Allianz Global Investors Solutions 2040 Fund seeks capital growth and current income consistent with a 2040 retirement target-date by investing primarily in underlying funds. These funds are grouped into two asset classes: (1) return-generating, such as U.S. and global equities, commodities, real estate, and high-yield and emerging markets bonds and (2) defensive assets, such as Treasury Inflation-Protected Securities (“TIPS”), short-term bonds, and core U.S. and global bonds.

•From its inception on December 29, 2008, through November 30, 2009, the Fund held overweight positions in domestic and non-U.S. fixed-income assets and underweight positions in non-U.S. equities, real estate, commodities, and TIPS relative to its benchmark, the Dow Jones Real Return 2040 Index. The Fund also held overweight positions in small-capitalization stocks and stocks in emerging-market countries during the reporting period.

•The Fund’s performance relative to its benchmark was largely due to the outperformance of its fixed-income and the equity-income holdings during the period. In particular, PIMCO Diversified Income Fund, PIMCO Emerging Bond Fund and Allianz NACM Income and Growth Fund contributed to relative performance. In equities, Allianz RCM Disciplined Equity Fund, Allianz NFJ International Value Fund, Allianz RCM International Opportunities Fund, Nicholas-Applegate International Growth Opportunities Fund, and Nicholas-Applegate Emerging Markets Fund were significant contributors to relative performance. Despite underweight positions in commodities and real estate, the relative performance of PIMCO Commodity Real Return, Allianz RCM Global Resources and PIMCO Real Estate Real Return added value during the period.

•At the end of the reporting period the Fund was positioned in 100% return-generating holdings (excluding cash), which is the glide path allocation in its 2040 portfolio. The Fund’s greatest exposure relative to its benchmark was global fixed-income, which we believed offered the portfolio the combination of wide spreads yet allowed downside protection during a transition period. We continue to monitor the portfolio’s credit exposure as investors increased risk appetite has caused spreads to narrow. Should the global economy continue to exhibit sustained signs of recovery, we will likely continue to increase the Fund’s exposure to global equities and real return assets within its portfolio of return-generating assets.

Cumulative Total Return for the period ended November 30, 2009

Fund Inception† (12/29/08)
Allianz Global Investors Solutions 2040 Fund Class A	33.87%
Allianz Global Investors Solutions 2040 Fund Class A (adjusted)	26.50%
Allianz Global Investors Solutions 2040 Fund Class C	32.80%
Allianz Global Investors Solutions 2040 Fund Class C (adjusted)	31.80%
Allianz Global Investors Solutions 2040 Fund Class D	33.67%
Allianz Global Investors Solutions 2040 Fund Class R	33.53%
Allianz Global Investors Solutions 2040 Fund Class P	34.13%
Allianz Global Investors Solutions 2040 Fund Institutional Class	34.20%
Allianz Global Investors Solutions 2040 Fund Administrative Class	33.93%
Dow Jones Real Return Target Date (DJ RR 2040) Index	28.46%
Lipper Mixed-Asset Target 2040 Funds Average	27.86%

† The Fund commenced operations on 12/29/08. Lipper performance comparisons began on 12/31/08.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 3.95% for Class A shares, 4.70% for Class C shares, 3.95% for Class D shares, 4.20% for Class R shares, 3.69% for Class P shares, 3.59% for Institutional Class shares and 3.84% for Administrative Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 3/31/10. The Fund’s expense ratios net of this reduction are 1.38% for Class A shares, 2.13% for Class C shares, 1.38% for Class D shares, 1.63% for Class R shares, 1.18% for Class P shares, 1.08% for Institutional Class shares and 1.33% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated May 4, 2009, as supplemented to date.

12	Allianz Multi-Strategy Funds

Allianz Global Investors Solutions 2040 Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Fund Allocation

PIMCO Commodity RealReturn Strategy	8.4%
Allianz NFJ Dividend Value	8.1%
Nicholas-Applegate Emerging Markets	7.5%
Allianz NACM Income & Growth	7.5%
Allianz NFJ International Value	6.5%
Allianz RCM Disciplined Equity	6.0%
PIMCO Emerging Markets Bond	5.7%
Nicholas-Applegate International Growth Opportunities	5.6%
Other	43.7%
Cash & Equivalents — Net	1.0%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,195.20	$1,190.70	$1,194.90	$1,193.70	$1,196.90	$1,196.80	$1,195.80
Expenses Paid During Period	$3.08	$7.19	$3.08	$4.45	$1.98	$1.43	$2.81

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,022.26	$1,018.50	$1,022.26	$1,021.01	$1,023.26	$1,023.76	$1,022.51
Expenses Paid During Period	$2.84	$6.63	$2.84	$4.10	$1.83	$1.32	$2.59

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (0.56% for Class A, 1.31% for Class C, 0.56% for Class D, 0.81% for Class R, 0.36% for Class P , 0.26% for Institutional Class and 0.51% for Administrative Class), multiplied by the average account value over the period, multiplied by 183/365. The expense ratio excludes the expenses of the Underlying Funds, which based upon the allocation of the Fund’s assets among the Underlying Funds are indirectly borne by the shareholders of the Fund.

Annual Report	November 30, 2009	13

Allianz Global Investors Solutions 2050 Fund

(Unaudited)

Portfolio Insights

•Allianz Global Investors Solutions 2050 Fund seeks capital growth and current income consistent with a 2050 retirement target-date by investing primarily in underlying funds. These funds are grouped into two asset classes: (1) return-generating, such as U.S. and global equities, commodities, real estate, and high-yield and emerging markets bonds and (2) defensive assets, such as Treasury Inflation-Protected Securities (“TIPS”), short-term bonds, and core U.S. and global bonds.

•From its inception on December 29, 2008, through November 30, 2009, the Fund held overweight positions in domestic and non-U.S. fixed-income assets and underweight positions in non-U.S. equities, real estate, commodities, and TIPS relative to its benchmark, the Dow Jones Real Return 2050 Index. The Fund also held overweight positions in small-capitalization stocks and stocks in emerging-market countries during the reporting period.

•The Fund’s performance relative to its benchmark was largely due to the outperformance of its fixed-income and the equity-income holdings during the period. In particular, PIMCO Diversified Income Fund, PIMCO Emerging Bond Fund and Allianz NACM Income and Growth Fund contributed to relative performance. In equities, Allianz RCM Disciplined Equity Fund, Allianz NFJ International Value Fund, Allianz RCM International Opportunities Fund, Nicholas-Applegate International Growth Opportunities Fund, and Nicholas-Applegate Emerging Markets Fund were significant contributors to relative performance. Despite underweight positions in commodities and real estate, the relative performance of PIMCO Commodity Real Return Fund, Allianz RCM Global Resources Fund and PIMCO Real Estate Real Return Fund added value during the period.

•At the end of the reporting period the Fund was positioned in 100% return-generating holdings (excluding cash), which is the glide path allocation in its 2050 portfolio. The Fund’s greatest exposure relative to its benchmark was global fixed-income, which we believed offered the portfolio the combination of wide spreads yet allowed downside protection during a transition period. We continue to monitor the portfolio’s credit exposure as investors increased risk appetite has caused spreads to narrow. Should the global economy continue to exhibit sustained signs of recovery, we will likely continue to increase the Fund’s exposure to global equities and real return assets within its portfolio of return-generating assets.

Cumulative Total Return for the period ended November 30, 2009

Fund Inception† (12/29/08)
Allianz Global Investors Solutions 2050 Fund Class A	33.80%
Allianz Global Investors Solutions 2050 Fund Class A (adjusted)	26.44%
Allianz Global Investors Solutions 2050 Fund Class C	33.07%
Allianz Global Investors Solutions 2050 Fund Class C (adjusted)	32.07%
Allianz Global Investors Solutions 2050 Fund Class D	33.93%
Allianz Global Investors Solutions 2050 Fund Class R	33.67%
Allianz Global Investors Solutions 2050 Fund Class P	34.27%
Allianz Global Investors Solutions 2050 Fund Institutional Class	34.40%
Allianz Global Investors Solutions 2050 Fund Administrative Class	34.07%
Dow Jones Real Return Target Date (DJ RR 2050) Index	31.02%
Lipper Mixed-Asset Target 2050+ Funds Average	28.99%

† The Fund commenced operations on 12/29/08. Lipper performance comparisons began on 12/31/08.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 3.96% for Class A shares, 4.71% for Class C shares, 3.96% for Class D shares, 4.21% for Class R shares, 3.70% for Class P shares, 3.60% for Institutional Class shares and 3.85% for Administrative Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 3/31/10. The Fund’s expense ratios net of this reduction are 1.39% for Class A shares, 2.14% for Class C shares, 1.39% for Class D shares, 1.64% for Class R shares, 1.19% for Class P shares, 1.09% for Institutional Class shares and 1.34% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated May 4, 2009, as supplemented to date.

14	Allianz Multi-Strategy Funds

Allianz Global Investors Solutions 2050 Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Fund Allocation

PIMCO Commodity RealReturn Strategy	8.5%
Allianz NFJ Dividend Value	8.1%
Nicholas-Applegate Emerging Markets	7.5%
Allianz NACM Income & Growth	7.4%
Allianz NFJ International Value	6.7%
Allianz RCM Disciplined Equity	6.1%
Allianz NFJ Small-Cap Value	5.8%
Nicholas-Applegate International Growth Opportunities	5.7%
Other	43.8%
Cash & Equivalents — Net	0.4%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,196.10	$1,191.60	$1,196.50	$1,194.80	$1,197.40	$1,197.90	$1,196.30
Expenses Paid During Period	$3.08	$7.20	$3.08	$4.46	$1.98	$1.43	$2.81

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,022.26	$1,018.50	$1,022.26	$1,021.01	$1,023.26	$1,023.76	$1,022.51
Expenses Paid During Period	$2.84	$6.63	$2.84	$4.10	$1.83	$1.32	$2.59

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (0.56% for Class A, 1.31% for Class C, 0.56% for Class D, 0.81% for Class R, 0.36% for Class P, 0.26% for Institutional Class and 0.51% for Administrative Class), multiplied by the average account value over the period, multiplied by 183/365. The expense ratio excludes the expenses of the Underlying Funds, which based upon the allocation of the Fund’s assets among the Underlying Funds are indirectly borne by the shareholders of the Fund.

Annual Report	November 30, 2009	15

Allianz Global Investors Solutions Core Allocation Fund

(Unaudited)

Portfolio Insights

•Allianz Global Investors Solutions Core Allocation Fund seeks after-inflation capital appreciation and current income by investing primarily in underlying funds. These funds are grouped into two asset classes: (1) return-generating, such as U.S. and global equities, commodities, real estate, and high-yield and emerging markets bonds and (2) defensive assets, such as Treasury Inflation-Protected Securities (“TIPS”), short-term bonds, and core U.S. and global bonds.

•Since its reorganization on May 1, 2009, through November 30, 2009, the Fund held overweight positions in nominal bonds, TIPS, commodities, and real estate assets and an underweight position in non-U.S. equities relative to its blended benchmark, which consists of 60% MSCI All Country World Index and 40% Barclays Capital U.S. Aggregate Index. Within the equity portion of its portfolio, the Fund had a relative overweight position in small-capitalization stocks.

•The Fund’s return-generating holdings performed in line with the MSCI All Country World Index. Allianz RCM Disciplined Equity Fund, Allianz NFJ International Value Fund, Nicholas-Applegate International Growth Opportunities Fund, Nicholas Applegate Emerging Markets Fund, PIMCO Diversified Income Fund, and PIMCO Emerging Markets Bond Fund drove performance. Real estate and commodities holdings including PIMCO Real Estate Real Return Fund, PIMCO Commodity Real Return Fund, and Allianz RCM Global Resources Fund also added value. The Fund’s defensive fixed income holdings, including PIMCO Total Return Fund, outperformed the Barclays Capital U.S. Aggregate Index.

•At the end of the reporting period the Fund was positioned in approximately 72% return-generating and 28% defensive holdings, which is close to its model allocation of 65% return-generating and 35% defensive. The Fund’s biggest exposure was global fixed-income, which we believed offered the portfolio the combination of wide spreads yet allowed downside protection during a transition period. We continue to monitor the portfolio’s credit exposure as investors increased risk appetite has caused spreads to narrow. Should the global economy continue to exhibit sustained signs of recovery, we will likely continue to increase the Fund’s exposure to global equities and real return assets within its portfolio of return-generating assets.

Average Annual Total Return for the period ended November 30, 2009

	1 Year	5 Years	10 Years	Fund Inception (09/30/98)
Allianz Global Investors Solutions Core Allocation Fund Class A	30.99%	3.65%	4.19%	5.25%
Allianz Global Investors Solutions Core Allocation Fund Class A (adjusted)	23.79%	2.49%	3.60%	4.72%
Allianz Global Investors Solutions Core Allocation Fund Class B	29.96%	2.86%	3.65%	4.75%
Allianz Global Investors Solutions Core Allocation Fund Class B (adjusted)	24.96%	2.53%	3.65%	4.75%
Allianz Global Investors Solutions Core Allocation Fund Class C	30.08%	2.88%	3.41%	4.47%
Allianz Global Investors Solutions Core Allocation Fund Class C (adjusted)	29.08%	2.88%	3.41%	4.47%
Allianz Global Investors Solutions Core Allocation Fund Class D	30.97%	3.67%	4.20%	5.26%
Allianz Global Investors Solutions Core Allocation Fund Class R	30.60%	3.40%	3.94%	4.99%
Allianz Global Investors Solutions Core Allocation Fund Class P	31.14%	3.86%	4.40%	5.46%
Allianz Global Investors Solutions Core Allocation Fund Institutional Class	31.52%	4.19%	4.71%	5.79%
Allianz Global Investors Solutions Core Allocation Fund Administrative Class	31.12%	3.73%	4.26%	5.32%
MSCI All Country World Index	36.67%	3.46%	1.02%	4.30%
60% MSCI AC World Index, 40% Barclays Capital Global Aggregate Bond Index	26.76%	4.68%	3.55%	5.14%
Barclays Capital U.S. Aggregate Index	11.63%	5.49%	6.45%	5.75%
Lipper Mixed-Asset Target Allocation Moderate Funds Average	25.33%	2.35%	2.64%	3.76%

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 4 and 5 for more information. The Fund’s gross expense ratios are 2.07% for Class A shares, 2.82% for Class B shares, 2.82% for Class C shares, 2.07% for Class D shares, 2.32% for Class R shares, 1.85% for Class P shares, 1.75% for Institutional Class shares and 2.00% for Administrative Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 3/31/10. The Fund’s expense ratios net of this reduction are 1.32% for Class A shares, 2.07% for Class B shares, 2.07% for Class C shares, 1.32% for Class D shares, 1.57% for Class R shares, 1.12% for Class P shares, 1.02% for Institutional Class shares and 1.27% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated May 4, 2009, as supplemented to date.

16	Allianz Multi-Strategy Funds

Allianz Global Investors Solutions Core Allocation Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Fund Allocation

PIMCO Total Return	15.1%
PIMCO Real Return	10.0%
Nicholas-Applegate Emerging Markets	5.9%
Allianz NFJ Large-Cap Value	5.6%
PIMCO Commodity RealReturn Strategy	5.0%
Allianz RCM Large-Cap Growth	4.8%
Nicholas-Applegate International Growth Opportunities	4.7%
PIMCO RealEstateRealReturn Strategy	4.7%
Other	44.0%
Cash & Equivalents — Net	0.2%

Shareholder Expense Example	Actual Performance
	Class A	Class B	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (07/01/09)*	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,169.30	$1,164.40	$1,166.20	$1,169.50	$1,167.80	$1,169.90	$1,171.40	$1,170.70
Expenses Paid During Period	$2.55	$5.94	$5.95	$2.55	$3.68	$2.32	$1.18	$1.64

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class B	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,022.26	$1,018.50	$1,018.50	$1,022.26	$1,021.01	$1,022.51	$1,023.76	$1,023.26
Expenses Paid During Period	$2.84	$6.63	$6.63	$2.84	$4.10	$2.59	$1.32	$1.83

* The Fund changed its fiscal year end from June 30, 2009 to November 30, 2009.

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (0.56% for Class A, 1.31% for Class B, 1.31% for Class C, 0.56% for Class D, 0.81% for Class R, 0.36% for Class P, 0.26% for Institutional Class and 0.51% for Administrative Class), multiplied by the average account value over the period, multiplied by 153/365 for the Actual expense example and 183/365 for the Hypothetical expense example. The expense ratio excludes the expenses of the Underlying Funds, which based upon the allocation of the Fund’s assets among the Underlying Funds are indirectly borne by the shareholders of the Fund.

Annual Report	November 30, 2009	17

Allianz Global Investors Solutions Growth Allocation Fund

(Unaudited)

Portfolio Insights

•Allianz Global Investors Solutions Growth Allocation Fund seeks primarily after-inflation capital appreciation and, secondarily, current income by investing primarily in underlying Funds. These Funds are grouped into two asset classes: (1) return-generating, such as U.S. and global equities, commodities, real estate, and high-yield and emerging markets bonds and (2) defensive assets, such as Treasury Inflation-Protected Securities (“TIPS”), short-term bonds, and core U.S. and global bonds.

•From its inception on April 27, 2009, through November 30, 2009, the Fund held overweight positions in fixed-income assets, real estate, and commodities and underweight positions in non-U.S. equities, relative to its benchmark, the MSCI All Country World index. The Fund also held an overweight position in small-capitalization stocks.

•The Fund’s equity holdings performed in line with the MSCI All Country World Index. Allianz RCM Disciplined Equity Fund, Allianz NFJ International Value Fund, Nicholas-Applegate International Growth Opportunities Fund, and Nicholas-Applegate Emerging Markets Fund drove performance. Real estate and commodities holdings including PIMCO Real Estate Real Return Fund, PIMCO Commodity Real Return Fund, and Allianz RCM Global Resources Fund also added value. The Fund’s fixed income and equity-income holdings outperformed their respective benchmarks but lagged equity markets overall.

•At the end of the reporting period the Fund was positioned in approximately 100% return-generating holdings (excluding cash), which is consistent with the Fund’s global equity benchmark. The Fund’s biggest exposure was global fixed-income, which we believed offered the portfolio the combination of wide spreads yet allowed downside protection during a transition period. We continue to monitor the portfolio’s credit exposure as investors increased risk appetite has caused spreads to narrow. Should the global economy continue to exhibit sustained signs of recovery, we will likely continue to increase the Fund’s exposure to global equities and real return assets within its portfolio of return-generating assets.

Cumulative Total Return for the period ended November 30, 2009

Fund Inception† (04/27/09)
Allianz Global Investors Solutions Growth Allocation Fund Class A	33.07%
Allianz Global Investors Solutions Growth Allocation Fund Class A (adjusted)	25.75%
Allianz Global Investors Solutions Growth Allocation Fund Class C	32.47%
Allianz Global Investors Solutions Growth Allocation Fund Class C (adjusted)	31.47%
Allianz Global Investors Solutions Growth Allocation Fund Class D	33.07%
Allianz Global Investors Solutions Growth Allocation Fund Class R	32.87%
Allianz Global Investors Solutions Growth Allocation Fund Class P	33.27%
Allianz Global Investors Solutions Growth Allocation Fund Institutional Class	33.33%
Allianz Global Investors Solutions Growth Allocation Fund Administrative Class	33.13%
MSCI All Country World Index	35.10%
Lipper Mixed-Asset Target Allocation Growth Funds Average	22.49%

† The Fund commenced operations on 4/27/09. Lipper performance comparisons began on 4/30/09.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 3.98% for Class A shares, 4.73% for Class C shares, 3.98% for Class D shares, 4.23% for Class R shares, 3.72% for Class P shares, 3.62% for Institutional Class shares and 3.87% for Administrative Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 3/31/10. The Fund’s expense ratios net of this reduction are 1.39% for Class A shares, 2.14% for Class C shares, 1.39% for Class D shares, 1.64% for Class R shares, 1.19% for Class P shares, 1.09% for Institutional Class shares and 1.34% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated May 4, 2009, as supplemented to date.

18	Allianz Multi-Strategy Funds

Allianz Global Investors Solutions Growth Allocation Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Fund Allocation

PIMCO Commodity RealReturn Strategy	8.7%
Allianz NFJ Dividend Value	8.0%
Nicholas-Applegate Emerging Markets	7.5%
Allianz NACM Income & Growth	7.3%
Allianz NFJ International Value	6.8%
Allianz RCM Disciplined Equity	6.0%
Allianz RCM International Opportunities	6.0%
Nicholas-Applegate International Growth Opportunities	5.6%
Other	43.0%
Cash & Equivalents — Net	1.1%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,193.10	$1,189.10	$1,193.10	$1,192.00	$1,194.90	$1,195.50	$1,193.70
Expenses Paid During Period	$2.97	$7.08	$2.97	$4.34	$1.87	$1.32	$2.69

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,022.36	$1,018.60	$1,022.36	$1,021.11	$1,023.36	$1,023.87	$1,022.61
Expenses Paid During Period	$2.74	$6.53	$2.74	$4.00	$1.72	$1.22	$2.48

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (0.54% for Class A, 1.29% for Class C, 0.54% for Class D, 0.79% for Class R, 0.34% for Class P, 0.24% for Institutional Class and 0.49% for Administrative Class), multiplied by the average account value over the period, multiplied by 183/365. The expense ratio excludes the expenses of the Underlying Funds, which based upon the allocation of the Fund’s assets among the Underlying Funds are indirectly borne by the shareholders of the Fund.

Annual Report	November 30, 2009	19

Allianz Global Investors Solutions Retirement Income Fund

(Unaudited)

Portfolio Insights

•Allianz Global Investors Solutions Retirement Income Fund seeks current income and, secondarily, capital appreciation by investing primarily in underlying funds. These funds are grouped into two asset classes: (1) return-generating, such as U.S. and global equities, commodities, real estate, and high-yield and emerging markets bonds and (2) defensive assets, such as Treasury Inflation-Protected Securities (“TIPS”), short-term bonds, and core U.S. and global bonds.

•From its inception on December 29, 2008, through November 30, 2009, the Fund held overweight positions in domestic and non-U.S. fixed-income assets and underweight positions in non-U.S. equities, real estate, commodities, and TIPS relative to its benchmark, the Dow Jones Real Return Today Index.

•The Fund’s performance relative to its benchmark was largely due to the outperformance of its fixed-income and the equity-income holdings during the period. In particular, PIMCO Real Return Fund, PIMCO Total Return Fund, PIMCO Short-Term Fund, PIMCO Income Fund, and Allianz NACM Income and Growth Fund contributed to the Fund’s performance. In equities, Allianz RCM Disciplined Equity Fund, Allianz RCM International Opportunities Fund, and Nicholas-Applegate International Growth Opportunities Fund were significant contributors to relative performance. Despite underweight positions in commodities and real estate, the relative performance of PIMCO Commodity Real Return Fund, Allianz RCM Global Resources Fund, and PIMCO Real Estate Real Return Fund added value during the period.

•At the end of the reporting period the Fund was positioned in approximately 73% defensive and 27% return-generating holdings, which is close to the 75% defensive and 25% return-generating allocation in its retirement portfolio glide path. For the 27% of the portfolio exposed to return-generating assets, the greatest exposure relative to its benchmark was global fixed-income, which we believed offered the portfolio the combination of wide spreads yet allowed downside protection during a transition period. We continue to monitor the portfolio’s credit exposure as investors increased risk appetite has caused spreads to narrow. Should the global economy continue to exhibit sustained signs of recovery, we will likely continue to increase the Fund’s exposure to global equities and real return assets within its portfolio of return-generating assets.

Cumulative Total Return for the period ended November 30, 2009

Fund Inception† (12/29/08)
Allianz Global Investors Solutions Retirement Income Fund Class A	21.95%
Allianz Global Investors Solutions Retirement Income Fund Class A (adjusted)	15.24%
Allianz Global Investors Solutions Retirement Income Fund Class C	21.11%
Allianz Global Investors Solutions Retirement Income Fund Class C (adjusted)	20.11%
Allianz Global Investors Solutions Retirement Income Fund Class D	21.93%
Allianz Global Investors Solutions Retirement Income Fund Class R	21.72%
Allianz Global Investors Solutions Retirement Income Fund Class P	22.19%
Allianz Global Investors Solutions Retirement Income Fund Institutional Class	22.30%
Allianz Global Investors Solutions Retirement Income Fund Administrative Class	22.03%
Dow Jones Real Return Target Date (DJ RR Today) Index	15.64%
Lipper Mixed-Asset Target Allocation Conservative Funds Average	18.97%

† The Fund commenced operations on 12/29/08. Lipper performance comparisons began on 12/31/08.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 3.69% for Class A shares, 4.44% for Class C shares, 3.69% for Class D shares, 3.94% for Class R shares, 3.43% for Class P shares, 3.33% for Institutional Class shares and 3.58% for Administrative Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 3/31/10. The Fund’s expense ratios net of this reduction are 1.18% for Class A shares, 1.93% for Class C shares, 1.18% for Class D shares, 1.43% for Class R shares, 0.98% for Class P shares, 0.88% for Institutional Class shares and 1.13% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated May 4, 2009, as supplemented to date.

20	Allianz Multi-Strategy Funds

Allianz Global Investors Solutions Retirement Income Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Fund Allocation

PIMCO Real Return	30.5%
PIMCO Total Return	12.9%
PIMCO Short-Term	8.3%
PIMCO Income	7.4%
Allianz NACM Income & Growth	6.7%
PIMCO Foreign Bond (U.S. Dollar-Hedged)	4.5%
SPDR Barclays Capital TIPS ETF	3.7%
iShares Barclays TIPS Bond Fund	3.7%
PIMCO RealEstateRealReturn Strategy	2.6%
Other	17.8%
Cash & Equivalent — Net	1.9%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,126.90	$1,122.40	$1,127.50	$1,125.40	$1,128.10	$1,128.80	$1,126.90
Expenses Paid During Period	$2.77	$6.76	$2.77	$4.10	$1.71	$1.17	$2.51

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,022.46	$1,018.70	$1,022.46	$1,021.21	$1,023.46	$1,023.97	$1,022.71
Expenses Paid During Period	$2.64	$6.43	$2.64	$3.90	$1.62	$1.12	$2.38

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (0.52% for Class A, 1.27% for Class C, 0.52% for Class D, 0.77% for Class R, 0.32% for Class P, 0.22% for Institutional Class and 0.47% for Administrative Class), multiplied by the average account value over the period, multiplied by 183/365. The expense ratio excludes the expenses of the Underlying Funds, which based upon the allocation of the Fund’s assets among the Underlying Funds are indirectly borne by the shareholders of the Fund.

Annual Report	November 30, 2009	21

Allianz NACM Global Equity 130/30 Fund

(Unaudited)

Portfolio Insights

•Allianz NACM Global Equity 130/30 Fund seeks to capitalize on change by using fundamental research to identify both long and short investment opportunities that provide, when netted against each other, a 100% long portfolio with diversified exposure to growing businesses. On the long side, the Global Equity 130/30 strategy invests in companies that are expected to exceed market expectations for earnings growth, regardless of country, industry or market capitalization. The result is a long portfolio with greater than average growth rates, including companies for which the market has underestimated growth potential. Conversely, short positions are taken in companies where negative change is anticipated.

•During the reporting period, global markets have seen significant levels of volatility with a large sell-off at the end of 2008 and beginning of 2009, following by a sharp rally starting in early March. Deep value companies with a low price-to-book, or those with significant levels of leverage, were the biggest winners since the market bottom. The Fund tended to hold higher quality growth names, which underperformed on a relative basis.

•From a sector perspective, materials were a positive contributor to the Fund performance, driven primarily by relative returns that trumped the index. Materials provided the best overall performance for the MSCI All Country World Index (“MSCI ACWI Index”) during the reporting period.

•By far the largest sector detractor for the Fund was financials, where significant relative underperformance coupled with a modest underweight helped to offset performance. Financials are the largest sector within the MSCI ACWI Index.

•From a country perspective, the biggest contributor for the Fund was China, where stock selection boosted returns. Next in line were shares in Hong Kong, where a slight overweighting and positive relative results helped lead shares higher.

•The largest country detractor during the period came from Japan, which was one of the laggards within the MSCI ACWI Index. An overweighting and relative underperformances in the country were detractors for the Fund.

•During the reporting period, the Fund averaged approximately 10% in short positions, which were offset by and additional 10% in long positions. With our higher quality long-position holdings lagging index performance, this additional long exposure helped exacerbate the relative underperformance. Exposure levels had been lower than the standard 130/30 given uncertainty about overall market. Recently, the Fund has been increasing exposure and plans to continue moving towards its typical 130/30 level as the environment stabilizes.

Average Annual Total Return for the period ended November 30, 2009

	1 Year	Fund Inception† (07/15/08)
Allianz NACM Global Equity 130/30 Fund Class A	22.85%	–15.82%
Allianz NACM Global Equity 130/30 Fund Class A (adjusted)	16.10%	–19.21%
Allianz NACM Global Equity 130/30 Fund Class C	21.96%	–16.39%
Allianz NACM Global Equity 130/30 Fund Class C (adjusted)	20.96%	–17.00%
Allianz NACM Global Equity 130/30 Fund Class D	22.96%	–15.77%
Allianz NACM Global Equity 130/30 Fund Class P	23.26%	–15.56%
Allianz NACM Global Equity 130/30 Fund Institutional Class	23.29%	–15.48%
MSCI All Country World Index	36.67%	–7.03%
Lipper Long/Short Equity Funds Average	20.02%	–9.06%

† The Fund commenced operations on 07/15/08. Lipper performance comparisons began on 07/31/08.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 7.11% for Class A shares, 7.86% for Class C shares, 7.11% for Class D shares, 6.85% for Class P shares and 6.75% for Institutional Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 3/31/10. The Fund’s expense ratios net of this reduction are 2.71% for Class A shares, 3.46% for Class C shares, 2.71% for Class D shares, 2.45% for Class P shares and 2.35% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated April 1, 2009, as supplemented to date.

22	Allianz Multi-Strategy Funds

Allianz NACM Global Equity 130/30 Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Country Allocation

United States	43.5%
Japan	10.5%
United Kingdom	7.8%
Germany	6.5%
Hong Kong	5.9%
Switzerland	5.1%
France	3.5%
Belgium	2.9%
Other	14.9%
Cash & Equivalents — Net	–0.6%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,169.00	$1,166.20	$1,170.00	$1,171.80	$1,172.10
Expenses Paid During Period	$14.74	$18.79	$14.74	$13.34	$12.80

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,011.48	$1,007.72	$1,011.48	$1,012.78	$1,013.29
Expenses Paid During Period	$13.67	$17.41	$13.67	$12.36	$11.86

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (2.71% for Class A, 3.46% for Class C, 2.71% for Class D, 2.45% for Class P and 2.35% for Institutional Class), multiplied by the average account value over the period, multiplied by 183/365.

Annual Report	November 30, 2009	23

Allianz NACM International Growth Fund

(Unaudited)

Portfolio Insights

•Allianz NACM International Growth Fund seeks long-term capital appreciation by normally investing primarily in equity securities of growth companies outside of the United States.

•During the reporting period, international markets experienced significant levels of volatility with a large sell-off at the end of 2008 and beginning of 2009, followed by a sharp rally that started in early March. Deep value companies with a low price-to-book ratios or those with significant levels of leverage were the biggest winners since the market bottom. The Fund tended to hold higher quality growth names which underperformed on a relative basis.

•In terms of sectors, information technology and materials were the largest contributors to performance, both due to significant relative performance and modest overweights compared to the index.

•The Fund’s largest sector detractor was financials, where underperformance coupled with a relative underweight offset performance. Financials are the largest sector within the MSCI EAFE Index and one of the better performers for the index during the 12-month period.

•From a country perspective, the biggest contributor for the Fund was Brazil, where stock selection boosted returns. Next in line were shares in China, which was also a net beneficiary of the market rally. The Fund’s ability to add emerging markets exposure proved helpful in both of these countries.

•The largest country detractor during the period came from Japan, which was one of the laggards within the MSCI ACWI Index. A relative underweight could not offset performance which lagged index results.

Average Annual Total Return for the period ended November 30, 2009

	1 Year	5 Years	10 Years	Fund Inception† (12/27/96)
Allianz NACM International Growth Fund Class A	28.57%	5.44%	0.16%	6.64%
Allianz NACM International Growth Fund Class A (adjusted)	21.50%	4.25%	–0.40%	6.18%
Allianz NACM International Growth Fund Class C	27.56%	4.65%	–0.59%	5.85%
Allianz NACM International Growth Fund Class C (adjusted)	26.64%	4.65%	0.59%	5.85%
Allianz NACM International Growth Fund Class D	28.57%	5.44%	0.16%	6.64%
Allianz NACM International Growth Fund Class R	28.23%	5.17%	–0.10%	6.37%
Allianz NACM International Growth Fund Class P	28.91%	5.71%	0.42%	6.92%
Allianz NACM International Growth Fund Institutional Class	29.21%	5.85%	0.54%	7.04%
MSCI EAFE Index	37.72%	4.13%	1.90%	4.28%
Lipper International Large-Cap Growth Funds Average	39.74%	4.65%	1.56%	4.67%

† The Fund Institutional Class commenced operations on 12/27/96. Lipper performance comparisons began on 12/31/96.

The Fund Classes A, C, D, R and P commenced operations on 02/02/09. Lipper performance comparisons began on 12/31/96.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 2.56% for Class A shares, 3.31% for Class C shares, 2.56% for Class D shares, 2.82% for Class R shares, 2.30% for Class P shares and 2.20% for Institutional Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 3/31/10. The Fund’s expense ratios net of this reduction are 1.56% for Class A shares, 2.31% for Class C shares, 1.56% for Class D shares, 1.82% for Class R shares, 1.30% for Class P shares and 1.20% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated April 1, 2009, as supplemented to date.

24	Allianz Multi-Strategy Funds

Allianz NACM International Growth Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Country Allocation

Japan	17.9%
United Kingdom	17.5%
Germany	10.3%
France	9.3%
Switzerland	7.4%
Australia	6.9%
Hong Kong	5.9%
Brazil	5.5%
Other	17.9%
Cash & Equivalents — Net	1.4%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class R	Class P	Institutional Class
Beginning Account Value ( 06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,159.50	$1,154.80	$1,159.50	$1,159.90	$1,162.00	$1,161.60
Expenses Paid During Period	$8.45	$12.48	$8.45	$9.85	$7.05	$6.50

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class R	Class P	Institutional Class
Beginning Account Value ( 06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,017.25	$1,013.49	$1,017.25	$1,015.94	$1,018.55	$1,019.05
Expenses Paid During Period	$7.89	$11.66	$7.89	$9.20	$6.58	$6.07

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (1.56% for Class A, 2.31% for Class C, 1.56% for Class D, 1.82% for Class R, 1.30% for Class P and 1.20% for Institutional Class), multiplied by the average account value over the period, multiplied by 183/365.

Annual Report	November 30, 2009	25

Allianz NFJ Global Dividend Value Fund

(Unaudited)

Portfolio Insights

•Allianz NFJ Global Dividend Value Fund seeks long-term growth of capital and income through investment in income-producing common stocks of U.S. and non-U.S. companies with market capitalizations in excess of $1 billion and the potential for capital appreciation.

•From its inception on June 26, 2009 through November 30, 2009, the Fund’s largest sector exposures were established in the financials, telecommunications, energy and consumer staples sectors. Holdings in three of those four sectors—financials, energy and consumer staples—contributed most significantly to absolute returns for the period. All stock sectors in the Fund contributed positively to returns for the period.

•The Fund’s relative performance as compared to its benchmark, the MSCI All Country World Index, was largely due to stock selection decisions among companies in the consumer discretionary, financials and energy sectors. The Fund’s positions in Latin American banks contributed significantly to its relative performance in the financials sector. Emerging markets stocks advanced sharply during the period, paced by the outperformance of Latin American markets. The Fund’s exposure to apparel and educational publishing also contributed to performance relative to the benchmark.

•The Fund’s overweight positions in the telecommunications and consumer discretionary sectors detracted from performance relative to the benchmark. Exposure to the European grocery and U.S. tobacco industries detracted from relative performance in consumer staples.

•At the end of the reporting period the Fund held overweight positions in the telecommunications and consumer staples sectors and underweight positions in the technology, financials and consumer discretionary sectors.

Cumulative Total Return for the period ended November 30, 2009

Fund Inception† (06/26/09)
Allianz NFJ Global Dividend Value Fund Class A	21.24%
Allianz NFJ Global Dividend Value Fund Class A (adjusted)	14.57%
Allianz NFJ Global Dividend Value Fund Class C	20.80%
Allianz NFJ Global Dividend Value Fund Class C (adjusted)	19.80%
Allianz NFJ Global Dividend Value Fund Class D	21.27%
Allianz NFJ Global Dividend Value Fund Class P	21.31%
Allianz NFJ Global Dividend Value Fund Institutional Class	21.34%
MSCI All Country World Index	20.84%
Lipper Global Multi-Cap Growth Funds Average	19.10%

† The Fund commenced operations on 06/26/09. Lipper performance comparisons began on 06/30/09.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 3.92% for Class A shares, 4.67% for Class C shares, 3.92% for Class D shares, 3.67% for Class P shares and 3.57% for Institutional Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 5/31/10. The Fund’s expense ratios net of this reduction are 1.50% for Class A shares, 2.25% for Class C shares, 1.50% for Class D shares, 1.30% for Class P shares and 1.20% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated April 1, 2009, as supplemented to date.

26	Allianz Multi-Strategy Funds

Allianz NFJ Global Dividend Value Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Country Allocation

United States	42.7%
United Kingdom	9.4%
Korea (Republic of)	6.7%
France	5.8%
Belgium	4.0%
Australia	4.0%
Brazil	3.9%
Canada	3.9%
Other	15.4%
Cash & Equivalents — Net	4.2%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (6/26/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,212.40	$1,208.00	$1,212.70	$1,213.10	$1,213.40
Expenses Paid During Period	$7.05	$10.55	$7.05	$6.11	$5.64

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (6/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,017.55	$1,013.79	$1,017.55	$1,017.55	$1,018.55
Expenses Paid During Period	$7.59	$11.36	$7.59	$6.58	$6.07

The Fund commenced operations on June 26, 2009. The actual expense is based on the period since inception; the Hypothetical expense example is based on the half-year period beginning June 1, 2009. For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (1.50% for Class A, 2.25% for Class C, 1.50% for Class D, 1.30% for Class P and 1.20% for Institutional Class), multiplied by the average account value over the period, multiplied by 155/365 for the Actual expense example and 183/365 for Hypothetical expense example.

Annual Report	November 30, 2009	27

Allianz RCM All Horizons Fund

(Unaudited)

Portfolio Insights

•Allianz RCM All Horizons Fund seeks long-term capital appreciation by normally investing primarily in equity securities of companies worldwide.

•It was a very volatile year for equities, the first quarter of 2009 ended strong because of a sharp market rally that started in early March. The rally was characterized by an extreme market rotation toward high-beta, highly-indebted, low-growth stocks as the market gained confidence in the efficacy of the government rescue packages. The Fund inherently invested in higher-quality, higher-growth stocks, which lagged the broader market in the face of these headwinds. As these headwinds eased later during the reporting period, the Fund’s performance improved.

•The Fund’s stock selection within sector allocation was strong during the fiscal year, particularly within oil/gas & consumable fuel, insurance and biotechnology. The leading contributors to performance were Prudential Financial and Genentech, both based in the United States. Other strong contributors included Aquila Resources Ltd and China Life Insurance.

•The Fund’s stock selection from a country perspective was a negative contributor to performance but the overall country allocation was a much more positive contributor to performance. A sizeable underweight position in Japan and China contributed positively to performance.

•The Fund’s performance in the financial sector was mixed. Despite the positive selection in the life insurance company China Life and a strong rebound for Prudential Financial, performance in the financial sector overall was uneven, with negative impacts from U.S. Bancorp, Bank of America and Zions Bancorp.

Average Annual Total Return for the period ended November 30, 2009

	1 Year	Fund Inception† (07/15/08)
Allianz RCM All Horizons Fund Class A	29.58%	–11.84%
Allianz RCM All Horizons Fund Class A (adjusted)	22.45%	–15.39%
Allianz RCM All Horizons Fund Class C	28.58%	–12.54%
Allianz RCM All Horizons Fund Class C (adjusted)	27.58%	–13.17%
Allianz RCM All Horizons Fund Class D	29.58%	–11.84%
Allianz RCM All Horizons Fund Class P	29.97%	–11.59%
Allianz RCM All Horizons Fund Institutional Class	29.96%	–11.52%
MSCI World Index	31.79%	–7.68%
Lipper Global Large-Cap Growth Funds Average	37.76%	–11.17%

† The Fund commenced operations on 07/15/08. Lipper performance comparisons began on 07/31/08.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 8.17% for Class A shares, 8.92% for Class C shares, 8.17% for Class D shares, 7.91% for Class P shares and 7.81% for Institutional Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 3/31/10. The Fund’s expense ratios net of this reduction are 1.66% for Class A shares, 2.41% for Class C shares, 1.66% for Class D shares, 1.40% for Class P shares and 1.30% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated April 1, 2009, as supplemented to date.

28	Allianz Multi-Strategy Funds

Allianz RCM All Horizons Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Country Allocation

United States	38.7%
Australia	15.0%
United Kingdom	11.8%
Canada	9.8%
Switzerland	8.5%
Germany	6.9%
France	6.8%
China	4.7%
Other	8.3%
Cash & Equivalents — Net	–10.5%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,159.80	$1,154.70	$1,159.80	$1,161.80	$1,162.20
Expenses Paid During Period	$8.99	$13.02	$8.99	$7.59	$7.05

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,016.75	$1,012.99	$1,016.75	$1,018.05	$1,018.55
Expenses Paid During Period	$8.39	$12.16	$8.39	$7.08	$6.58

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (1.66% for Class A, 2.41% for Class C, 1.66% for Class D, 1.40% for Class P and 1.30% for Institutional Class), multiplied by the average account value over the period, multiplied by 183/365.

Annual Report	November 30, 2009	29

Allianz RCM Disciplined Equity Fund

(Unaudited)

Portfolio Insights

•Allianz RCM Disciplined Equity Fund seeks long-term capital appreciation by investing primarily in the securities of companies domiciled in the U.S. with market capitalizations of at least $1.5 billion.

•The Fund’s relative outperformance was largely driven by strong stock selection during the reporting period. The leading contributor to performance was Apple, aided by strong iPhone sales. Other leading contributors included mining company, Freeport-McMoRan Copper & Gold and coffee retailer, Starbucks.

•The Fund’s health care holding Genzyme was the largest detractor to relative returns during the reporting period. Shares reacted adversely to an FDA notification which will delay its latest treatment for Pompe Disease, a progressively debilitating and ultimately fatal illness. In addition, avoiding several other benchmark technology names including Google and IBM detracted from performance.

•The Fund’s sector allocation also contributed positively to performance. Returns benefited from an overweight position in technology and an underweight position in utilities, while an underweight position in consumer discretionary and an overweight position in industrials detracted from performance.

Average Annual Total Return for the period ended November 30, 2009

	1 Year	Fund Inception† (07/15/08)
Allianz RCM Disciplined Equity Fund Class A	40.58%	–0.61%
Allianz RCM Disciplined Equity Fund Class A (adjusted)	32.85%	–4.61%
Allianz RCM Disciplined Equity Fund Class C	39.51%	–1.30%
Allianz RCM Disciplined Equity Fund Class C (adjusted)	38.51%	–1.30%
Allianz RCM Disciplined Equity Fund Class D	40.66%	–0.57%
Allianz RCM Disciplined Equity Fund Class P	41.03%	–0.32%
Allianz RCM Disciplined Equity Fund Institutional Class	40.98%	–0.27%
S&P 500 Index	25.39%	–4.84%
Lipper Large-Cap Core Funds Average	26.48%	–8.10%

† The Fund commenced operations on 07/15/08. Lipper performance comparisons began on 07/31/08.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 4.07% for Class A shares, 4.82% for Class C shares, 4.07% for Class D shares, 3.81% for Class P shares and 3.71% for Institutional Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 3/31/10. The Fund’s expense ratios net of this reduction are 1.34% for Class A shares, 2.09% for Class C shares, 1.34% for Class D shares, 1.08% for Class P shares and 0.98% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated April 1, 2009, as supplemented to date.

30	Allianz Multi-Strategy Funds

Allianz RCM Disciplined Equity Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Industry Allocation

Aerospace & Defense	9.3%
Energy Equipment & Services	8.3%
Health Care Equipment & Supplies	7.1%
Pharmaceuticals	6.6%
Software	6.0%
Food & Staples Retailing	5.9%
Biotechnology	5.8%
Oil, Gas & Consumable Fuels	5.3%
Other	45.8%
Cash & Equivalents — Net	–0.1%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,211.80	$1,207.20	$1,212.10	$1,213.60	$1,213.60
Expenses Paid During Period	$7.43	$11.56	$7.43	$5.99	$5.44

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,018.35	$1,014.59	$1,018.35	$1,019.65	$1,020.16
Expenses Paid During Period	$6.78	$10.56	$6.78	$5.47	$4.96

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (1.34% for Class A, 2.09% for Class C, 1.34% for Class D, 1.08% for Class P and 0.98% for Institutional Class), multiplied by the average account value over the period, multiplied by 183/365.

Annual Report	November 30, 2009	31

Allianz RCM Global EcoTrendsSM Fund

(Unaudited)

Portfolio Insights

•Allianz RCM Global EcoTrendsSM Fund seeks long-term capital appreciation by normally investing at least 80% of its net assets in equity securities worldwide of companies with exposure to EcoEnergy, Pollution Control and/or Clean Water sectors.

•The Fund’s relative underweight position in wind turbine manufacturer Vestas, was a detractor from performance, as concerns remained over the company’s ability to meet its guidance for 2009. The most significant negative performance contributor was Cree (unheld), an LED manufacturer, whose value continued to increase substantially with valuations further disconnected from fundamentals in our view. In the recycling theme, the second biggest detractor to performance came from Nine Dragons Paper (China, container board and pulp using recycled paper), which the team did not hold. The team remains negative on the paper segment as there is currently oversupply in the global paper market.

•Positive news flow in policy announcements from China led to a rally in solar stocks during the first half of the year. Also contributing to this rally was investors growing appetite for risk, as a result of incrementally positive economic news. Unfortunately, the rally in solar stocks was not based on fundamental sector and company strength. In addition, the extent of the rally did not leave time for industry fundamentals to catch up with stock valuations. This rally also spilled over to poor quality stocks, which experienced large stock price increases; these price hikes unraveled later in the year as fundamentals caught up and the Fund’s underweight position in the solar sector consequently provided outperformance during the reporting period.

•The largest positive contributor to performance was the Fund’s significant overweight position in Andritz AG, an industrial process and system specialist. After its solar-stock underweighting in Q-Cells and Sunpower Corp, the Fund’s underweight position in water treatment company Suez Environment proved to be the next top contributor to performance during the period. Avoiding Energy Conversion Devices, Inc., a thin film solar manufacturer was another positive contributor to performance.

•The Fund’s largest overweight position during the period was in Danaher Corp, an innovative technological services company, which detracted from relative performance.

Average Annual Total Return for the period ended November 30, 2009

	1 Year	Fund Inception† (01/31/07)
Allianz RCM Global EcoTrendsSM Fund Class A	27.54%	–4.34%
Allianz RCM Global EcoTrendsSM Fund Class A (adjusted)	20.53%	–6.24%
Allianz RCM Global EcoTrendsSM Fund Class C	26.59%	–4.95%
Allianz RCM Global EcoTrendsSM Fund Class C (adjusted)	25.59%	–4.95%
Allianz RCM Global EcoTrendsSM Fund Class D	27.52%	–4.24%
Allianz RCM Global EcoTrendsSM Fund Class P	27.81%	–4.01%
Allianz RCM Global EcoTrendsSM Fund Institutional Class	27.87%	–3.95%
FTSE ET 50 Index	37.18%	–2.05%
Lipper Global Multi-Cap Growth Funds Average	46.24%	–4.07%

† The reorganization of Allianz RCM Global EcoTrendsSM Fund, a closed-end interval fund, into an open-end mutual fund of the same name was approved by the Fund’s shareholders on August 20, 2008. This transition took place on September 2, 2008. Lipper performance comparisons began on 1/31/07.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 1.67% for Class A shares, 3.12% for Class C shares, 2.37% for Class D shares, 2.12% for Class P shares and 2.02% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated April 1, 2009, as supplemented to date.

32	Allianz Multi-Strategy Funds

Allianz RCM Global EcoTrendsSM Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Country Allocation

United States	29.2%
Denmark	11.9%
France	9.9%
Spain	9.5%
Germany	6.4%
United Kingdom	6.1%
Japan	5.8%
Australia	3.5%
Other	15.1%
Cash & Equivalents — Net	2.6%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,052.00	$1,047.70	$1,051.40	$1,053.40	$1,053.90
Expenses Paid During Period	$11.57	$15.61	$11.88	$10.09	$9.58

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,013.79	$1,009.83	$1,013.49	$1,015.24	$1,015.74
Expenses Paid During Period	$11.36	$15.32	$11.66	$9.90	$9.40

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (2.25% for Class A, 3.04% for Class C, 2.31% for Class D, 1.96% for Class P and 1.86% for Institutional Class), multiplied by the average account value over the period, multiplied by 183/365.

Annual Report	November 30, 2009	33

Allianz RCM Global Water Fund

(Unaudited)

Portfolio Insights

•Allianz RCM Global Water Fund seeks long-term capital appreciation by normally investing at least 80% of its net assets in equity securities of water-related companies worldwide.

•From late 2008 until the beginning of the second quarter in 2009, stocks associated with water declined along with the overall market, mainly because of weaker macroeconomic outlook and general concerns associated with the banking crisis. During the second half of the reporting period, water stocks recovered as investors gained confidence that early signs of stabilization would hold.

•The Fund outperformed during the first half of the reporting period because of its high cash position and generally defensive positioning.

•In the U.S., the yet to be spent stimulus money for new infrastructure projects had a mixed effect. Planned projects were put on hold to await the final allocation decision of the funds. Engineering and consultancy companies active in the design of large water and remediation projects saw their stock performance under pressure because of this.

•Utilities also lagged, as investors gained more confidence in a recovery and shifted from the more defensively perceived utilities sector into more growth-leveraged industrials and materials companies.

•The Fund’s largest overweight position in Andritz AG was also its most significant active contributor to performance. The company performed well as its hydropower turbines business proved resilient throughout the downturn.

•The decision not to invest in Worleyparsons Ltd., Uponor Oyj., and Kemira detracted from performance during the reporting period.

Average Annual Total Return for the period ended November 30, 2009

	1 Year	Fund Inception (03/31/08)
Allianz RCM Global Water Fund Class A	30.93%	–11.07%
Allianz RCM Global Water Fund Class A (adjusted)	23.73%	–14.03%
Allianz RCM Global Water Fund Class C	30.19%	–11.71%
Allianz RCM Global Water Fund Class C (adjusted)	28.92%	–11.71%
Allianz RCM Global Water Fund Class D	31.11%	–11.08%
Allianz RCM Global Water Fund Class P	31.26%	–10.85%
Allianz RCM Global Water Fund Institutional Class	31.42%	–10.77%
S&P Global Water Index	35.85%	–8.92%
Lipper Global Natural Resources Funds Average	43.24%	–15.99%

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 2.10% for Class A shares, 2.85% for Class C shares, 2.10% for Class D shares, 1.85% for Class P shares and 1.56% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated April 1, 2009, as supplemented to date.

34	Allianz Multi-Strategy Funds

Allianz RCM Global Water Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Country Allocation

United States	36.6%
United Kingdom	18.5%
France	8.1%
Switzerland	7.4%
Austria	5.8%
Japan	5.7%
Netherlands	4.0%
Hong Kong	3.5%
Other	6.4%
Cash & Equivalents — Net	4.0%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,171.60	$1,167.90	$1,171.80	$1,173.30	$1,174.60
Expenses Paid During Period	$11.87	$15.92	$13.56	$9.92	$9.38

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,014.14	$1,010.38	$1,012.58	$1,015.94	$1,016.44
Expenses Paid During Period	$11.01	$14.77	$12.56	$9.20	$8.69

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (2.18% for Class A, 2.93% for Class C, 2.49% for Class D, 1.82% for Class P and 1.72% for Institutional Class), multiplied by the average account value over the period, multiplied by 183/365.

Annual Report	November 30, 2009	35

Allianz RCM International Opportunities Fund

(Unaudited)

Portfolio Insights

•Allianz RCM International Opportunities Fund seeks long-term capital appreciation by normally investing primarily in equity securities of non-U.S. companies.

•The Fund’s positive relative performance in the first quarter of 2009 was overwhelmed by the abrupt market rotation toward high beta, highly indebted, low growth stocks which occurred from mid-March through September. In the fourth quarter of 2009, the Fund’s performance began improving.

•The Fund’s performance during the reporting period was helped by exposure to emerging markets, Brazil in particular. Petrobras and Itau Unibanco were the top two contributors. The former continues to add to newly discovered reserves; Itau benefits from ongoing loan growth and merger synergies with Unibanco. Several European banks also added to performance, though an underweight position in the financial sector was detrimental.

•An underweight position in Japan made a positive contribution but Japanese holdings dominate the list of worst contributors as that market lagged. East Japan Railway and Mizuho Financial were the top two negative contributors, as passenger numbers declined rapidly over half 1, concealing progress on the real estate and retail business for East Japan Railway. Mizuho Financial, the second largest financial services group in Japan, dragged on performance due to the announcement of equity financing concerns which had a negative affect on the Japanese markets and the stock performance overall particularly in November of 2009.

•The Fund’s top holdings and largest underweights provided net positive contributions to performance. The source of the shortfall was in the Fund’s exposure to large-cap, high-ROE, low-debt equity styles, which underperformed during 2009.

Average Annual Total Return for the period ended November 30, 2009

	1 Year	Fund Inception† (07/15/08)
Allianz RCM International Opportunities Fund Class A	36.19%	–12.10%
Allianz RCM International Opportunities Fund Class A (adjusted)	28.70%	–15.64%
Allianz RCM International Opportunities Fund Class C	35.05%	–12.78%
Allianz RCM International Opportunities Fund Class C (adjusted)	34.05%	–13.41%
Allianz RCM International Opportunities Fund Class D	36.19%	–12.10%
Allianz RCM International Opportunities Fund Class P	36.46%	–11.91%
Allianz RCM International Opportunities Fund Institutional Class	36.53%	–11.81%
MSCI EAFE Index	37.72%	–9.08%
Lipper International Large-Cap Core Funds Average	36.70%	–11.90%

† The Fund commenced operations on 07/15/08. Lipper performance comparisons began on 07/31/08.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum initial sales charge of 5.50% on Class A shares and the contingent deferred sales charge (CDSC) of 1% on Class C shares, which may apply to shares redeemed during the first year of ownership. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. See pages 4 and 5 for more information. The Fund’s gross expense ratios are 4.35% for Class A shares, 5.10% for Class C shares, 4.35% for Class D shares, 4.09% for Class P shares and 3.99% for Institutional Class shares. These ratios do not include an expense reduction, contractually guaranteed through at least 3/31/10. The Fund’s expense ratios net of this reduction are 1.56% for Class A shares, 2.31% for Class C shares, 1.56% for Class D shares, 1.30% for Class P shares and 1.20% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated April 1, 2009, as supplemented to date.

36	Allianz Multi-Strategy Funds

Allianz RCM International Opportunities Fund (Cont.)

(Unaudited)

Cumulative Returns Through November 30, 2009

The benchmark cumulative return began on the last day of the month of the Fund’s inception date.

Country Allocation

United Kingdom	20.0%
Japan	16.8%
France	12.9%
Switzerland	8.4%
Spain	7.4%
Brazil	4.6%
Germany	4.2%
Australia	3.6%
Other	20.4%
Cash & Equivalents — Net	1.7%

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,177.30	$1,171.90	$1,177.30	$1,178.10	$1,179.40
Expenses Paid During Period	$8.51	$12.58	$8.51	$7.10	$6.56

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (06/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (11/30/09)	$1,017.25	$1,013.49	$1,017.25	$1,018.55	$1,019.05
Expenses Paid During Period	$7.89	$11.66	$7.89	$6.58	$6.07

For each class of the Fund, expenses (net of waiver and reimbursement) are equal to the annualized expense ratio for the class (1.56% for Class A, 2.31% for Class C, 1.56% for Class D, 1.30% for Class P and 1.20% for Institutional Class), multiplied by the average account value over the period, multiplied by 183/365.

Annual Report	November 30, 2009	37

Benchmark Descriptions

Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. It is not possible to invest directly in an index.

Prior to November 1, 2006, performance data for the MSCI Indices was calculated gross of dividend tax withholding. Performance data presently shown for the Indices is net of dividend tax withholding. This recalculation results in lower performance for the Indices.

Index	Description
Barclays Capital Global Aggregate Bond Index	The Barclays Capital Global Aggregate Index provides a broad-based measure of the global investment-grade fixed income markets. The three major components of this index are the U.S. Aggregate, the Pan-European Aggregate, and the Asian-Pacific Aggregate Indices. The index also includes Eurodollar and Euro-Yen corporate bonds, Canadian government, agency and corporate securities, and USD investment grade 144A securities.

Barclays Capital U.S. Aggregate Index	The Barclays Capital U.S. Aggregate Index is composed of securities from the Barclays Capital Government/Credit Bond Index, Mortgage-Backed Securities Index, and Asset-Backed Securities Index. It is generally considered to be representative of the domestic, investment-grade, fixed-rate, taxable bond market.

Barclays Capital U.S. Credit Index	The Barclays Capital U.S. Credit Index is the credit component of the U.S. Government/Credit index. It includes publicly issued U.S. corporate and specified foreign debentures and secured notes that meet the specified maturity, liquidity and quality requirements. To qualify, securities must be rated investment grade (Baa3 or better) by Moody’s. The index is the same as the former U.S. Corporate Investment Grade Index.

Barclays Capital U.S. Government Bond Index	The Barclays Capital U.S. Government Bond Index is composed of all publicly issued, non-convertible, domestic debt of the U.S. Government or any agency thereof, quasi-federal corporations or corporate debt guaranteed by the U.S. Government.

Barclays Capital U.S. High Yield Index	The Barclays Capital U.S. High Yield Index covers the universe of fixed-rate, non-investment-grade debt. All bonds must be corporate, USD denominated and non-convertible.

Dow Jones Real Return Target Date Index DJ RR 2015 Index; DJ RR 2020 Index; DJ RR 2030 Index; DJ RR 2040 Index; DJ RR 2050 Index; DJ RR Today Index	Each Dow Jones Real Return Target Date Index is a composite of other indexes. The sub-indexes represent traditional stocks and bonds in addition to real return assets such as inflation-linked bonds, commodities and real estate securities that are considered to potentially counterbalance inflation. The component asset classes are weighted within each index to reflect a targeted level of risk at the beginning and end of the investment horizon. Over time, the weights are adjusted based on predetermined formulas to systematically reduce the level of potential risk as the index’s maturity date approaches.

FTSE ET 50 Index	The FTSE ET 50 Index is comprised of the 50 largest environmental technology companies by market capitalization (approximately $650 million to $9 billion) from a global universe of 400 pure-play environmental technology companies.

MSCI All Country World Index (Also known as: MSCI AC World Index and MSCI ACWI Index)	The Morgan Stanley Capital International All Country World (MSCI ACWI) Index is a widely recognized, unmanaged index of issuers located in countries throughout the world, representing both developed and emerging markets. The MSCI ACWI Index is a market capitalization weighted index composed of over 2000 companies. It is representative of the market structure of 22 developed countries in North America, Europe, and the Pacific Rim.

MSCI All Country World Index Ex-U.S.	The Morgan Stanley Capital International All Country World Index Ex-U.S. (MSCI ACWI Ex-U.S.) is a market capitalization weighted index composed of approximately 2000 companies. It is representative of the market structure of 21 developed countries in North America, Europe, and the Pacific Rim, and excludes securities of United States’ issuers.

MSCI EAFE Index	The Morgan Stanley Capital International Europe Australasia Far East (MSCI EAFE) Index is a widely recognized, unmanaged index of issuers located in the countries of Europe, Australia, and the Far East.

38	Allianz Multi-Strategy Funds

Benchmark Descriptions (Cont.)

Index	Description
MSCI Emerging Markets Index	The Morgan Stanley Capital International (MSCI) Emerging Markets Index is a free float adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets.

MSCI World Index	The Morgan Stanley Capital International (MSCI) World Index is a free float-adjusted market capitalization index that is designed to measure global developed-market equity performance.

S&P 500 Index	The Standard & Poor’s 500 Index is an unmanaged market index generally considered representative of the stock market as a whole. The Index focuses on the large-cap segment of the U.S. equities market.

S&P Global Water Index	The Standard & Poor’s Global Water Index is comprised of 50 of the largest publicly traded companies in water-related businesses that meet specific invest ability requirements. The Index is designed to provide liquid exposure to the leading publicly-listed companies in the global water industry, from both developed markets and emerging markets.

Annual Report	November 30, 2009	39

Schedules of Investments

November 30, 2009

Allianz Global Investors Solutions 2015 Fund

	Shares	Value

ALLIANZ FUNDS (a)(b)—16.1%
NACM Growth	3,795	$45,800
NACM Income & Growth	23,668	278,099
NFJ Dividend Value	17,091	174,671
NFJ International Value	3,244	61,073
NFJ Small-Cap Value	4,582	108,557
RCM Global Resources	4,728	70,687

Total Allianz Funds (cost—$631,228)		738,887

ALLIANZ FUNDS MULTI-STRATEGY TRUST (a)(b)—5.0%
RCM Disciplined Equity	7,830	114,322
RCM International Opportunities	8,961	112,191

Total Allianz Funds Multi-Strategy Trust (cost—$167,066)		226,513

EXCHANGE-TRADED FUNDS—6.6%
iShares Barclays TIPS Bond Fund	1,418	151,116
SPDR Barclays Capital TIPS ETF	2,880	151,459

Total Exchange-Traded Funds (cost—$284,189)		302,575

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS (a)(b)—3.5%
International Growth Opportunities (c)	3,767	101,482
International Systematic	6,050	59,774

Total Nicholas-Applegate Institutional Funds (cost—$133,526)		161,256

PIMCO FUNDS (a)(b)—68.2%
Commodity RealReturn Strategy	21,987	187,551
Diversified Income	10,723	113,667
Foreign Bond (U.S. Dollar-Hedged)	19,474	203,113
Income	29,568	294,199
Investment Grade Corporate Bond	4,955	56,284
Real Return	106,727	1,193,208
RealEstateRealReturn Strategy (c)	33,527	147,520
Short-Term	29,770	293,236
Total Return	57,685	636,843

Total PIMCO Funds (cost—$2,751,080)		3,125,621

Total Investments (cost—$3,967,089)—99.4%		4,554,852

Other assets less liabilities—0.6%		27,585

Net Assets—100.0%		$4,582,437

Allianz Global Investors Solutions 2020 Fund

	Shares	Value

ALLIANZ FUNDS (a)(b)—16.8%
NACM Growth	3,168	$38,233
NACM Income & Growth	16,271	191,187
NFJ Dividend Value	16,785	171,547
NFJ International Value	2,230	41,994
NFJ Small-Cap Value	3,984	94,372
OCC Growth (c)	1,669	38,115
RCM Global Resources	4,481	66,989

Total Allianz Funds (cost—$534,809)		642,437

ALLIANZ FUNDS MULTI-STRATEGY TRUST (a)(b)—5.9%
RCM Disciplined Equity	6,537	95,436
RCM International Opportunities	10,491	131,345

Total Allianz Funds Multi-Strategy Trust (cost—$164,181)		226,781

EXCHANGE-TRADED FUNDS—6.4%
iShares Barclays TIPS Bond Fund	1,139	121,383
SPDR Barclays Capital TIPS ETF	2,314	121,693

Total Exchange-Traded Funds (cost—$228,313)		243,076

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS (a)(b)—5.4%
Emerging Markets	5,091	44,551
International Growth Opportunities (c)	4,113	110,803
International Systematic	5,378	53,135

Total Nicholas-Applegate Institutional Funds (cost—$153,813)		208,489

PIMCO FUNDS (a)(b)—64.8%
Commodity RealReturn Strategy	19,275	164,414
Diversified Income	13,003	137,837
Foreign Bond (U.S. Dollar-Hedged)	14,963	156,060
Income	18,395	183,035
Investment Grade Corporate Bond	5,165	58,678
Real Return	79,488	888,674
RealEstateRealReturn Strategy (c)	30,662	134,912
Short-Term	18,999	187,136
Total Return	51,405	567,515

Total PIMCO Funds (cost—$2,143,143)		2,478,261

Total Investments (cost—$3,224,259)—99.3%		3,799,044

Other assets less liabilities—0.7%		27,238

Net Assets—100.0%		$3,826,282

Allianz Global Investors Solutions 2030 Fund

	Shares	Value

ALLIANZ FUNDS (a)(b)—24.7%
NACM Growth	8,417	$101,592
NACM Income and Growth	18,503	217,410
NFJ Dividend Value	26,940	275,326
NFJ International Value	8,047	151,515
NFJ Renaissance	3,212	45,838
NFJ Small-Cap Value	7,579	179,556
OCC Growth (c)	3,214	73,408
RCM Global Resources	5,708	85,332

Total Allianz Funds (cost—$950,848)		1,129,977

ALLIANZ FUNDS MULTI-STRATEGY TRUST (a)(b)—8.7%
RCM Disciplined Equity	13,223	193,062
RCM International Opportunities	16,544	207,130

Total Allianz Funds Multi-Strategy Trust (cost—$302,944)		400,192

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS (a)(b)—16.9%
Emerging Markets	30,961	270,910
International Growth Opportunities (c)	8,720	234,905
International Systematic	9,241	91,300
U.S. Emerging Growth (c)	17,832	179,208

Total Nicholas-Applegate Institutional Funds (cost—$583,957)		776,323

PIMCO FUNDS (a)(b)—48.7%
Commodity RealReturn Strategy	24,379	207,953
Diversified Income	15,752	166,974
Emerging Markets Bond	15,147	157,378
Foreign Bond (U.S. Dollar-Hedged)	17,499	182,512
Investment Grade Corporate Bond	12,504	142,050
Real Return	45,060	503,769
RealEstateRealReturn Strategy (c)	41,958	184,615
Total Return	61,994	684,415

Total PIMCO Funds (cost—$1,903,164)		2,229,666

Total Investments (cost—$3,740,913)—99.0%		4,536,158

Other assets less liabilities—1.0%		45,405

Net Assets—100.0%		$4,581,563

Notes to Schedules of Investments:
(a) Affiliated fund.

(b) Institutional Class share of each fund.

(c) Non-income producing.

40	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Schedules of Investments

November 30, 2009

Allianz Global Investors Solutions 2040 Fund

	Shares	Value

ALLIANZ FUNDS (a)(b)—38.1%
NACM Growth	13,197	$159,290
NACM Income & Growth	27,015	317,431
NFJ Dividend Value	33,489	342,257
NFJ International Value	14,624	275,375
NFJ Renaissance	2,995	42,740
NFJ Small-Cap Value	10,046	237,991
OCC Growth (c)	6,931	158,302
RCM Global Resources	5,669	84,748

Total Allianz Funds (cost—$1,320,256)		1,618,134

ALLIANZ FUNDS MULTI-STRATEGY TRUST (a)(b)—11.6%
RCM Disciplined Equity	17,604	257,016
RCM International Opportunities	18,929	236,990

Total Allianz Funds Multi-Strategy Trust (cost—$373,238)		494,006

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS (a)(b)—20.3%
Emerging Markets	36,290	317,537
International Growth Opportunities (c)	8,899	239,729
International Systematic	10,160	100,383
U.S. Emerging Growth (c)	20,436	205,384

Total Nicholas-Applegate Institutional Funds (cost—$619,214)		863,033

PIMCO FUNDS (a)(b)—29.0%
Commodity RealReturn Strategy	41,837	356,868
Diversified Income	21,613	229,098
Emerging Markets Bond	23,185	240,897
Investment Grade Corporate Bond	16,207	184,113
RealEstateRealReturn Strategy (c)	50,161	220,710

Total PIMCO Funds (cost—$965,206)		1,231,686

Total Investments (cost—$3,277,914)—99.0%		4,206,859

Other assets less liabilities—1.0%		43,119

Net Assets—100.0%		$4,249,978

Allianz Global Investors Solutions 2050 Fund

	Shares	Value

ALLIANZ FUNDS (a)(b)—38.5%
NACM Growth	12,912	$155,850
NACM Income & Growth	26,103	306,716
NFJ Dividend Value	32,764	334,846
NFJ International Value	14,745	277,649
NFJ Renaissance	2,931	41,826
NFJ Small-Cap Value	10,046	237,991
OCC Growth (c)	6,781	154,882
RCM Global Resources	5,654	84,523

Total Allianz Funds (cost—$1,294,885)		1,594,283

ALLIANZ FUNDS MULTI-STRATEGY TRUST (a)(b)—11.7%
RCM Disciplined Equity	17,222	251,439
RCM International Opportunities	18,479	231,356

Total Allianz Funds Multi-Strategy Trust (cost—$362,056)		482,795

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS (a)(b)—20.5%
Emerging Markets	35,617	311,652
International Growth Opportunities (c)	8,821	237,649
International Systematic	9,441	93,280
U.S. Emerging Growth (c)	20,436	205,384

Total Nicholas-Applegate Institutional Funds (cost—$605,157)		847,965

PIMCO FUNDS (a)(b)—28.9%
Commodity RealReturn Strategy	41,255	351,903
Diversified Income	21,270	225,457
Emerging Markets Bond	21,205	220,324
Investment Grade Corporate Bond	15,853	180,092
RealEstateRealReturn Strategy (c)	49,699	218,677

Total PIMCO Funds (cost—$927,419)		1,196,453

Total Investments (cost—$3,189,517)—99.6%		4,121,496

Other assets less liabilities—0.4%		16,380

Net Assets—100.0%		$4,137,876

Allianz Global Investors Solutions Core Allocation Fund

	Shares	Value

ALLIANZ FUNDS (a)(b)—30.4%
NACM Growth	336,829	$4,065,526
NACM Income and Growth	808,841	9,503,883
NACM International	232,268	3,089,163
NFJ International Value	416,125	7,835,644
NFJ Large Cap Value	947,574	11,901,527
NFJ Renaissance	310,826	4,435,492
NFJ Small-Cap Value	179,991	4,263,977
OCC Growth (c)	78,101	1,783,826
OCC Opportunity (c)	193,681	3,387,479
RCM Global Resources	268,171	4,009,151
RCM Large-Cap Growth	848,346	10,137,733

Total Allianz Funds (cost—$55,844,946)		64,413,401

ALLIANZ FUNDS MULTI-STRATEGY TRUST (a)(b)—6.8%
RCM Disciplined Equity	448,428	6,547,054
RCM International Opportunities	622,734	7,796,636

Total Allianz Funds Multi-Strategy Trust (cost—$11,839,142)		14,343,690

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS (a)(b)—14.6%
Emerging Markets	1,430,107	12,513,433
International Growth Opportunities (c)	372,861	10,044,877
International Systematic	487,524	4,816,740
U.S. Emerging Growth (c)	350,639	3,523,918

Total Nicholas-Applegate Institutional Funds (cost—$25,371,995)		30,898,968

PIMCO FUNDS (a)(b)—48.0%
Commodity RealReturn Strategy	1,232,747	10,515,330
Diversified Income	719,344	7,625,047
Emerging Markets Bond	718,198	7,462,082
Foreign Bond (U.S. Dollar-Hedged)	571,430	5,960,011
Investment Grade Corporate Bond	602,462	6,843,966
Real Return	1,901,445	21,258,154
RealEstateRealReturn Strategy (c)	2,252,334	9,910,270
Short-Term	20,206	199,031
Total Return	2,894,346	31,953,579

Total PIMCO Funds (cost—$88,642,028)		101,727,470

Total Investments (cost—$181,698,111)—99.8%		211,383,529

Other assets less liabilities—0.2%		352,355

Net Assets—100.0%		$211,735,884

Notes to Schedules of Investments:
(a) Affiliated fund.

(b) Institutional Class share of each fund.

(c) Non-income producing.

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	41

Schedules of Investments

November 30, 2009

Allianz Global Investors Solutions Growth Allocation Fund

	Shares	Value

ALLIANZ FUNDS (a)(b)—38.1%
NACM Growth	13,007	$156,997
NACM Income & Growth	25,935	304,734
NFJ Dividend Value	33,007	337,333
NFJ International Value	15,122	284,748
NFJ Renaissance	2,952	42,125
NFJ Small-Cap Value	9,798	232,124
OCC Growth (c)	6,831	156,020
RCM Global Resources	5,644	84,384

Total Allianz Funds (cost—$1,285,866)		1,598,465

ALLIANZ FUNDS MULTI-STRATEGY TRUST (a)(b)—12.0%
RCM Disciplined Equity	17,346	253,253
RCM International Opportunities	20,038	250,874

Total Allianz Funds Multi-Strategy Trust (cost—$387,283)		504,127

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS (a)(b)—20.5%
Emerging Markets	36,048	315,421
International Growth Opportunities (c)	8,749	235,685
International Systematic	10,397	102,726
U.S. Emerging Growth (c)	20,672	207,758

Total Nicholas-Applegate Institutional Funds (cost—$627,262)		861,590

PIMCO FUNDS (a)(b)—28.3%
Commodity RealReturn Strategy	42,532	362,796
Diversified Income	20,584	218,189
Emerging Markets Bond	21,757	226,056
Investment Grade Corporate Bond	15,212	172,811
RealEstateRealReturn Strategy (c)	46,560	204,864

Total PIMCO Funds (cost—$915,418)		1,184,716

Total Investments (cost—$3,215,829)—98.9%		4,148,898

Other assets less liabilities—1.1%		45,330

Net Assets—100.0%		$4,194,228

Allianz Global Investors Solutions Retirement Income Fund

	Shares	Value

ALLIANZ FUNDS (a)(b)—14.0%
NACM Income & Growth	24,508	$287,969
NFJ Dividend Value	10,676	109,107
NFJ International Value	3,775	71,092
NFJ Small-Cap Value	3,508	83,116
RCM Global Resources	3,319	49,612

Total Allianz Funds (cost—$499,441)		600,896

ALLIANZ FUNDS MULTI-STRATEGY TRUST (a)(b)—4.1%
RCM Disciplined Equity	5,626	82,133
RCM International Opportunities	7,338	91,870

Total Allianz Funds Multi-Strategy Trust (cost—$134,284)		174,003

EXCHANGE-TRADED FUNDS—7.5%
iShares Barclays TIPS Bond Fund	1,493	159,109
SPDR Barclays Capital TIPS ETF	3,043	160,031

Total Exchange-Traded Funds (cost—$299,889)		319,140

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS (a)(b)—2.2%
International Growth Opportunities (c)	1,610	43,376
International Systematic	5,030	49,698

Total Nicholas-Applegate Institutional Funds (cost—$77,419)		93,074

PIMCO FUNDS (a)(b)—70.3%
Commodity RealReturn Strategy	10,079	85,970
Diversified Income	8,938	94,742
Foreign Bond (U.S. Dollar-Hedged)	18,190	189,726
Income	31,539	313,814
Real Return	116,760	1,305,379
RealEstateRealReturn Strategy (c)	25,237	111,041
Short-Term	35,923	353,841
Total Return	50,123	553,360

Total PIMCO Funds (cost—$2,663,454)		3,007,873

Total Investments (cost—$3,674,487)—98.1%		4,194,986

Other assets less liabilities—1.9%		82,447

Net Assets—100.0%		$4,277,433

Notes to Schedules of Investments:
(a) Affiliated fund.

(b) Institutional Class share of each fund.

(c) Non-income producing.

Glossary:
ETF—Exchange-Traded Fund
TIPS—Treasury Inflation Protected Securities

42	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Schedule of Investments

Allianz NACM Global Equity 130/30 Fund

November 30, 2009

	Shares	Value

COMMON STOCK—99.8%
Australia—2.6%
Rio Tinto Ltd.	1,611	$105,360

Belgium—2.9%
Anheuser-Busch InBev NV	1,158	57,818
Umicore	1,760	60,080

		117,898

Brazil—2.5%
Cielo S.A.	5,000	46,853
Vale S.A. ADR	1,900	54,473

		101,326

Canada—2.4%
Barrick Gold Corp.	1,200	51,006
Suncor Energy, Inc.	1,300	46,684

		97,690

China—1.5%
Sinopharm Group Co. (b)	18,000	63,522

France—3.5%
BNP Paribas	585	48,562
Compagnie Generale des
Etablissements Michelin, Class B	559	42,418
Gemalto NV (b)	1,190	52,921

		143,901

Germany—5.7%
Aixtron AG	1,979	71,376
E.ON AG	1,066	42,174
Fielmann AG	462	35,998
Fresenius Medical Care AG & Co. KGaA	780	41,452
Morphosys AG (b)	1,500	40,228

		231,228

Hong Kong—5.9%
BOC Hong Kong Holdings Ltd.	21,000	48,182
Cheung Kong Holdings Ltd.	3,000	37,799
Li & Fung Ltd.	10,000	40,158
Shanghai Industrial Holdings Ltd.	10,000	50,092
Wharf Holdings Ltd.	12,000	64,761

		240,992

Israel—0.8%
Teva Pharmaceutical Industries Ltd. ADR	600	31,674

Japan—10.5%
Aisin Seiki Co., Ltd.	1,300	31,214
Bridgestone Corp.	3,000	47,413
Canon, Inc.	1,100	42,044
Fanuc Ltd.	500	41,161
Komatsu Ltd.	2,300	45,009
Mitsubishi Corp.	2,100	47,100
Nomura Holdings, Inc.	5,800	41,676
Sony Corp.	1,400	37,409
Toyota Motor Corp.	1,400	55,091
Yamada Denki Co., Ltd.	670	40,003

		428,120

Korea (Republic of)—0.7%
Hyundai Motor Co.	365	31,061

Malaysia—1.1%
CIMB Group Holdings Bhd	12,000	44,722

Netherlands—2.5%
Koninklijke KPN NV	3,127	55,438
Koninklijke Philips Electronics NV	1,652	45,227

		100,665

	Shares	Value

Singapore—0.8%
CapitaMalls Asia Ltd. (b)	19,586	$32,408

Switzerland—5.1%
ABB Ltd. (b)	2,137	39,240
Credit Suisse Group AG	793	41,345
Nestle S.A.	769	36,358
Roche Holdings AG	370	60,455
Syngenta AG	110	29,304

		206,702

United Kingdom—7.8%
ARM Holdings PLC	22,629	57,930
Autonomy Corp. PLC (b)	1,297	30,493
BG Group PLC	2,209	40,159
BP PLC	4,604	43,716
British American Tobacco PLC	1,345	40,954
Diageo PLC	2,001	33,787
Imperial Tobacco Group PLC	1,531	44,616
Unilever PLC	859	25,267

		316,922

United States—43.5%
Abbott Laboratories	700	38,143
Amazon.com, Inc. (b)	200	27,182
Anadarko Petroleum Corp.	900	53,577
Apple, Inc. (b)(c)	400	79,964
Baker Hughes, Inc.	1,200	48,888
Bank of America Corp.	1,500	23,775
Bank of New York Mellon Corp.	1,200	31,968
Best Buy Co., Inc.	500	21,415
Cisco Systems, Inc. (b)	1,900	44,460
Coca-Cola Co.	1,200	68,640
Exelon Corp.	700	33,726
General Electric Co.	4,300	68,886
Hess Corp.	600	34,776
Hewlett-Packard Co.	550	26,983
Intel Corp.	3,500	67,200
International Business Machines Corp. (c)	700	88,445
James River Coal Co. (b)	1,900	34,827
Johnson & Johnson (c)	500	31,420
JPMorgan Chase & Co.	2,800	118,972
Kellogg Co.	600	31,548
MasterCard, Inc., Class A (c)	100	24,086
McDonald’s Corp.	1,100	69,575
Microsoft Corp. (c)	2,300	67,643
Monsanto Co.	400	32,300
Northern Trust Corp.	1,350	66,825
Oracle Corp.	3,200	70,656
Praxair, Inc.	500	41,015
Precision Castparts Corp.	500	51,840
QUALCOMM, Inc.	900	40,500
Smart Balance, Inc. (b)	2,400	12,936
Target Corp.	700	32,592
Thermo Fisher Scientific, Inc. (b)	1,500	70,845
Transocean Ltd. (b)	400	34,156
URS Corp. (b)(c)	1,000	41,550
Walter Energy, Inc.	600	41,160
Wells Fargo & Co.	2,400	67,296
XTO Energy, Inc.	900	38,196

		1,777,966

Total Common Stock (cost—$3,707,511)		4,072,157

	Shares	Value

PREFERRED STOCK—0.8%
Germany—0.8%
Porsche Automobil Holding SE (cost—$47,006)	498	$34,709

	Principal Amount (000)
Repurchase Agreement—4.3%
State Street Bank & Trust Co., dated 11/30/09, 0.01%, due 12/1/09, proceeds $176,000; collateralized by Federal Home Loan Bank, 4.375% due 9/17/10, valued at $182,123 including accrued interest (cost—$176,000)	$176	176,000

Total Investments (cost—$3,930,517) (a)—104.9%		$4,282,866

Liabilities in excess of other assets—(4.9)%		(201,362)

Net Assets—100.0%		$4,081,504

Notes to Schedule of Investments:
(a) Securities with an aggregate value of $2,002,280, representing 49.1% of net assets, were valued utilizing modeling tools provided by a third-party vendor as described in Note 1(a) in the Notes to Financial Statements.

(b) Non-income producing.

(c) All or partial amount segregated as collateral for futures contracts.

Glossary:
ADR—American Depositary Receipt

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	43

Schedule of Investments

Allianz NACM International Growth Fund

November 30, 2009

	Shares	Value

COMMON STOCK—96.7%
Australia—6.9%
Australia & New Zealand Banking
Group Ltd.	5,335	$108,142
BHP Billiton Ltd.	1,655	62,391
CSL Ltd.	2,006	57,892
Rio Tinto Ltd.	2,714	177,496
Westpac Banking Corp.	5,326	117,575

		523,496

Belgium—2.6%
Anheuser-Busch InBev NV	1,928	96,263
Umicore	2,900	98,995

		195,258

Brazil—3.6%
Cielo S.A.	6,600	61,846
Petroleo Brasileiro S.A. ADR	1,700	87,176
Vale S.A. ADR	4,300	123,281

		272,303

Canada—2.2%
Barrick Gold Corp.	2,000	85,011
Suncor Energy, Inc.	2,200	79,003

		164,014

China—3.5%
Shandong Weigao Group Medical
Polymer Co., Ltd., Class H	16,000	57,179
Shanghai Industrial Holdings Ltd.	17,000	85,156
Tencent Holdings Ltd.	2,800	51,750
ZTE Corp.	12,800	72,621

		266,706

France—9.3%
Alstom S.A.	1,072	75,318
BNP Paribas	2,211	183,541
Compagnie Generale des
Etablissements Michelin, Class B	949	72,012
Electricite de France S.A.	522	30,164
France Telecom S.A.	2,866	74,531
Gaz De France Suez	1,296	54,174
Gemalto NV (b)	2,041	90,765
Total S.A.	2,033	126,087

		706,592

Germany—10.3%
Aixtron AG	3,410	122,987
Bayer AG	1,183	90,620
E.ON AG	2,747	108,679
Fielmann AG	788	61,399
Fresenius Medical Care AG & Co. KGaA	2,971	157,891
Rhoen Klinikum AG	2,656	65,481
SAP AG	1,549	73,980
Siemens AG	985	96,605

		777,642

Hong Kong—5.9%
BOC Hong Kong Holdings Ltd.	35,000	80,302
Cheung Kong Holdings Ltd.	6,000	75,599
Hong Kong Electric Holdings Ltd.	9,500	51,606
HSBC Holdings PLC	5,100	59,874
Li & Fung Ltd.	18,000	72,284
Wharf Holdings Ltd.	20,000	107,936

		447,601

Israel—0.7%
Teva Pharmaceutical Industries
Ltd. ADR	1,000	52,790

	Shares	Value

Italy—1.7%
Saipem SpA	4,102	$132,375

Japan—17.9%
Aisin Seiki Co., Ltd.	3,000	72,031
Bridgestone Corp.	4,000	63,218
Canon, Inc.	3,400	129,955
Fanuc Ltd.	800	65,857
JFE Holdings, Inc.	1,800	58,863
Komatsu Ltd.	3,900	76,319
Mitsubishi Corp.	3,700	82,986
Mitsubishi Electric Corp. (b)	7,100	49,874
Mitsubishi Estate Co., Ltd.	4,100	63,359
Mitsubishi UFJ Financial Group, Inc.	17,800	98,040
Nippon Sheet Glass Co., Ltd.	10,000	25,183
Nomura Holdings, Inc.	18,200	130,778
NSK Ltd.	6,000	36,967
Panasonic Corp.	3,000	38,298
Sony Corp.	3,800	101,540
Toyota Motor Corp.	3,900	153,467
Unicharm Corp.	400	40,730
Yamada Denki Co., Ltd.	1,120	66,871

		1,354,336

Korea (Republic of)—0.7%
Hyundai Motor Co.	626	53,272

Malaysia—1.0%
CIMB Group Holdings Bhd	20,500	76,401

Netherlands—2.7%
Koninklijke KPN NV	7,505	133,055
Koninklijke Philips Electronics NV	2,756	75,451

		208,506

Singapore—1.1%
DBS Group Holdings Ltd.	8,000	82,896

Spain—1.0%
Iberdrola S.A.	3,854	36,616
Telefonica S.A.	1,279	36,768

		73,384

Switzerland—7.4%
ABB Ltd. (b)	3,692	67,794
Credit Suisse Group AG	1,846	96,246
Nestle S.A.	3,138	148,362
Roche Holdings AG	943	154,079
Syngenta AG	364	96,968

		563,449

United Kingdom—17.5%
ARM Holdings PLC	38,761	99,228
Autonomy Corp. PLC (b)	2,961	69,615
BG Group PLC	4,121	74,918
BP PLC	19,421	184,405
British American Tobacco PLC	3,485	106,116
Diageo PLC	6,001	101,326
HSBC Holdings PLC	8,521	99,811
Imperial Tobacco Group PLC	4,311	125,630
Reckitt Benckiser Group PLC	2,002	102,182
SSL International PLC	4,116	50,380
Standard Chartered PLC	7,000	174,279
Unilever PLC	2,042	60,065
Vodafone Group PLC	34,995	78,946

		1,326,901

United States—0.7%
Transocean Ltd. (b)	600	51,234

Total Common Stock (cost—$6,033,798)		7,329,156

	Shares	Value

PREFERRED STOCK—1.9%
Brazil—1.9%
Usinas Siderurgicas de Minas Gerais S.A. (cost—$72,811)	4,900	$142,911

Total Investments (cost—$6,106,609) (a)—98.6%		7,472,067

Other assets less liabilities—1.4%		105,993

Net Assets—100.0%		$7,578,060

Notes to Schedule of Investments:
(a) Securities with an aggregate value of $6,737,209, representing 88.9% of net assets, were valued utilizing modeling tools provided by a third-party vendor as described in Note 1(a) in the Notes to Financial Statements.

(b) Non-income producing.

Glossary:
ADR—American Depositary Receipt

44	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Schedule of Investments

Allianz NFJ Global Dividend Value Fund

November 30, 2009

	Shares	Value

COMMON STOCK—95.8%
Australia—4.0%
Amcor Ltd.	12,300	$66,622
BHP Billiton Ltd.	1,800	67,858

		134,480

Belgium—4.0%
Delhaize Group S.A.	900	68,104
Fortis NV (b)	16,000	67,679

		135,783

Bermuda—3.8%
Axis Capital Holdings Ltd.	2,300	64,377
RenaissanceRe Holdings Ltd.	1,200	63,936

		128,313

Brazil—3.9%
Cia de Saneamento Basico do Estado de Sao Paulo ADR	1,700	62,186
Tele Norte Leste Participacoes S.A. ADR	3,300	71,808

		133,994

Canada—3.9%
Toronto-Dominion Bank	1,100	69,344
TransCanada Corp.	2,000	64,540

		133,884

China—1.8%
China Mobile Ltd. ADR	1,300	60,931

Colombia—2.0%
BanColombia S.A. ADR	1,600	68,640

France—5.8%
Sanofi-Aventis S.A.	900	68,072
Total S.A.	2,100	130,243

		198,315

Germany—2.0%
Siemens AG	700	68,653

Korea (Republic of)—6.7%
POSCO	200	95,613
SK Telecom Co., Ltd.	900	131,683

		227,296

Netherlands—1.9%
Royal Dutch Shell PLC, Class A	2,200	65,620

Spain—2.0%
Banco Santander S.A.	3,942	67,859

Turkey—1.9%
Turkcell Iletisim Hizmet AS ADR	4,100	62,976

United Kingdom—9.4%
AstraZeneca PLC	1,400	62,765
Diageo PLC	3,800	64,163
International Power PLC	14,700	67,035
Pearson PLC	4,600	62,956
Unilever PLC	2,100	61,771

		318,690

United States—42.7%
Altria Group, Inc.	6,700	126,027
Annaly Capital Management, Inc., REIT	7,100	130,711
Boeing Co.	1,200	62,892
CenturyTel, Inc.	1,907	67,870
ConocoPhillips	1,300	67,301
Diamond Offshore Drilling, Inc.	700	69,678
Edison International	2,000	68,100
Goldman Sachs Group, Inc.	400	67,864
Home Depot, Inc.	2,400	65,664
Intel Corp.	3,300	63,360

	Shares	Value

International Business Machines Corp.	500	$63,175
KBR, Inc.	3,500	65,205
Kimberly-Clark Corp.	1,000	65,970
Marathon Oil Corp.	1,900	61,978
Medtronic, Inc.	1,700	72,148
Microsoft Corp.	2,300	67,643
Pfizer, Inc.	3,800	69,046
V.F. Corp.	900	65,448
Waste Management, Inc.	2,100	68,964
Xerox Corp.	8,500	65,450

		1,454,494

Total Common Stock (cost—$2,849,788)		3,259,928

	Principal Amount (000)
Repurchase Agreement—4.9%
State Street Bank & Trust Co., dated 11/30/09, 0.01%, due 12/1/09, proceeds $168,000; collateralized by Federal Home Loan Bank, 4.375% due 9/17/10, valued at $171,716 including accrued interest (cost—$168,000)	$168	168,000

Total Investments (cost—$3,017,788) (a)—100.7%		3,427,928

Liabilities in excess of other assets—(0.7)%		(23,608)

Net Assets—100.0%		$3,404,320

Notes to Schedule of Investments:
(a) Securities with an aggregate value of $1,216,696, representing 35.7% of net assets, were valued utilizing modeling tools provided by a third-party vendor as described in Note 1(a) in the Notes to Financial Statements.

(b) Non-income producing.

Glossary:
ADR—American Depositary Receipt
REIT—Real Estate Investment Trust

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	45

Schedule of Investments

Allianz RCM All Horizons Fund

November 30, 2009

	Shares	Value

COMMON STOCK—110.5%
Australia—15.0%
AMP Ltd.	7,127	$40,277
Aquila Resources Ltd. (c)	7,011	70,040
CSL Ltd.	2,050	59,162
National Australia Bank Ltd.	2,360	61,844
White Energy Co., Ltd. (c)	15,137	37,476
White Energy Co., Ltd. (a)(c)(d)(e)	1,206	2,651

		271,450

Canada—9.8%
Canadian Natural Resources Ltd.	433	28,912
Potash Corp. of Saskatchewan, Inc.	702	78,421
Suncor Energy, Inc.	1,931	69,343

		176,676

China—4.7%
China Life Insurance Co., Ltd.	17,000	85,430

France—6.8%
Eutelsat Communications	1,525	49,948
LVMH Moet Hennessy Louis Vuitton S.A.	706	73,630

		123,578

Germany—6.9%
BASF SE	854	51,621
Siemens AG	734	71,988

		123,609

Ireland—1.7%
Irish Life & Permanent PLC (c)	6,155	30,194

Mexico—3.8%
America Movil SAB de C.V. ADR, Class L	1,400	67,732

Netherlands—2.8%
TNT NV	1,763	51,225

Switzerland—8.5%
Credit Suisse Group AG	750	39,103
Noble Corp.	1,038	42,880
Tyco International Ltd.	2,000	71,740

		153,723

United Kingdom—11.8%
BAE Systems PLC	11,830	63,978
BG Group PLC	3,252	59,120
Home Retail Group PLC	10,078	48,971
Inmarsat PLC	3,973	41,645

		213,714

United States—38.7%
Abbott Laboratories	967	52,315
Activision Blizzard, Inc. (c)	3,611	41,129
Cisco Systems, Inc. (c)	2,536	59,342
Edwards Lifesciences Corp. (c)	506	41,497
Freeport-McMoRan Copper & Gold, Inc. (c)	725	60,030
Goldman Sachs Group, Inc.	335	56,836
Hewlett-Packard Co.	1,431	70,205
Intel Corp.	1,639	31,469
JPMorgan Chase & Co.	507	21,542
Kohl’s Corp. (c)	769	40,865
Marathon Oil Corp.	1,350	44,037
Pfizer, Inc.	2,905	52,784
Philip Morris International, Inc.	999	48,042

	Shares	Value

Prudential Financial, Inc.	875	$43,619
SunTrust Banks, Inc.	1,485	35,090

		698,802

Total Investments (cost—$1,768,789) (b)—110.5%		1,996,133

Liabilities in excess of other assets—(10.5)%		(189,865)

Net Assets—100.0%		$1,806,268

Notes to Schedule of Investments:
(a) When-issued or delayed-delivery. To be settled/delivered after November 30, 2009.

(b) Securities with an aggregate value of $935,652, representing 51.8% of net assets, were valued utilizing modeling tools provided by a third-party vendor as described in Note 1(a) in the Notes to Financial Statements.

(c) Non-income producing.

(d) Fair-valued.

(e) Placement shares; shares will convert into common stock on December 24, 2009.

Glossary:
ADR—American Depositary Receipt

46	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Schedule of Investments

Allianz RCM Disciplined Equity Fund

November 30, 2009

	Shares	Value

COMMON STOCK—100.1%
Aerospace & Defense—9.3%
Boeing Co.	8,260	$432,907
L-3 Communications Holdings, Inc.	2,810	220,220
Lockheed Martin Corp.	5,100	393,873
Raytheon Co.	3,880	199,936

		1,246,936

Beverages—2.3%
PepsiCo, Inc.	4,920	306,122

Biotechnology—5.8%
Amgen, Inc. (a)	6,140	345,989
Genzyme Corp. (a)	5,630	285,441
Gilead Sciences, Inc. (a)	3,310	152,426

		783,856

Capital Markets—0.7%
Legg Mason, Inc.	3,320	93,923

Chemicals—2.0%
Air Products & Chemicals, Inc.	3,230	267,864

Communications Equipment—2.8%
Cisco Systems, Inc. (a)	16,070	376,038

Computers & Peripherals—4.5%
Apple, Inc. (a)	2,160	431,806
EMC Corp. (a)	10,130	170,488

		602,294

Diversified Financial Services—4.0%
Bank of America Corp.	15,100	239,335
JPMorgan Chase & Co.	7,180	305,078

		544,413

Diversified Telecommunication Services—4.1%
AT&T, Inc.	10,910	293,915
Verizon Communications, Inc.	8,210	258,287

		552,202

Electronic Equipment, Instruments & Components—4.4%
Corning, Inc.	22,010	367,127
FLIR Systems, Inc. (a)	8,100	232,470

		599,597

Energy Equipment & Services—8.3%
Cameron International Corp. (a)	5,550	209,790
National-Oilwell Varco, Inc.	7,670	329,963
Schlumberger Ltd.	5,490	350,756
Weatherford International Ltd. (a)	13,330	222,611

		1,113,120

Food & Staples Retailing—5.9%
Walgreen Co.	6,050	235,284
Wal-Mart Stores, Inc.	10,190	555,865

		791,149

Food Products—0.3%
Archer-Daniels-Midland Co.	1,530	47,139

Health Care Equipment & Supplies—7.1%
Baxter International, Inc.	3,750	204,562
Medtronic, Inc.	8,090	343,340
Varian Medical Systems, Inc. (a)	8,840	413,182

		961,084

Hotels, Restaurants & Leisure—2.1%
McDonald’s Corp.	2,650	167,612
Starbucks Corp. (a)	5,300	116,070

		283,682

	Shares	Value

Household Products—3.5%
Procter & Gamble Co.	7,480	$466,378

Industrial Conglomerates—3.2%
General Electric Co.	26,900	430,938

Insurance—2.4%
Chubb Corp.	3,290	164,961
MetLife, Inc.	4,680	160,009

		324,970

Internet Software & Services—1.8%
eBay, Inc. (a)	9,700	237,359

Machinery—1.8%
Caterpillar, Inc.	4,140	241,735

Metals & Mining—1.7%
Alcoa, Inc.	7,840	98,157
Freeport-McMoRan Copper & Gold, Inc. (a)	1,640	135,792

		233,949

Oil, Gas & Consumable Fuels—5.3%
Chevron Corp.	4,730	369,129
ConocoPhillips	3,230	167,217
XTO Energy, Inc.	4,170	176,975

		713,321

Pharmaceuticals—6.6%
Johnson & Johnson	10,760	676,158
Pfizer, Inc.	11,730	213,134

		889,292

Semiconductors & Semiconductor Equipment—4.2%
Intel Corp.	15,270	293,184
Texas Instruments, Inc.	10,810	273,385

		566,569

Software—6.0%
Activision Blizzard, Inc. (a)	9,600	109,344
Adobe Systems, Inc. (a)	4,930	172,944
Autodesk, Inc. (a)	9,540	223,713
Intuit, Inc. (a)	10,420	304,368

		810,369

Total Common Stock (cost—$12,053,844)		13,484,299

	Principal Amount (000)
Repurchase Agreement—1.4%
State Street Bank & Trust Co., dated 11/30/09, 0.01%, due 12/1/09, proceeds $186,000; collateralized by Federal Home Loan Bank, 4.375%, due 9/17/10, valued at $192,530 including accrued interest (cost—$186,000)	$186	186,000

Total Investments (cost—$12,239,844)—101.5%		13,670,299

Liabilities in excess of other assets—(1.5)%		(200,252)

Net Assets—100.0%		$13,470,047

Notes to Schedule of Investments:
(a) Non-income producing.

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	47

Schedule of Investments

Allianz RCM Global EcoTrendsSM Fund

November 30, 2009

	Shares	Value

COMMON STOCK—96.7%
Australia—3.5%
Sims Metal Management Ltd.	183,431	$3,566,785

Austria—1.7%
Andritz AG	29,768	1,800,097

Canada—1.0%
Stantec, Inc. (b)	39,979	1,013,301

China—2.0%
Renesola Ltd. (b)	188,696	375,854
Suntech Power Holdings
Co., Ltd. ADR (b)	112,400	1,680,380

		2,056,234

Denmark—11.9%
Novozymes A/S, Class B	35,757	3,619,745
Vestas Wind Systems A/S (b)	123,592	8,677,121

		12,296,866

Finland—1.2%
Outotec Oyj	37,024	1,214,763

France—9.9%
Alstom S.A.	22,514	1,581,817
Bureau Veritas S.A.	21,253	1,063,404
EDF Energies Nouvelles S.A.	29,548	1,539,980
Suez Environnement Co.	270,562	6,023,217

		10,208,418

Germany—6.4%
GEA Group AG	67,921	1,432,262
Rational AG	5,344	910,130
Siemens AG	14,861	1,457,510
SMA Solar Technology AG	14,608	1,945,648
Wacker Chemie AG	5,122	845,102

		6,590,652

Hong Kong—1.7%
Guangdong Investment Ltd.	3,234,000	1,805,894

Ireland—1.2%
Kingspan Group PLC (b)	137,134	1,202,488

Italy—1.1%
Hera SpA	483,023	1,165,595

Japan—5.8%
East Japan Railway Co.	14,800	1,040,391
Honda Motor Co., Ltd.	44,000	1,363,120
Horiba Ltd.	36,900	823,566
Kurita Water Industries Ltd.	85,900	2,709,394

		5,936,471

Netherlands—1.0%
Arcadis NV	43,788	1,015,239

Philippines—1.5%
Energy Development Corp.	17,730,593	1,527,498

Portugal—1.0%
Energias de Portugal S.A.	227,298	1,042,740

Spain—9.5%
EDP Renovaveis S.A. (b)	88,766	873,047
Gamesa Corp. Tecnologica S.A.	245,305	4,695,579
Iberdrola Renovables S.A.	872,292	4,186,388

		9,755,014

Switzerland—1.0%
ABB Ltd. (b)	56,335	1,034,443

	Shares	Value

United Kingdom—6.1%
Arriva PLC	66,317	$502,201
Aveva Group PLC	60,411	964,639
Ceres Power Holdings PLC (b)	207,242	590,018
eaga PLC	362,509	776,816
RPS Group PLC	436,933	1,448,813
Spectris PLC	93,913	1,026,978
Spice PLC	832,494	985,253

		6,294,718

United States—29.2%
Covanta Holding Corp. (b)	173,433	2,960,501
Danaher Corp.	19,836	1,406,769
Eaton Corp.	16,540	1,056,906
ESCO Technologies, Inc. (b)	34,551	1,154,003
First Solar, Inc. (b)	28,689	3,417,147
Itron, Inc. (b)	21,474	1,305,405
ITT Corp.	28,897	1,494,553
Monsanto Co.	9,529	769,467
Nalco Holding Co.	138,400	3,385,264
Ormat Technologies, Inc.	20,742	853,948
Pall Corp.	41,114	1,308,659
Southwestern Energy Co. (b)	15,227	669,379
Stericycle, Inc. (b)	107,730	5,896,063
Tetra Tech, Inc. (b)	78,342	2,063,528
Thermo Fisher Scientific, Inc. (b)	33,842	1,598,358
XTO Energy, Inc.	16,760	711,294

		30,051,244

Total Common Stock (cost—$107,190,337)		99,578,460

PREFERRED STOCK—0.7%
Brazil—0.7%
Cia Energetica de Minas Gerais (cost—$734,933)	44,400	761,287

	Principal Amount (000)
Repurchase Agreement—2.1%
State Street Bank & Trust Co., dated 11/30/09, 0.01%, due 12/1/09, proceeds $2,206,001; collateralized by Fannie Mae, 3.00% due 1/13/14, valued at $2,252,813 including accrued interest (cost—$2,206,000)	$2,206	2,206,000

Total Investments (cost—$110,131,270) (a)—99.5%		102,545,747

Other assets less liabilities—0.5%		474,731

Net Assets—100.0%		$103,020,478

Notes to Schedule of Investments:
(a) Securities with an aggregate value of $66,833,535, representing 64.9% of net assets, were valued utilizing modeling tools provided by a third-party vendor as described in Note 1(a) in the Notes to Financial Statements.

(b) Non-income producing.

Glossary:
ADR—American Depositary Receipt

48	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Schedule of Investments

Allianz RCM Global Water Fund

November 30, 2009

	Shares	Value

COMMON STOCK—96.0%
Austria—5.8%
Andritz AG	56,652	$3,425,795

Brazil—1.9%
Cia de Saneamento Basico do Estado de Sao Paulo ADR	30,854	1,128,639

Canada—1.2%
Stantec, Inc. (b)	28,795	729,834

China—0.6%
Epure International Ltd.	825,000	352,518

France—8.1%
Suez Environnement Co.	48,640	1,082,817
Veolia Environnement	109,123	3,704,061

		4,786,878

Hong Kong—3.5%
China Water Affairs Group Ltd.	1,400,000	436,834
Guangdong Investment Ltd.	2,903,810	1,621,513

		2,058,347

Italy—2.7%
Hera SpA	651,832	1,572,953

Japan—5.7%
Kurita Water Industries Ltd.	106,300	3,352,836

Netherlands—4.0%
Arcadis NV	65,678	1,522,765
Wavin NV	339,906	835,384

		2,358,149

Switzerland—7.4%
Geberit AG	25,131	4,341,487

United Kingdom—18.5%
Halma PLC	232,751	855,499
Northumbrian Water Group PLC	290,659	1,288,333
Pennon Group PLC	261,342	2,140,408
Rotork PLC	29,044	528,579
RPS Group PLC	252,156	836,116
Severn Trent PLC	134,598	2,329,441
United Utilities Group PLC	368,896	2,896,533

		10,874,909

United States—36.6%
American Water Works Co., Inc.	43,726	972,466
Aqua America, Inc.	98,081	1,600,682
Arch Chemicals, Inc.	32,285	865,561
California Water Service Group	22,637	828,061
Danaher Corp.	39,637	2,811,056
IDEX Corp.	71,573	2,120,708
Insituform Technologies, Inc.,
Class A (b)	68,029	1,408,200
ITT Corp.	78,316	4,050,504
Nalco Holding Co.	111,012	2,715,354
Tetra Tech, Inc. (b)	73,811	1,944,182
Valmont Industries, Inc.	17,386	1,332,463
Watts Water Technologies, Inc.,
Class A	29,081	891,333

		21,540,570

Total Common Stock (cost—$60,567,618)		56,522,915

	Principal Amount (000)	Value

Repurchase Agreement—4.0%
State Street Bank & Trust Co., dated 11/30/09, 0.01%, due 12/1/09, proceeds $2,384,001; collateralized by Federal Home Loan Bank, 4.375%, due 9/17/10, valued at $2,435,238 including accrued interest (cost—$2,384,000)	$2,384	$2,384,000

Total Investments (cost—$62,951,618) (a)—100.0%		58,906,915

Liabilities in excess of other assets—(0.0)%		(10,716)

Net Assets—100.0%		$58,896,199

Notes to Schedule of Investments:
(a) Securities with an aggregate value of $33,123,872, representing 56.2% of net assets, were valued utilizing modeling tools provided by a third-party vendor as described in Note 1(a) in the Notes to Financial Statements.

(b) Non-income producing.

Glossary:
ADR—American Depositary Receipt

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	49

Schedule of Investments

Allianz RCM International Opportunities Fund

November 30, 2009

	Shares	Value

COMMON STOCK—97.1%
Australia—3.6%
Australia & New Zealand Banking Group Ltd.	13,792	$279,568
QBE Insurance Group Ltd.	8,658	176,119

		455,687

Belgium—1.9%
Anheuser-Busch InBev NV	4,656	232,470

Brazil—4.6%
Itau Unibanco Holding S.A. ADR	13,170	293,032
Petroleo Brasileiro S.A. ADR	5,400	276,912

		569,944

Canada—0.8%
Suncor Energy, Inc.	2,695	96,779

China—2.1%
Baidu, Inc. ADR (a)	200	86,748
China Life Insurance Co., Ltd.	35,000	175,884

		262,632

Denmark—1.5%
Novo Nordisk A/S, Class B	2,894	192,996

Finland—0.8%
Nokia Oyj	7,116	94,286

France—12.9%
Air Liquide S.A.	1,202	139,707
Alstom S.A.	2,965	208,319
BNP Paribas	4,795	398,045
LVMH Moet Hennessy Louis Vuitton S.A.	2,679	279,397
Total S.A.	5,442	337,515
Vinci S.A.	4,633	256,455

		1,619,438

Germany—3.0%
BASF SE	3,903	235,922
Bayer AG	1,904	145,850

		381,772

Israel—1.5%
Check Point Software Technologies (a)	3,000	94,770
Teva Pharmaceutical Industries Ltd. ADR	1,800	95,022

		189,792

Italy—1.5%
Saipem SpA	5,863	189,204

Japan—16.8%
Canon, Inc.	4,800	183,466
East Japan Railway Co.	1,800	126,534
Hitachi Construction Machinery Co., Ltd.	4,800	111,593
Ibiden Co., Ltd.	3,100	104,108
Inpex Corp.	14	108,825
KDDI Corp.	25	134,967
Kubota Corp.	21,000	184,251
Mitsui & Co., Ltd.	13,700	180,420
Mitsui Fudosan Co., Ltd.	9,000	153,465
Shin-Etsu Chemical Co., Ltd.	3,000	162,565
Shionogi & Co., Ltd.	6,800	146,070
Sony Corp.	5,600	149,638
Sumitomo Mitsui Financial Group, Inc.	2,900	94,803
Toyota Motor Corp.	6,500	255,779

		2,096,484

	Shares	Value

Korea (Republic of)—1.4%
Samsung Electronics Co., Ltd. GDR (c)	550	$170,637

Luxembourg—1.0%
ArcelorMittal	3,265	128,049

Netherlands—1.6%
Koninklijke DSM NV	4,010	197,747

Portugal—1.1%
Energias de Portugal S.A.	30,696	140,819

Spain—7.4%
Banco Santander S.A.	22,622	389,426
Gamesa Corp. Tecnologica S.A.	3,354	64,202
Red Electrica Corp. S.A.	1,926	105,309
Telefonica S.A.	12,872	370,035

		928,972

Sweden—3.1%
Atlas Copco AB, Class A	12,777	181,729
Hennes & Mauritz AB, Class B	3,485	206,544

		388,273

Switzerland—8.4%
ABB Ltd. (a)	10,412	191,189
Nestle S.A.	7,747	366,272
Roche Holdings AG	1,623	265,186
Xstrata PLC (a)	13,082	231,921

		1,054,568

Taiwan—2.1%
HON HAI Precision Industry Co.,
Ltd. GDR	13,600	122,400
Taiwan Semiconductor Manufacturing
Co., Ltd. ADR	13,904	144,463

		266,863

United Kingdom—20.0%
AstraZeneca PLC	2,958	132,614
BG Group PLC	9,493	172,579
BHP Billiton PLC	15,918	489,764
Centrica PLC	27,708	116,169
HSBC Holdings PLC	39,402	461,537
Inmarsat PLC	9,338	97,881
Prudential PLC	22,020	228,078
Reckitt Benckiser Group PLC	4,228	215,798
Standard Chartered PLC	11,651	285,593
Vodafone Group PLC	132,044	297,881

		2,497,894

Total Common Stock (cost—$10,801,680)		12,155,306

PREFERRED STOCK—1.2%
Germany—1.2%
Fresenius SE (cost—$139,857)	2,145	143,022

	Principal Amount (000s)	Value

Repurchase Agreement—3.5%
State Street Bank & Trust Co., dated 11/30/09, 0.01%, due 12/1/09, proceeds $443,000; collateralized by Federal Home Loan Bank, 4.375%, due 9/17/10, valued at $452,704 including accrued interest (cost—$443,000)	$443	$443,000

Total Investments (cost—$11,384,537) (b)—101.8%		12,741,328

Liabilities in excess of other assets—(1.8)%		(227,780)

Net Assets—100.0%		$12,513,548

Notes to Schedule of Investments:
(a) Non-income producing.

(b) Securities with an aggregate value of $10,917,565, representing 87.2% of net assets, were valued utilizing modeling tools provided by a third-party vendor as described in Note 1(a) in the Notes to Financial Statements.

(c) 144A Security—Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, typically only to qualified institutional buyers. Unless otherwise indicated these, these securities are not considered to be illiquid.

Glossary:
ADR—American Depositary Receipt
GDR—Global Depositary Receipt

50	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

(THIS PAGE INTENTIONALLY LEFT BLANK)

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	51

Statements of Assets and Liabilities

November 30, 2009
	AGI Solutions 2015	AGI Solutions 2020	AGI Solutions 2030	AGI Solutions 2040	AGI Solutions 2050	AGI Solutions Core Allocation

Assets:
Investments, at value	$302,575	$243,076	$—	$—	$—	$—
Investments in Affiliates, at value	4,252,277	3,555,968	4,536,158	4,206,859	4,121,496	211,383,529
Cash	39,757	40,035	56,533	52,117	29,069	76,148
Foreign currency, at value	—	—	—	—	—	—
Receivable for investments sold	—	—	—	—	—	—
Receivable for investments in Affiliates sold	—	—	—	—	—	352,600
Receivable for Fund shares sold	—	—	2,017	3,925	221	443,869
Dividends and interest receivable (net of foreign taxes)	—	—	—	—	—	—
Dividends and interest receivable from Affiliates	7,381	5,956	5,797	3,060	2,906	263,266
Unrealized appreciation of swaps	—	—	—	—	—	—
Receivable from Investment Manager	55,833	48,386	48,864	48,211	68,935	61,807
Variation margin receivable	—	—	—	—	—	—
Deposits with brokers for futures contracts collateral	—	—	—	—	—	—
Prepaid expenses and other assets	36,193	36,188	36,100	36,196	36,195	22,398
Total Assets	4,694,016	3,929,609	4,685,469	4,350,368	4,258,822	212,603,617

Liabilities:
Payable for investments purchased	—	—	—	—	—	—
Payable for investments in Affiliates purchased	7,381	5,956	5,797	3,060	2,906	263,266
Payable to custodian for foreign currency overdraft	—	—	—	—	—	—
Payable for Fund shares redeemed	—	—	—	—	—	291,077
Payable to Investment Manager	—	—	—	—	—	—
Distribution fees payable	68	42	69	47	36	72,425
Servicing fees payable	52	27	72	22	29	35,339
Unrealized depreciation of swaps	—	—	—	—	—	—
Payable for organizational expenses	43,000	43,000	43,000	43,000	43,000	58,000
Unrealized depreciation of forward foreign currency contracts	—	—	—	—	—	—
Accrued expenses	61,078	54,302	54,968	54,261	74,975	147,626
Total Liabilities	111,579	103,327	103,906	100,390	120,946	867,733
Net Assets	$4,582,437	$3,826,282	$4,581,563	$4,249,978	$4,137,876	$211,735,884

Shares of beneficial interest:
Par value ($0.00001 per share)	$2	$2	$2	$2	$2	$215
Paid-in-capital in excess of par	3,839,409	3,091,897	3,655,738	3,207,648	3,088,380	231,817,587
Undistributed (dividends in excess of) net investment income	123,633	117,172	93,834	78,762	77,920	869,055
Accumulated net realized gain (loss)	31,630	42,426	36,744	34,621	39,595	(50,636,391)
Net unrealized appreciation (depreciation) of investments, futures contracts, swaps and foreign currency transactions	587,763	574,785	795,245	928,945	931,979	29,685,418
Net Assets	$4,582,437	$3,826,282	$4,581,563	$4,249,978	$4,137,876	$211,735,884

Cost of Investments	$284,189	$228,313	—	—	—	—
Cost of Investments in Affiliates	$3,682,900	$2,995,946	$3,740,913	$3,277,914	$3,189,517	$181,698,111
Cost of Foreign Currency	—	—	—	—	—	—

52	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

AGI Solutions Growth Allocation	AGI Solutions Retirement Income	NACM Global Equity 130/30	NACM International Growth	NFJ Global Dividend Value	RCM All Horizons	RCM Disciplined Equity	RCM Global EcoTrendsSM	RCM Global Water	RCM International Opportunities

$—	$319,140	$4,282,866	$7,472,067	$3,427,928	$1,996,133	$13,670,299	$102,545,747	$58,906,915	$12,741,328
4,148,898	3,875,846	—	—	—	—	—	—	—	—
73,536	95,493	565	46,252	846	94,145	687	437	255	352
—	—	658	2,037	—	1,642	—	—	—	2,458
—	—	26,322	—	—	94,767	—	882,284	—	—
—	—	—	—	—	—	—	—	—	—
—	—	6,450	—	1,000	—	43,652	246,172	75,255	102
—	—	8,299	50,501	10,114	4,628	38,325	80,880	189,123	30,796
2,878	6,893	—	—	—	—	—	—	—	—
—	—	10,893	—	—	—	—	—	—	—
70,081	43,000	—	88,641	119,701	—	—	—	—	—
—	—	2,153	—	—	—	—	—	—	—
—	—	19,899	—	—	—	—	—	—	—
11,490	36,189	37,964	36,598	8,310	8,453	9,939	12,594	10,234	8,717
4,306,883	4,376,561	4,396,069	7,696,096	3,567,899	2,199,768	13,762,902	103,768,114	59,181,782	12,783,753

—	—	—	—	15,031	96,566	2,297	112,908	—	—
2,878	6,893	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	77,337	29
—	—	—	3,495	—	—	—	276,435	70,662	—
—	4,675	168,644	—	—	210,063	185,260	82,672	44,173	161,716
125	85	7	21	51	20	371	4,527	13,350	19
48	82	20	20	55	21	478	18,951	9,188	16
—	—	7,719	—	—	—	—	—	—	—
48,000	43,000	—	35,000	110,000	—	—	—	—	—
—	—	—	—	—	72	—	—	—	—
61,604	44,393	138,175	79,500	38,442	86,758	104,449	174,806	148,181	108,454
112,655	99,128	314,565	118,036	163,579	393,500	292,855	747,636	285,583	270,205
$4,194,228	$4,277,433	$4,081,504	$7,578,060	$3,404,320	$1,806,268	$13,470,047	$103,020,478	$58,896,199	$12,513,548

$2	$2	$3	$16	$2	$1	$9	$49	$74	$10
3,180,876	3,676,269	5,088,171	24,342,376	2,872,819	2,121,780	11,450,265	137,105,162	77,766,623	11,677,797
49,064	32,752	(5,596)	114,906	19,893	13,305	70,904	(15,409)	20,244	89,368
31,217	47,911	(1,355,402)	(18,249,343)	101,381	(555,947)	518,414	(26,482,580)	(14,851,567)	(610,980)
933,069	520,499	354,328	1,370,105	410,225	227,129	1,430,455	(7,586,744)	(4,039,175)	1,357,353
$4,194,228	$4,277,433	$4,081,504	$7,578,060	$3,404,320	$1,806,268	$13,470,047	$103,020,478	$58,896,199	$12,513,548

—	$299,889	$3,930,517	$6,106,609	$3,017,788	$1,768,789	$12,239,844	$110,131,270	$62,951,618	$11,384,537
$3,215,829	$3,374,598	—	—	—	—	—	—	—	—
—	—	$654	$2,033	—	$1,643	—	$(77,326)	$(29)	$2,411

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	53

Statements of Assets and Liabilities  (Cont.)

November 30, 2009
	AGI Solutions 2015	AGI Solutions 2020	AGI Solutions 2030	AGI Solutions 2040	AGI Solutions 2050	AGI Solutions Core Allocation

Net Assets:
Class A	$78,261	$39,646	$179,470	$23,020	$30,058	$57,224,586
Class B	—	—	—	—	—	31,697,607
Class C	70,819	30,264	77,608	42,299	13,309	89,276,943
Class D	91,254	65,126	122,494	44,846	91,331	13,309
Class R	12,235	12,365	12,915	13,538	13,370	12,092
Class P	12,286	12,416	12,969	13,411	13,426	1,658,255
Institutional Class	4,305,313	3,654,066	4,163,156	4,099,472	3,962,974	31,840,978
Administrative Class	12,269	12,399	12,951	13,392	13,408	12,114

Shares Issued and Outstanding:
Class A	4,258	2,133	9,268	1,147	1,498	5,815,210
Class B	—	—	—	—	—	3,196,571
Class C	3,880	1,640	4,025	2,123	667	9,028,877
Class D	4,960	3,504	6,314	2,236	4,546	1,354
Class R	666	666	666	676	666	1,232
Class P	666	666	666	666	666	168,550
Institutional Class	233,411	196,022	213,814	203,604	196,600	3,258,423
Administrative Class	667	667	667	667	667	1,232

Net Asset Value and Redemption Price Per Share:*
Class A	$18.38	$18.58	$19.36	$20.08	$20.07	$9.84
Class B	—	—	—	—	—	9.92
Class C	18.25	18.46	19.28	19.92	19.96	9.89
Class D	18.40	18.59	19.40	20.05	20.09	9.83
Class R	18.35	18.55	19.37	20.03	20.06	9.81
Class P	18.43	18.62	19.45	20.12	20.14	9.84
Institutional Class	18.45	18.64	19.47	20.13	20.16	9.77
Administrative Class	18.40	18.60	19.43	20.09	20.11	9.83

*	Rounded amounts from underlying records.

54	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

AGI Solutions Growth Allocation	AGI Solutions Retirement Income	NACM Global Equity 130/30	NACM International Growth	NFJ Global Dividend Value	RCM All Horizons	RCM Disciplined Equity	RCM Global EcoTrendsSM	RCM Global Water	RCM International Opportunities

$40,709	$256,136	$83,513	$42,896	$281,880	$65,301	$1,685,856	$86,025,181	$23,787,584	$41,417
—	—	—	—	—	—	—	—	—	—
180,824	132,944	16,838	27,690	89,534	33,033	628,416	7,681,815	22,392,764	32,189
13,308	72,862	7,892	22,070	35,188	9,928	58,883	535,202	155,814	11,359
13,288	12,170	—	13,448	—	—	—	—	—	—
13,324	12,221	7,920	13,504	12,132	8,436	9,957	8,753,895	12,015,623	8,400
3,919,463	3,778,896	3,965,341	7,458,452	2,985,586	1,689,570	11,086,935	24,385	544,414	12,420,183
13,312	12,204	—	—	—	—	—	—	—	—

2,039	14,381	7,061	9,364	15,521	5,192	116,029	4,128,512	2,977,082	3,317
—	—	—	—	—	—	—	—	—	—
9,099	7,454	1,437	6,082	4,940	2,650	43,685	371,732	2,824,965	2,593
666	4,087	667	4,817	1,937	789	4,042	25,663	19,514	910
667	682	—	2,941	—	—	—	—	—	—
667	685	667	2,941	668	670	682	418,700	1,503,513	671
196,000	211,668	333,533	1,620,929	164,280	134,084	759,187	1,166	68,582	992,213
667	684	—	—	—	—	—	—	—	—

$19.96	$17.81	$11.83	$4.58	$18.16	$12.58	$14.53	$20.84	$7.99	$12.49
—	—	—	—	—	—	—	—	—	—
19.87	17.83	11.72	4.55	18.12	12.47	14.39	20.66	7.93	12.41
19.96	17.83	11.84	4.58	18.17	12.58	14.57	20.85	7.98	12.49
19.93	17.86	—	4.57	—	—	—	—	—	—
19.99	17.85	11.88	4.59	18.17	12.60	14.60	20.91	7.99	12.51
20.00	17.85	11.89	4.60	18.17	12.60	14.60	20.92	7.94	12.52
19.97	17.83	—	—	—	—	—	—	—	—

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	55

Statements of Operations

For the periods ended November 30, 2009
	AGI Solutions 2015*	AGI Solutions 2020*	AGI Solutions 2030*	AGI Solutions 2040*	AGI Solutions 2050*	AGI Solutions Core Allocation†

Investment Income:
Interest	$5	$4	$4	$2	$2	$244
Dividends, net of foreign withholding taxes	4,563	3,716	—	—	—	—
Dividends from investments in Affiliates	118,493	114,980	98,891	78,263	77,517	2,019,972
Miscellaneous income	—	—	—	—	—	—
Total Income	123,061	118,700	98,895	78,265	77,519	2,020,216

Expenses:
Investment management fees	25,498	24,255	27,071	26,641	26,611	687,223
Distribution and/or servicing fees — Administrative Class	25	25	26	25	26	14
Distribution fees — Class B	—	—	—	—	—	97,006
Distribution fees — Class C	306	89	179	168	77	270,796
Distribution fees — Class R	25	25	26	26	26	12
Administrative servicing fees — Class P	10	10	10	10	10	620
Servicing fees — Class A	62	41	129	28	57	56,284
Servicing fees — Class B	—	—	—	—	—	32,335
Servicing fees — Class C	102	30	60	56	25	90,265
Servicing fees — Class D	72	60	94	71	105	13
Servicing fees — Class R	25	25	25	26	26	12
Legal fees	7,805	6,905	6,905	6,905	11,905	16,120
Trustees’ fees	3,348	3,048	3,048	4,047	4,548	52,415
Audit and tax service fees	19,001	19,001	19,002	19,001	19,201	31,505
Registration fees	22,572	22,291	22,247	22,294	22,308	45,249
Organizational expenses	43,000	43,000	43,000	43,000	43,000	58,000
Custodian and accounting agent fees	51,783	51,783	51,806	50,815	52,822	22,625
Shareholder communications fees	31,838	24,283	24,372	24,418	34,421	18,250
Transfer agent fees	5,826	6,809	8,810	7,809	9,814	26,336
Miscellaneous expenses	1,226	1,726	1,725	1,726	2,727	5,079
Total Expenses	212,524	203,406	208,535	207,066	227,709	1,510,159
Less: Fee Waiver/Reimbursement from Investment Manager	(205,469)	(196,096)	(197,412)	(198,468)	(219,173)	(750,070)
Net Expenses	7,055	7,310	11,123	8,598	8,536	760,089
Net Investment Income (Loss)	116,006	111,390	87,772	69,667	68,983	1,260,127

Realized and Change in Unrealized Gain (Loss):
Net realized gain (loss) on:
Investments	—	—	—	—	—	—
Investments in Affiliates	31,630	42,426	36,744	34,621	39,595	(2,839,440)
Futures contracts	—	—	—	—	—	—
Swaps	—	—	—	—	—	—
Foreign currency transactions	—	—	—	—	—	—
Net capital gain distributions received from underlying Affiliated funds	7,609	5,764	6,038	9,087	8,929	209,186
Net change in unrealized appreciation/depreciation of:
Investments	18,386	14,763	—	—	—	—
Investments in Affiliates	569,377	560,022	795,245	928,945	931,979	30,880,632
Futures contracts	—	—	—	—	—	—
Swaps	—	—	—	—	—	—
Foreign currency transactions	—	—	—	—	—	—
Net Realized and Change in Unrealized Gain	627,002	622,975	838,027	972,653	980,503	28,250,378
Net Increase in Net Assets Resulting from Investment Operations	$743,008	$734,365	$925,799	$1,042,320	$1,049,486	$29,510,505
†	Year end changed from June 30th to November 30th.
*	Commencement of operations December 29, 2008.
**	Commencement of operations April 27, 2009.
***	Commencement of operations June 26, 2009.

56	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

AGI Solutions Growth Allocation**	AGI Solutions Retirement Income*	NACM Global Equity 130/30	NACM International Growth	NFJ Global Dividend Value***	RCM All Horizons	RCM Disciplined Equity	RCM Global EcoTrendsSM	RCM Global Water	RCM International Opportunities

$10	$7	$64	$153	$17	$125	$147	$6,742	$1,972	$31
—	4,917	70,905	169,069	43,570	31,522	153,245	1,423,677	1,462,274	184,570
45,976	117,489	—	—	—	—	—	—	—	—
—	—	—		—				185
45,986	122,413	70,969	169,222	43,587	31,647	153,392	1,430,419	1,464,431	184,601

18,542	23,282	38,144	55,879	10,441	14,038	54,282	929,676	472,549	57,479
18	25	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—
321	136	68	142	100	171	2,210	32,391	146,458	116
18	25	—	24	—	—	—	—	—	—
7	10	7	10	5	7	8	4,707	9,522	7
37	170	110	32	62	56	1,996	209,443	51,560	29
—	—	—	—	—	—	—	—	—	—
107	46	23	47	33	57	737	10,797	48,819	38
18	48	17	30	12	18	62	366	74	18
18	25	—	24	—	—	—	—	—	—
4,459	8,405	10,075	13,913	2,170	5,075	13,075	177,500	75,075	18,075
2,135	4,048	1,315	6,050	930	2,315	4,315	93,253	42,790	4,315
22,376	18,501	46,580	28,732	17,050	21,580	37,580	69,075	49,720	36,580
4,930	22,290	56,591	19,421	1,604	56,368	57,677	60,139	59,550	56,763
48,000	43,000	—	35,000	110,000	—	—	—	—	—
32,781	46,822	80,010	109,665	27,900	82,010	76,010	127,190	89,850	104,510
26,900	16,300	40,240	25,209	9,300	18,110	31,358	71,505	24,860	23,993
2,918	9,322	5,005	3,612	1,550	8,005	6,030	91,809	53,524	9,006
1,011	1,226	237	4,090	1,085	1,244	3,379	19,184	11,974	1,869
164,596	193,681	278,422	301,880	182,242	209,054	288,719	1,897,035	1,136,325	312,798
(158,781)	(186,308)	(196,762)	(225,055)	(167,268)	(189,478)	(206,489)	—	—	(231,400)
5,815	7,373	81,660	76,825	14,974	19,576	82,230	1,897,035	1,136,325	81,398
40,171	115,040	(10,691)	92,397	28,613	12,071	71,162	(466,616)	328,106	103,203

—	—	(763,576)	(4,766,485)	101,381	(263,079)	545,921	(14,289,102)	(7,898,044)	(551,897)
31,217	47,911	—	—	—	—	—	—	—	—
—	—	11,497	—	—	—	—	—	—	—
—	—	(20,754)	—	—	—	—	—	—	—
—	—	1,478	22,514	(3,736)	(2,712)	—	162,911	(216,798)	(13,238)
8,884	8,588	—	—	—	—	—	—	—	—

—	19,251	1,540,496	6,495,902	410,140	661,949	2,382,064	37,021,146	21,128,461	2,872,542
933,069	501,248	—	—	—	—	—	—	—	—
—	—	8,532	—	—	—	—	—	—	—
—	—	3,174	—	—	—	—	—	—	—
—	—	(187)	2,794	85	(302)	—	20,956	129,049	120
973,170	576,998	780,660	1,754,725	507,870	395,856	2,927,985	22,915,911	13,142,668	2,307,527
$1,013,341	$692,038	$769,969	$1,847,122	$536,483	$407,927	$2,999,147	$22,449,295	$13,470,774	$2,410,730

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	57

Statements of Changes in Net Assets

	AGI Solutions 2015	AGI Solutions 2020	AGI Solutions 2030

	Period December 29, 2008** through November 30, 2009	Period December 29, 2008** through November 30, 2009	Period December 29, 2008** through November 30, 2009

Increase (Decrease) in Net Assets from:

Investment Operations:
Net investment income	$116,006	$111,390	$87,772
Net realized gain (loss) on investments in Affiliates	31,630	42,426	36,744
Net capital gain distributions received from underlying Affiliated funds	7,609	5,764	6,038
Net change in unrealized appreciation/depreciation on investments	18,386	14,763	—
Net change in unrealized appreciation/depreciation of investments in Affiliates	569,377	560,022	795,245
Net increase (decrease) resulting from investment operations	743,008	734,365	925,799

Dividends and Distributions to Shareholders from:
Net investment income
Class A	—	—	—
Class B	—	—	—
Class C	—	—	—
Class D	—	—	—
Class R	—	—	—
Class P	—	—	—
Institutional Class	—	—	—
Administrative Class	—	—	—
Net realized capital gains
Class A	—	—	—
Class B	—	—	—
Class C	—	—	—
Institutional Class	—	—	—
Return of capital
Class A	—	—	—
Class B	—	—	—
Class C	—	—	—
Class D	—	—	—
Class R	—	—	—
Class P	—	—	—
Institutional Class	—	—	—
Administrative Class	—	—	—
Total Dividends and Distributions to Shareholders	—	—	—

Fund Share Transactions:
Net proceeds from the sale of shares	857,493	92,930	657,760
Issued in reinvestment of dividends	—	—	—
Cost of shares redeemed	(18,064)	(1,013)	(1,996)
Net increase (decrease) from Fund share transactions	839,429	91,917	655,764
Redemption Fees	—	—	—
Total Increase (Decrease) in Net Assets	1,582,437	826,282	1,581,563

Net Assets:
Beginning of period	3,000,000	3,000,000	3,000,000
End of period*	$4,582,437	$3,826,282	$4,581,563
* Including undistributed (dividends in excess of) net investment income of:	$123,633	$117,172	$93,834
†	Year end changed from June 30th to November 30th.
**	Commencement of Operations.

58	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

AGI Solutions 2040	AGI Solutions 2050	AGI Solutions Core Allocation			AGI Solutions Growth Allocation	AGI Solutions Retirement Income

Period December 29, 2008** through November 30, 2009	Period December 29, 2008** through November 30, 2009	Period July 1, 2009† through November 30, 2009	Year ended June 30, 2009	Year ended June 30, 2008	Period April 27, 2009** through November 30, 2009	Period December 29, 2008** through November 30, 2009

$69,667	$68,983	$1,260,127	$5,844,675	$6,933,211	$40,171	$115,040
34,621	39,595	(2,839,440)	(47,175,075)	(3,812,279)	31,217	47,911
9,087	8,929	209,186	4,096,881	16,987,461	8,884	8,588
—	—	—	—	—	—	19,251
928,945	931,979	30,880,632	(9,048,428)	(38,359,577)	933,069	501,248
1,042,320	1,049,486	29,510,505	(46,281,947)	(18,251,184)	1,013,341	692,038

—	—	(226,968)	(2,305,373)	(4,877,440)	—	(1,594)
—	—	(72,559)	(1,384,734)	(4,171,969)	—	—
—	—	(202,562)	(3,647,880)	(8,956,313)	—	(202)
—	—	(53)	(52)	—	—	(464)
—	—	(55)	(50)	—	—	(238)
—	—	(7,231)	(52)	—	—	(289)
—	—	(90,782)	(699,356)	(1,188,488)	—	(87,822)
—	—	(48)	(54)	—	—	(286)

—	—	—	—	(1,783,042)	—	—
—	—	—	—	(1,988,002)	—	—
—	—	—	—	(4,095,693)	—	—
—	—	—	—	(328,211)	—	—

—	—	—	(430,051)	(796,097)	—	—
—	—	—	(258,312)	(885,109)	—	—
—	—	—	(680,486)	(1,829,227)	—	—
—	—	—	(10)	—	—	—
—	—	—	(9)	—	—	—
—	—	—	(10)	—	—	—
—	—	—	(130,460)	(146,018)	—	—
—	—	—	(10)	—	—	—
—	—	(600,258)	(9,536,899)	(31,045,609)	—	(90,895)

370,056	175,293	25,158,266	37,430,642	58,978,024	184,320	600,923
—	—	502,386	7,771,256	24,718,311	—	90,360
(162,398)	(86,903)	(17,750,037)	(92,475,689)	(91,137,886)	(3,433)	(14,993)
207,658	88,390	7,910,615	(47,273,791)	(7,441,551)	180,887	676,290
—	—	—	222	558	—	—
1,249,978	1,137,876	36,820,862	(103,092,415)	(56,737,786)	1,194,228	1,277,433

3,000,000	3,000,000	174,915,022	278,007,437	334,745,223	3,000,000	3,000,000
$4,249,978	$4,137,876	$211,735,884	$174,915,022	$278,007,437	$4,194,228	$4,277,433
$78,762	$77,920	$869,055	$(818)	$(818)	$49,064	$32,752

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	59

Statements of Changes in Net Assets  (Cont.)

	NACM Global Equity 130/30		NACM International Growth			NFJ Global Dividend Value

	Year ended November 30, 2009	Period July 15, 2008** through November 30, 2008	Year ended November 30, 2009	April 1, 2008† through November 30, 2008	Year ended March 31, 2008	Period June 26, 2009** through November 30, 2009

Increase (Decrease) in Net Assets from:

Investment Operations:
Net investment income (loss)	$(10,691)	$(2,511)	$92,397	$288,832	$515,715	$28,613
Net realized gain (loss) on investments, swaps, futures contracts, and foreign currency transactions	(771,355)	(598,636)	(4,743,971)	(2,735,723)	22,032,681	97,645
Net change in unrealized appreciation/depreciation of investments, swaps, futures contracts, and foreign currency transactions	1,552,015	(1,197,687)	6,498,696	(6,837,955)	(10,216,944)	410,225
Net increase (decrease) resulting from investment operations	769,969	(1,798,834)	1,847,122	(9,284,846)	12,331,452	536,483

Dividends and Distributions to Shareholders from:
Net investment income
Class A	(5)	—	—	—	(102,579)	(46)
Class C	— (a)	—	—	—	—	(1)
Class D	— (a)	—	—	—	—	(13)
Class P	(1)	—	—	—	—	(17)
Institutional Class	(2,250)	—	(335,280)	—	—	(4,923)
Class R — (Liquidated)	—	—	(59,818)	—	(122,626)	—
Class II — (Liquidated)	—	—	(340,309)	—	(264,648)	—
Net realized capital gains
Class A	—	—	—	—	(6,119,767)	—
Class C	—	—	—	—	—	—
Class D	—	—	—	—	—	—
Class P	—	—	—	—	—	—
Institutional Class	—	—	(1,375,956)	—	—	—
Class R — (Liquidated)	—	—	(408,740)	—	(2,036,861)	—
Class II — (Liquidated)	—	—	(1,427,888)	—	(7,384,655)	—
Total Dividends and Distributions to Shareholders	(2,256)	—	(3,947,991)	—	(16,031,136)	(5,000)

Fund Share Transactions:
Net proceeds from the sale of shares	84,218	2,000	3,762,905	2,193,416	17,916,020	367,852
Issued in reinvestment of dividends and distributions	2,257	—	3,745,980	—	16,026,700	4,985
Cost of shares redeemed	(15,850)	—	(10,721,963)	(3,626,013)	(76,347,076)	—
Net increase (decrease) from Fund share transactions	70,625	2,000	(3,213,078)	(1,432,597)	(42,404,356)	372,837
Redemption Fees	—	—	—	—	—	—
Total Increase (Decrease) in Net Assets	838,338	(1,796,834)	(5,313,947)	(10,717,443)	(46,104,040)	904,320

Net Assets:
Beginning of period	3,243,166	5,040,000	12,892,007	23,609,450	69,713,490	2,500,000
End of period*	$4,081,504	$3,243,166	$7,578,060	$12,892,007	$23,609,450	$3,404,320
* Including undistributed (dividends in excess of) net investment income of:	$(5,596)	$2,212	$114,906	$749,388	$460,556	$19,893
†	Year end changed from March 31st to November 30th.
**	Commencement of operations.
(a)	Less than $(1).

60	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

RCM All Horizons		RCM Disciplined Equity		RCM Global EcoTrendsSM		RCM Global Water		RCM International Opportunities

Year ended November 30, 2009	Period July 15, 2008** through November 30, 2008	Year ended November 30, 2009	Period July 15, 2008** through November 30, 2008	Year ended November 30, 2009	Year ended November 30, 2008	Year ended November 30, 2009	Period March 31. 2008** through November 30, 2008	Year ended November 30, 2009	Period July 15, 2008** through November 30, 2008

$12,071	$4,172	$71,162	$12,197	$(466,616)	$(1,248,532)	$328,106	$1,372,342	$103,203	$13,314
(265,791)	(285,295)	545,921	11,050	(14,126,191)	(12,631,205)	(8,114,842)	(7,178,263)	(565,135)	(50,381)
661,647	(434,518)	2,382,064	(951,609)	37,042,102	(93,638,056)	21,257,510	(25,296,685)	2,872,662	(1,515,309)
407,927	(715,641)	2,999,147	(928,362)	22,449,295	(107,517,793)	13,470,774	(31,102,606)	2,410,730	(1,552,376)

(15)	—	(342)	—	—	—	(572,331)	—	(35)	—
(3)	—	(306)	—	—	—	(467,207)	—	(8)	—
(15)	—	(25)	—	—	—	(193)	—	(35)	—
(33)	—	(36)	—	—	—	(270,825)	—	(44)	—
(7,875)	—	(11,932)	—	—	—	(637)	—	(22,633)	—
—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—

—	—	(1,033)	—	—	(1,871,021)	—	—	—	—
—	—	(908)	—	—	—	—	—	—	—
—	—	(121)	—	—	—	—	—	—	—
—	—	(121)	—	—	—	—	—	—	—
—	—	(36,374)	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—
(7,941)	—	(51,198)	—	—	(1,871,021)	(1,311,193)	—	(22,755)	—

70,972	3,010	8,894,177	133,963	30,098,783	58,850,885	16,982,094	89,944,383	7,616,721	—
7,941	—	51,198	—	—	167,254	101,368	—	22,756	—
—	—	(668,878)	—	(30,999,736)	(44,497,508)	(17,878,140)	(11,448,615)	(1,528)	—
78,913	3,010	8,276,497	133,963	(900,953)	14,520,631	(794,678)	78,495,768	7,637,949	—
—	—	—	—	803	2,740	706	7,428	—	—
478,899	(712,631)	11,224,446	(794,399)	21,549,145	(94,865,443)	11,365,609	47,400,590	10,025,924	(1,552,376)

1,327,369	2,040,000	2,245,601	3,040,000	81,471,333	176,336,776	47,530,590	130,000	2,487,624	4,040,000
$1,806,268	$1,327,369	$13,470,047	$2,245,601	$103,020,478	$81,471,333	$58,896,199	$47,530,590	$12,513,548	$2,487,624
$13,305	$7,928	$70,904	$12,284	$(15,409)	$(63,170)	$20,244	$1,220,129	$89,368	$22,052

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	61

Financial Highlights

For a share outstanding for the period ended:	Net Asset Value Beginning of Period	Net Investment Income (a)	Net Realized and Change in Unrealized Gain (a)	Total from Investment Operations
AGI Solutions 2015:
Class A
12/29/2008* - 11/30/2009	$15.00	$0.53	$2.85	$3.38
Class C
12/29/2008* - 11/30/2009	$15.00	$0.40	$2.85	$3.25
Class D
12/29/2008* - 11/30/2009	$15.00	$0.53	$2.87	$3.40
Class R
12/29/2008* - 11/30/2009	$15.00	$0.47	$2.88	$3.35
Class P
12/29/2008* - 11/30/2009	$15.00	$0.53	$2.90	$3.43
Institutional Class
12/29/2008* - 11/30/2009	$15.00	$0.55	$2.90	$3.45
Administrative Class
12/29/2008* - 11/30/2009	$15.00	$0.51	$2.89	$3.40
AGI Solutions 2020:
Class A
12/29/2008* - 11/30/2009	$15.00	$0.53	$3.05	$3.58
Class C
12/29/2008* - 11/30/2009	$15.00	$0.40	$3.06	$3.46
Class D
12/29/2008* - 11/30/2009	$15.00	$0.53	$3.06	$3.59
Class R
12/29/2008* - 11/30/2009	$15.00	$0.47	$3.08	$3.55
Class P
12/29/2008* - 11/30/2009	$15.00	$0.54	$3.08	$3.62
Institutional Class
12/29/2008* - 11/30/2009	$15.00	$0.55	$3.09	$3.64
Administrative Class
12/29/2008* - 11/30/2009	$15.00	$0.52	$3.08	$3.60
*	Commencement of operations.
(a)	Calculated on average shares outstanding during the period.
(b)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
(c)	Annualized.
(d)	Does not include expenses of the investment companies in which the Fund invests.

62	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Net Asset Value End of Period	Total Return (b)	Net Assets End of Period (000)	Ratio of Expenses to Average Net Assets with Fee Waiver and Reimbursement (c)(d)	Ratio of Expenses to Average Net Assets without Fee Waiver and Reimbursement (c)(d)	Ratio of Net Investment Income to Average Net Assets (c)(d)	Portfolio Turnover

$18.38	22.53%	$78	0.50%	9.98%	3.36%	21%

$18.25	21.67%	$71	1.25%	8.61%	2.61%	21%

$18.40	22.67%	$91	0.50%	8.84%	3.36%	21%

$18.35	22.33%	$12	0.75%	7.76%	3.11%	21%

$18.43	22.87%	$12	0.30%	6.52%	3.56%	21%

$18.45	23.00%	$4,306	0.20%	6.42%	3.66%	21%

$18.40	22.67%	$12	0.45%	6.67%	3.41%	21%

$18.58	23.87%	$40	0.53%	10.16%	3.38%	25%

$18.46	23.07%	$30	1.28%	10.57%	2.63%	25%

$18.59	23.93%	$65	0.53%	10.35%	3.38%	25%

$18.55	23.67%	$12	0.78%	8.76%	3.13%	25%

$18.62	24.13%	$13	0.33%	6.56%	3.58%	25%

$18.64	24.27%	$3,654	0.23%	6.46%	3.68%	25%

$18.60	24.00%	$12	0.48%	6.71%	3.43%	25%

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	63

Financial Highlights  (Cont.)

For a share outstanding for the period ended:	Net Asset Value Beginning of Period	Net Investment Income (a)	Net Realized and Change in Unrealized Gain (a)	Total from Investment Operations
AGI Solutions 2030:
Class A
12/29/2008* - 11/30/2009	$15.00	$0.41	$3.95	$4.36
Class C
12/29/2008* - 11/30/2009	$15.00	$0.28	$4.00	$4.28
Class D
12/29/2008* - 11/30/2009	$15.00	$0.41	$3.99	$4.40
Class R
12/29/2008* - 11/30/2009	$15.00	$0.34	$4.03	$4.37
Class P
12/29/2008* - 11/30/2009	$15.00	$0.41	$4.04	$4.45
Institutional Class
12/29/2008* - 11/30/2009	$15.00	$0.43	$4.04	$4.47
Administrative Class
12/29/2008* - 11/30/2009	$15.00	$0.39	$4.04	$4.43
AGI Solutions 2040:
Class A
12/29/2008* - 11/30/2009	$15.00	$0.30	$4.78	$5.08
Class C
12/29/2008* - 11/30/2009	$15.00	$0.19	$4.73	$4.92
Class D
12/29/2008* - 11/30/2009	$15.00	$0.32	$4.73	$5.05
Class R
12/29/2008* - 11/30/2009	$15.00	$0.26	$4.77	$5.03
Class P
12/29/2008* - 11/30/2009	$15.00	$0.33	$4.79	$5.12
Institutional Class
12/29/2008* - 11/30/2009	$15.00	$0.35	$4.78	$5.13
Administrative Class
12/29/2008* - 11/30/2009	$15.00	$0.31	$4.78	$5.09
*	Commencement of operations.
(a)	Calculated on average shares outstanding during the period.
(b)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
(c)	Annualized.
(d)	Does not include expenses of the investment companies in which the Fund invests.

64	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Net Asset Value End of Period	Total Return (b)	Net Assets End of Period (000)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement (c)(d)	Ratio of Expenses to Average Net Assets without Waiver and Reimbursement (c)(d)	Ratio of Net Investment Income to Average Net Assets (c)(d)	Portfolio Turnover

$19.36	29.07%	$179	0.63%	9.16%	2.47%	11%

$19.28	28.53%	$78	1.38%	9.74%	1.72%	11%

$19.40	29.33%	$123	0.63%	8.98%	2.47%	11%

$19.37	29.13%	$13	0.88%	7.74%	2.22%	11%

$19.45	29.67%	$13	0.43%	6.37%	2.67%	11%

$19.47	29.80%	$4,163	0.33%	6.27%	2.77%	11%

$19.43	29.53%	$13	0.58%	6.52%	2.52%	11%

$20.08	33.87%	$23	0.56%	11.53%	1.93%	13%

$19.92	32.80%	$42	1.31%	11.89%	1.18%	13%

$20.05	33.67%	$45	0.56%	10.43%	1.93%	13%

$20.03	33.53%	$14	0.81%	10.01%	1.68%	13%

$20.12	34.13%	$13	0.36%	6.43%	2.13%	13%

$20.13	34.20%	$4,100	0.26%	6.33%	2.23%	13%

$20.09	33.93%	$13	0.51%	6.58%	1.98%	13%

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	65

Financial Highlights  (Cont.)

For a share outstanding for the period ended:	Net Asset Value Beginning of Period	Net Investment Income (a)	Net Realized and Change in Unrealized Gain (a)	Total from Investment Operations
AGI Solutions 2050:
Class A
12/29/2008* - 11/30/2009	$15.00	$0.31	$4.76	$5.07
Class C
12/29/2008* - 11/30/2009	$15.00	$0.18	$4.78	$4.96
Class D
12/29/2008* - 11/30/2009	$15.00	$0.32	$4.77	$5.09
Class R
12/29/2008* - 11/30/2009	$15.00	$0.26	$4.80	$5.06
Class P
12/29/2008* - 11/30/2009	$15.00	$0.33	$4.81	$5.14
Institutional Class
12/29/2008* - 11/30/2009	$15.00	$0.34	$4.82	$5.16
Administrative Class
12/29/2008* - 11/30/2009	$15.00	$0.30	$4.81	$5.11
*	Commencement of operations.
(a)	Calculated on average shares outstanding during the period.
(b)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
(c)	Annualized.
(d)	Does not include expenses of the investment companies in which the Fund invests.

66	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Net Asset Value End of Period	Total Return (b)	Net Assets End of Period (000)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement (c)(d)	Ratio of Expenses to Average Net Assets without Waiver and Reimbursement (c)(d)	Ratio of Net Investment Income to Average Net Assets (c)(d)	Portfolio Turnover

$20.07	33.80%	$30	0.56%	9.92%	1.91%	11%

$19.96	33.07%	$13	1.31%	10.64%	1.16%	11%

$20.09	33.93%	$91	0.56%	11.64%	1.91%	11%

$20.06	33.73%	$13	0.81%	10.14%	1.66%	11%

$20.14	34.27%	$14	0.36%	7.10%	2.11%	11%

$20.16	34.40%	$3,963	0.26%	7.00%	2.21%	11%

$20.11	34.07%	$14	0.51%	7.25%	1.96%	11%

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	67

Financial Highlights  (Cont.)

For a Share Outstanding for the Period ended:	Net Asset Value Beginning of Period	Net Investment Income (a)	Net Realized and Change in Unrealized Gain (Loss) (a)	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains
AGI Solutions Core Allocation:
Class A
7/1/2009** - 11/30/2009	$8.45	$0.08	$1.35	$1.43	$(0.04)	$—
6/30/2009	10.62	0.30	(1.98)	(1.68)	(0.40)	—
6/30/2008	12.57	0.33	(0.96)	(0.63)	(0.86)	(0.32)
6/30/2007	11.78	0.24	1.47	1.71	(0.77)	(0.15)
6/30/2006	11.08	0.19	0.80	0.99	(0.16)	(0.13)
6/30/2005	10.60	0.22	0.50	0.72	(0.24)	—
Class B
7/1/2009** - 11/30/2009	$8.53	$0.05	$1.36	$1.41	$(0.02)	$—
6/30/2009	10.70	0.23	(1.99)	(1.76)	(0.33)	—
6/30/2008	12.57	0.24	(0.96)	(0.72)	(0.69)	(0.32)
6/30/2007	11.72	0.15	1.46	1.61	(0.61)	(0.15)
6/30/2006	11.01	0.10	0.81	0.91	(0.07)	(0.13)
6/30/2005	10.55	0.14	0.48	0.62	(0.16)	—
Class C
7/1/2009** - 11/30/2009	$8.50	$0.05	$1.36	$1.41	$(0.02)	$—
6/30/2009	10.68	0.24	(2.01)	(1.77)	(0.33)	—
6/30/2008	12.55	0.24	(0.95)	(0.71)	(0.70)	(0.32)
6/30/2007	11.72	0.15	1.46	1.61	(0.63)	(0.15)
6/30/2006	11.01	0.10	0.81	0.91	(0.07)	(0.13)
6/30/2005	10.55	0.14	0.48	0.62	(0.16)	—
Class D
7/1/2009** - 11/30/2009	$8.44	$0.08	$1.35	$1.43	$(0.04)	$—
5/4/09* - 6/30/2009	8.20	0.02	0.27	0.29	(0.04)	—
Class R
7/1/2009** - 11/30/2009	$8.44	$0.07	$1.34	$1.41	$(0.04)	$—
5/4/09* - 6/30/2009	8.20	0.02	0.27	0.29	(0.04)	—
Class P
7/1/2009** - 11/30/2009	$8.44	$0.08	$1.36	$1.44	$(0.04)	$—
5/4/09* - 6/30/2009	8.20	0.03	0.26	0.29	(0.04)	—
Institutional Class
7/1/2009** - 11/30/2009	$8.38	$0.09	$1.34	$1.43	$(0.04)	$—
6/30/2009	10.55	0.33	(1.97)	(1.64)	(0.43)	—
6/30/2008	12.54	0.36	(0.91)	(0.55)	(0.98)	(0.32)
6/30/2007	11.80	0.33	1.44	1.77	(0.88)	(0.15)
6/30/2006	11.09	0.24	0.82	1.06	(0.22)	(0.13)
6/30/2005	10.61	0.32	0.45	0.77	(0.29)	—
Administrative Class
7/1/2009** - 11/30/2009	$8.44	$0.08	$1.35	$1.43	$(0.04)	$—
5/4/09* - 6/30/2009	8.20	0.03	0.26	0.29	(0.04)	—
*	Commencement of operations.
**	On April 14, 2009, the Board of Trustees approved a change in the Fund’s fiscal year from June 30 to November 30.
(a)	Calculated on average shares outstanding during the period.
(b)	Less than $.01.
(c)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
(d)	Does not include expenses of the investment companies in which the Fund invests.
(e)	Annualized.

68	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Return of Capital	Total Dividends and Distributions	Redemption Fees (a)		Net Asset Value End of Period	Total Return (c)	Net Assets End of Period (000)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement (d)		Ratio of Expenses to Average Net Assets without Waiver and Reimbursement (d)		Ratio of Net Investment Income to Average Net Assets (d)		Portfolio Turnover

$—	$(0.04)	$—		$9.84	16.93%	$57,225	0.52	%(e)	1.39	%(e)	1.98	%(e)	11%
(0.09)	(0.49)	—	(b)	8.45	(15.51)	47,224	0.63		0.76		3.51		69
(0.14)	(1.32)	—	(b)	10.62	(5.45)	63,265	0.65		0.65		2.74		17
—	(0.92)	—	(b)	12.57	14.82	70,370	0.72		0.72		1.98		17
—	(0.29)	—	(b)	11.78	9.03	65,643	0.65		0.65		1.65		6
—	(0.24)	—		11.08	6.84	48,049	0.65		0.65		2.04		25

$—	$(0.02)	$—		$9.92	16.44%	$31,698	1.27	%(e)	2.11	%(e)	1.23	(e)	11%
(0.08)	(0.41)	—	(b)	8.53	(16.12)	29,177	1.39		1.50		2.67		69
(0.14)	(1.15)	—	(b)	10.70	(6.07)	60,519	1.40		1.40		2.03		17
—	(0.76)	—	(b)	12.57	13.98	82,725	1.47		1.47		1.19		17
—	(0.20)	—	(b)	11.72	8.20	80,506	1.40		1.40		0.86		6
—	(0.16)	—		11.01	5.91	71,858	1.40		1.40		1.30		25

$—	$(0.02)	$—		$9.89	16.62%	$89,277	1.27	%(e)	2.14	%(e)	1.23	%(e)	11%
(0.08)	(0.41)	—	(b)	8.50	(16.21)	80,857	1.39		1.50		2.74		69
(0.14)	(1.16)	—	(b)	10.68	(6.10)	138,659	1.40		1.40		1.99		17
—	(0.78)	—	(b)	12.55	14.06	168,495	1.47		1.47		1.23		17
—	(0.20)	—	(b)	11.72	8.21	140,987	1.40		1.40		0.87		6
—	(0.16)	—		11.01	5.92	120,586	1.40		1.40		1.31		25

$—	$(0.04)	$—		$9.83	16.95%	$13	0.52	%(e)	1.38	%(e)	1.98	%(e)	11%
(0.01)	(0.05)	—		8.44	3.55	10	0.52	(e)	1.34	(e)	1.85	(e)	69

$—	$(0.04)	$—		$9.81	16.78%	$12	0.77	%(e)	1.63	%(e)	1.73	%(e)	11%
(0.01)	(0.05)	—		8.44	3.52	10	0.77	(e)	1.68	(e)	1.61	(e)	69

$—	$(0.04)	$—		$9.84	16.99%	$1,658	0.31	%(e)	1.21	%(e)	2.19	%(e)	11%
(0.01)	(0.05)	—		8.44	3.55	1,477	0.27	(e)	1.37	(e)	2.04	(e)	69

$—	$(0.04)	$—		$9.77	17.14%	$31,841	0.20	%(e)	1.11	%(e)	2.30	%(e)	11%
(0.10)	(0.53)	—	(b)	8.38	(15.16)	16,150	0.13		0.30		3.89		69
(0.14)	(1.44)	—	(b)	10.55	(4.85)	15,564	0.10		0.10		3.04		17
—	(1.03)	—	(b)	12.54	15.49	13,155	0.17		0.17		2.64		17
—	(0.35)	—	(b)	11.80	9.56	745	0.10		0.10		2.05		6
—	(0.29)	—		11.09	7.35	909	0.10		0.15		2.93		25

$—	$(0.04)	$—		$9.83	17.07%	$12	0.52	%(e)	1.36	%(e)	1.98	%(e)	11%
(0.01)	(0.05)	—		8.44	3.57	10	0.32	(e)	1.20	(e)	2.05	(e)	69

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	69

Financial Highlights  (Cont.)

For a share outstanding for the period ended:	Net Asset Value Beginning of Period	Net Investment Income (a)	Net Realized and Change in Unrealized Gain (a)	Total from Investment Operations	Dividends from Net Investment Income
AGI Solutions Growth Allocation:
Class A
4/27/2009* - 11/30/2009	$15.00	$0.17	$4.79	$4.96	$—
Class C
4/27/2009* - 11/30/2009	$15.00	$0.09	$4.78	$4.87	$—
Class D
4/27/2009* - 11/30/2009	$15.00	$0.17	$4.79	$4.96	$—
Class R
4/27/2009* - 11/30/2009	$15.00	$0.14	$4.79	$4.93	$—
Class P
4/27/2009* - 11/30/2009	$15.00	$0.19	$4.80	$4.99	$—
Institutional Class
4/27/2009* - 11/30/2009	$15.00	$0.20	$4.80	$5.00	$—
Administrative Class
4/27/2009* - 11/30/2009	$15.00	$0.17	$4.80	$4.97	$—
AGI Solutions Retirement Income:
Class A
12/29/2008* - 11/30/2009	$15.00	$0.53	$2.71	$3.24	$(0.43)
Class C
12/29/2008* - 11/30/2009	$15.00	$0.41	$2.72	$3.13	$(0.30)
Class D
12/29/2008* - 11/30/2009	$15.00	$0.52	$2.72	$3.24	$(0.41)
Class R
12/29/2008* - 11/30/2009	$15.00	$0.47	$2.74	$3.21	$(0.35)
Class P
12/29/2008* - 11/30/2009	$15.00	$0.54	$2.74	$3.28	$(0.43)
Institutional Class
12/29/2008* - 11/30/2009	$15.00	$0.55	$2.74	$3.29	$(0.44)
Administrative Class
12/29/2008* - 11/30/2009	$15.00	$0.52	$2.74	$3.26	$(0.43)
*	Commencement of operations.
(a)	Calculated on average shares outstanding during the period.
(b)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
(c)	Annualized.
(d)	Does not include expenses of the investment companies in which the Fund invests.

70	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Net Asset Value End of Period	Total Return (b)	Net Assets End of Period (000)	Ratio of Expenses to Average Net Assets with Fee Waiver and Reimbursement (c)(d)	Ratio of Expenses to Average Net Assets without Fee Waiver and Reimbursement (c)(d)	Ratio of Net Investment Income to Average Net Assets (c)(d)	Portfolio Turnover

$19.96	33.07%	$41	0.54%	6.46%	1.57%	6%

$19.87	32.47%	$181	1.29%	7.21%	0.82%	6%

$19.96	33.07%	$13	0.54%	6.46%	1.57%	6%

$19.93	32.87%	$13	0.79%	6.71%	1.32%	6%

$19.99	33.27%	$13	0.34%	6.31%	1.77%	6%

$20.00	33.33%	$3,920	0.24%	6.21%	1.87%	6%

$19.97	33.13%	$13	0.49%	6.46%	1.62%	6%

$17.81	21.95%	$256	0.52%	8.79%	3.42%	26%

$17.83	21.11%	$133	1.27%	10.38%	2.67%	26%

$17.83	21.93%	$73	0.52%	8.81%	3.42%	26%

$17.86	21.72%	$12	0.77%	7.31%	3.17%	26%

$17.85	22.19%	$12	0.32%	6.06%	3.62%	26%

$17.85	22.30%	$3,779	0.22%	5.96%	3.72%	26%

$17.83	22.03%	$12	0.47%	6.21%	3.47%	26%

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	71

Financial Highlights  (Cont.)

For a share outstanding for the period ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss) (a)			Net Realized and Change in Unrealized Gain (Loss) (a)	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains
NACM Global Equity 130/30:
Class A
11/30/2009	$9.63		$(0.07)		$2.27	$2.20	$— (e)	$—
7/15/2008* - 11/30/2008	15.00		(0.02)		(5.35)	(5.37)	—	—
Class C
11/30/2009	$9.61		$(0.14)		$2.25	$2.11	$— (e)	$—
7/15/2008* - 11/30/2008	15.00		(0.06)		(5.33)	(5.39)	—	—
Class D
11/30/2009	$9.63		$(0.07)		$2.28	$2.21	$— (e)	$—
7/15/2008* - 11/30/2008	15.00		(0.02)		(5.35)	(5.37)	—	—
Class P
11/30/2009	$9.64		$(0.04)		$2.28	$2.24	$— (e)	$—
7/15/2008* - 11/30/2008	15.00		(0.01)		(5.35)	(5.36)	—	—
Institutional Class
11/30/2009	$9.65		$(0.03)		$2.28	$2.25	$(0.01)	$—
7/15/2008* - 11/30/2008	15.00		(0.01)		(5.34)	(5.35)	—	—
NACM International Growth:
Class A
2/2/2009* - 11/30/2009	$3.40		$0.03		$1.15	$1.18	$—	$—
Class C
2/2/2009* - 11/30/2009	$3.40	$	(—	)(e)	$1.15	$1.15	$—	$—
Class D
2/2/2009* - 11/30/2009	$3.40		$0.03		$1.15	$1.18	$—	$—
Class R
2/2/2009* - 11/30/2009	$3.40		$0.02		$1.15	$1.17	$—	$—
Class P
2/2/2009* - 11/30/2009	$3.40		$0.04		$1.15	$1.19	$—	$—
Institutional Class
11/30/2009	$4.98		$0.06		$0.90	$0.96	$(0.17)	$(1.17)
4/1/2008** - 11/30/2008	$8.46		0.10		(3.58)	$(3.48)	—	—
3/31/2008	22.35		0.17		3.82	3.99	(0.29)	(17.59)
3/31/2007	22.69		0.07		2.86	2.93	(0.07)	(3.20)
3/31/2006	20.47		0.16		6.05	6.21	—	(3.99)
3/31/2005	19.09		0.08		1.72	1.80	—	(0.42)
3/31/2004	12.83		0.30		6.00	6.30	(0.04)	—
*	Commencement of operations.
**	On November 14, 2008, the Board of Trustees approved a change in the Fund’s fiscal year from March 31 to November 30.
(a)	Calculated on average shares outstanding during the period.
(b)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
(c)	Annualized.
(d)	Ratio of expenses to average net assets net of reimbursement/recoupment offset was 1.12%, 0.99%, 1.14%, 0.99%, 1.08%, 1.19% for the period ended November 30, 2008 and the years ended March 31, 2008, March 31, 2007, March 31, 2006, March 31, 2005 and March 31, 2004, respectively. Net expenses include certain items not subject to expense reimbursement for periods prior to January 23, 2006.
(e)	Less than $(0.01).

72	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Total Dividends and Distributions	Net Asset Value End of Period	Total Return (b)	Net Assets End of Period (000)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement		Ratio of Expenses to Average Net Assets without Waiver and Reimbursement		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover

$— (e)	$11.83	22.85%	$84	2.71%		13.72%		(0.66)%		104%
—	9.63	(35.80)	6	2.71	(c)	11.30	(c)	(0.52	)(c)	57

$— (e)	$11.72	21.96%	$17	3.46%		12.30%		(1.41)%		104%
—	9.61	(35.93)	8	3.46	(c)	12.05	(c)	(1.24	)(c)	57

$— (e)	$11.84	22.96%	$8	2.71%		11.62%		(0.66)%		104%
—	9.63	(35.80)	6	2.71	(c)	11.30	(c)	(0.52	)(c)	57

$— (e)	$11.88	23.26%	$8	2.45%		8.03%		(0.40)%		104%
—	9.64	(35.73)	7	2.45	(c)	11.04	(c)	(0.26	)(c)	57

$(0.01)	$11.89	23.29%	$3,965	2.35%		7.93%		(0.30)%		104%
—	9.65	(35.67)	3,216	2.35	(c)	10.94	(c)	(0.16	)(c)	57

$—	$4.58	34.71%	$43	1.56	%(c)	4.40	%(c)	0.69	%(c)	133%

$—	$4.55	33.82%	$28	2.31	%(c)	5.15	%(c)	(0.06	)%(c)	133%

$—	$4.58	34.71%	$22	1.56	%(c)	4.40	%(c)	0.69	%(c)	133%

$—	$4.57	34.41%	$13	1.82	%(c)	4.65	%(c)	0.43	%(c)	133%

$—	$4.59	35.00%	$14	1.30	%(c)	4.25	%(c)	0.95	%(c)	133%

$(1.34)	$4.60	29.21%	$7,458	0.95%		3.91%		1.30%		133%
—	4.98	(41.13)	5,878	1.42		1.42	(d)	1.90		29
(17.88)	8.46	11.37	9,496	1.38		1.38	(d)	1.02		113
(3.27)	22.35	13.80	15,000	1.41		1.41	(d)	(0.30)		119
(3.99)	22.69	33.63	45,889	1.37		1.37	(d)	0.73		167
(0.42)	20.47	9.49	41,394	1.39		1.39	(d)	0.42		203
(0.04)	19.09	49.17	51,450	1.45		1.49	(d)	1.35		186

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	73

Financial Highlights  (Cont.)

For a share outstanding for the period ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss) (a)	Net Realized and Change in Unrealized Gain (Loss) (a)	Total from Investment Operations	Dividends from Net Investment Income
NFJ Global Dividend Value:
Class A
6/26/09* - 11/30/2009	$15.00	$0.15	$3.04	$3.19	$(0.03)
Class C
6/26/09* - 11/30/2009	$15.00	$0.10	$3.02	$3.12	$— (d)
Class D
6/26/09* - 11/30/2009	$15.00	$0.15	$3.04	$3.19	$(0.02)
Class P
6/26/09* - 11/30/2009	$15.00	$0.16	$3.04	$3.20	$(0.03)
Institutional Class
6/2609* - 11/30/2009	$15.00	$0.17	$3.03	$3.20	$(0.03)
RCM All Horizons:
Class A
11/30/2009	$9.73	$0.06	$2.81	$2.87	$(0.02)
7/15/2008* - 11/30/2008	15.00	0.01	(5.28)	(5.27)	—
Class C
11/30/2009	$9.70	$(0.03)	$2.80	$2.77	$— (d)
7/15/2008* - 11/30/2008	15.00	(0.02)	(5.28)	(5.30)	—
Class D
11/30/2009	$9.73	$0.05	$2.82	$2.87	$(0.02)
7/15/2008* - 11/30/2008	15.00	0.01	(5.28)	(5.27)	—
Class P
11/30/2009	$9.74	$0.08	$2.83	$2.91	$(0.05)
7/15/2008* - 11/30/2008	15.00	0.03	(5.29)	(5.26)	—
Institutional Class
11/30/2009	$9.75	$0.09	$2.82	$2.91	$(0.06)
7/15/2008* - 11/30/2008	15.00	0.03	(5.28)	(5.25)	—
*	Commencement of operations.
(a)	Calculated on average shares outstanding during the period.
(b)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
(c)	Annualized.
(d)	Less than $0.01.

74	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Net Asset Value End of Period	Total Return (b)	Net Assets End of Period (000)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement		Ratio of Expenses to Average Net Assets without Waiver and Reimbursement		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover

$18.16	21.24%	$282	1.50	%(c)	9.11	%(c)	2.04	%(c)	22%

$18.12	20.80%	$89	2.25	%(c)	9.86	%(c)	1.29	%(c)	22%

$18.17	21.27%	$35	1.50	%(c)	9.11	%(c)	2.04	%(c)	22%

$18.17	21.31%	$12	1.30	%(c)	8.96	%(c)	2.24	%(c)	22%

$18.17	21.34%	$2,986	1.20	%(c)	8.86	%(c)	2.34	%(c)	22%

$12.58	29.58%	$65	1.66%		22.14%		0.48%		171%
9.73	(35.13)	7	1.66	(c)	18.41	(c)	0.30	(c)	120

$12.47	28.58%	$33	2.41%		18.92%		(0.27)%		171%
9.70	(35.33)	8	2.41	(c)	19.16	(c)	(0.43	)(c)	120

$12.58	29.58%	$10	1.66%		17.90%		0.48%		171%
9.73	(35.13)	6	1.66	(c)	18.41	(c)	0.30	(c)	120

$12.60	29.97%	$8	1.40%		14.01%		0.74%		171%
9.74	(35.07)	7	1.40	(c)	18.15	(c)	0.56	(c)	120

$12.60	29.96%	$1,690	1.30%		13.91%		0.84%		171%
9.75	(35.00)	1,299	1.30	(c)	18.05	(c)	0.66	(c)	120

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	75

Financial Highlights  (Cont.)

For a share outstanding for the period ended:	Net Asset Value Beginning of Period		Net Investment Income (Loss) (a)	Net Realized and Change in Unrealized Gain (Loss) (a)	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains
RCM Disciplined Equity:
Class A
11/30/2009	$10.58		$0.08	$4.11	$4.19	$(0.06)	$(0.18)
7/15/2008* - 11/30/2008	15.00		0.04	(4.46)	(4.42)	—	—
Class C
11/30/2009	$10.56		$(0.02)	$4.09	$4.07	$(0.06)	$(0.18)
7/15/2008* - 11/30/2008	15.00		0.02	(4.46)	(4.44)	—	—
Class D
11/30/2009	$10.58		$0.08	$4.13	$4.21	$(0.04)	$(0.18)
7/15/2008* - 11/30/2008	15.00		0.04	(4.46)	(4.42)	—	—
Class P
11/30/2009	$10.59		$0.11	$4.13	$4.24	$(0.05)	$(0.18)
7/15/2008* - 11/30/2008	15.00		0.05	(4.46)	(4.41)	—	—
Institutional Class
11/30/2009	$10.60		$0.12	$4.12	$4.24	$(0.06)	$(0.18)
7/15/2008* - 11/30/2008	15.00		0.06	(4.46)	(4.40)	—	—
RCM Global EcoTrendsSM:
Class A
11/30/2009	$16.34		$(0.09)	$4.59	$4.50	$—	$—
11/30/2008	36.99		(0.24)	(20.03)	(20.27)	—	(0.38)
1/31/2007* - 11/30/2007	23.88	**	(0.19)	13.35	13.16	—	—
Class C
11/30/2009	$16.32		$(0.25)	$4.59	$4.34	$—	$—
9/02/2008* - 11/30/2008	31.57		(0.07)	(15.18)	(15.25)	—	—
Class D
11/30/2009	$16.34		$(0.12)	$4.63	$4.51	$—	$—
9/02/2008* - 11/30/2008	31.57		(0.07)	(15.16)	(15.23)	—	—
Class P
11/30/2009	$16.36		$(0.05)	$4.60	$4.55	$—	$—
9/02/2008* - 11/30/2008	31.57		(0.04)	(15.17)	(15.21)	—	—
Institutional Class
11/30/2009	$16.36		$(0.03)	$4.59	$4.56	$—	$—
9/02/2008* - 11/30/2008	31.57		(0.04)	(15.17)	(15.21)	—	—
*	Commencement of operations.
**	Initial public offering price of $25.00 per share less underwriting discount of $1.125 per share.
(a)	Calculated on average shares outstanding during the period.
(b)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
(c)	Annualized.
(d)	Inclusive of expenses offset by custody credits earned on cash balances at the custodian bank. (See note 1(j) in Notes to Financial Statements).
(e)	Less than $.01.
(f)	Effective May 1, 2009, redemption fees were eliminated.

76	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Total Dividends and Distributions	Redemption Fees (a)(f)		Common Stock Offering Costs	Net Asset Value End of Period	Total Return (b)	Net Assets End of Period (000)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement		Ratio of Expenses to Average Net Assets without Waiver and Reimbursement		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover

$(0.24)	$—		$—	$14.53	40.58%	$1,686	1.34%		3.97%		0.63%		34%
—	—		—	10.58	(29.47)	60	1.34	(c)	10.22	(c)	0.80	(c)	18

$(0.24)	$—		$—	$14.39	39.51%	$628	2.09%		4.72%		(0.12)%		34%
—	—		—	10.56	(29.60)	53	2.09	(c)	10.97	(c)	0.47	(c)	18

$(0.22)	$—		$—	$14.57	40.66%	$59	1.34%		3.98%		0.63%		34%
—	—		—	10.58	(29.47)	7	1.34	(c)	10.22	(c)	0.79	(c)	18

$(0.23)	$—		$—	$14.60	41.03%	$10	1.08%		3.73%		0.89%		34%
—	—		—	10.59	(29.40)	7	1.08	(c)	9.96	(c)	1.05	(c)	18

$(0.24)	$—		$—	$14.60	40.98%	$11,087	0.98%		3.63%		0.99%		34%
—	—		—	10.60	(29.33)	2,119	0.98	(c)	9.86	(c)	1.15	(c)	18

$—	$—	(e)	$—	$20.84	27.54%	$86,025	2.02%		2.02%		(0.48)%		39%
(0.38)	—	(e)	—	16.34	(55.36)	80,610	1.52	(d)	1.67	(d)	(0.78)		67
—	—		(0.05)	36.99	54.90	176,337	1.78	(c)(d)	1.78	(c)(d)	(0.96	)(c)	27

$—	$—	(e)	$—	$20.66	26.59%	$7,682	2.82%		2.82%		(1.28)%		39%
—	—	(e)	—	16.32	(48.31)	746	2.40	(c)(d)	3.12	(c)(d)	(1.97	)(c)	67

$—	$—	(e)	$—	$20.85	27.60%	$535	2.14%		2.14%		(0.60)%		39%
—	—	(e)	—	16.34	(48.21)	5	1.65	(c)(d)	2.37	(c)(d)	(1.32	)(c)	67

$—	$—	(e)	$—	$20.91	27.81%	$8,754	1.79%		1.79%		(0.25)%		39%
—	—	(e)	—	16.36	(48.18)	97	1.40	(c)(d)	2.12	(c)(d)	(0.97	)(c)	67

$—	$—	(e)	$—	$20.92	27.87%	$24	1.69%		1.69%		(0.15)%		39%
—	—	(e)	—	16.36	(48.18)	13	1.30	(c)(d)	2.02	(c)(d)	(0.92	)(c)	67

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	77

Financial Highlights  (Cont.)

For a share outstanding for the period ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss) (a)		Net Realized and Change in Unrealized Gain (Loss) (a)	Total from Investment Operations	Dividends from Net Investment Income
RCM Global Water:
Class A
11/30/2009	$6.28	$0.06		$1.84	$1.90	$(0.19)
3/31/2008* - 11/30/2008	10.00	0.20		(3.92)	(3.72)	—
Class C
11/30/2009	$6.24	$0.01		$1.84	$1.85	$(0.16)
3/31/2008* - 11/30/2008	10.00	0.16		(3.92)	(3.76)	—
Class D
11/30/2009	$6.27	$0.04		$1.86	$1.90	$(0.19)
3/31/2008* - 11/30/2008	10.00	0.21		(3.94)	(3.73)	—
Class P
11/30/2009	$6.29	$0.08		$1.83	$1.91	$(0.21)
3/31/2008* - 11/30/2008	10.00	0.21		(3.92)	(3.71)	—
Institutional Class
11/30/2009	$6.29	$0.09		$1.82	$1.91	$(0.26)
7/15/2008* - 11/30/2008	9.01	0.07		(2.79)	(2.72)	—
RCM International Opportunities:
Class A
11/30/2009	$9.22	$0.13		$3.19	$3.32	$(0.05)
7/15/2008* - 11/30/2008	15.00	0.03		(5.81)	(5.78)	—
Class C
11/30/2009	$9.20	$0.04		$3.18	$3.22	$(0.01)
7/15/2008* - 11/30/2008	15.00	—	(e)	(5.80)	(5.80)	—
Class D
11/30/2009	$9.22	$0.12		$3.20	$3.32	$(0.05)
7/15/2008* - 11/30/2008	15.00	0.03		(5.81)	(5.78)	—
Class P
11/30/2009	$9.23	$0.15		$3.20	$3.35	$(0.07)
7/15/2008* - 11/30/2008	15.00	0.04		(5.81)	(5.77)	—
Institutional Class
11/30/2009	$9.24	$0.17		$3.18	$3.35	$(0.07)
7/15/2008* - 11/30/2008	15.00	0.05		(5.81)	(5.76)	—
*	Commencement of operations.
(a)	Calculated on average shares outstanding during the period.
(b)	Total return is calculated assuming a purchase of a share on the first day of the period and a sale of a share on the last day of each period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested. Total return does not reflect sales charges and includes the effect of waivers and reimbursements. Total return may reflect adjustments to conform to generally accepted accounting principles. Total investment return for a period of less than one year is not annualized.
(c)	Annualized.
(d)	Inclusive of expenses offset by custody credits earned on cash balances at the custodian bank. (See note 1(j) in Notes to Financial Statements).
(e)	Less than $0.01.
(f)	Effective May 1, 2009, redemption fees were eliminated.

78	Allianz Multi-Strategy Funds Annual Report	11.30.09	See accompanying Notes to Financial Statements

Redemption Fees (a)(f)		Net Asset Value End of Period	Total Return (b)	Net Assets End of Period (000)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement		Ratio of Expenses to Average Net Assets without Waiver and Reimbursement		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover

$—	(e)	$7.99	30.93%	$23,787	2.04%		2.04%		0.90%		47%
—	(e)	6.28	(37.20)	20,589	1.60	(c)(d)	2.10	(c)(d)	3.44	(c)	54

$—	(e)	$7.93	30.19%	$22,393	2.79%		2.79%		0.15%		47%
—	(e)	6.24	(37.60)	18,727	2.35	(c)(d)	2.85	(c)(d)	2.73	(c)	54

$—	(e)	$7.98	31.11%	$156	2.40%		2.40%		0.55%		47%
—	(e)	6.27	(37.30)	6	1.60	(c)(d)	2.10	(c)(d)	3.45	(c)	54

$—	(e)	$7.99	31.26%	$12,016	1.78%		1.78%		1.16%		47%
—	(e)	6.29	(37.10)	8,193	1.35	(c)(d)	1.85	(c)(d)	3.64	(c)	54

$—	(e)	$7.94	31.42%	$544	1.68%		1.68%		1.26%		47%
—	(e)	6.29	(30.19)	16	1.25	(c)(d)	1.56	(c)(d)	2.44	(c)	54

$—		$12.49	36.19%	$42	1.56%		17.58%		1.16%		35%
—		9.22	(38.53)	6	1.56	(c)	9.65	(c)	0.71	(c)	9

$—		$12.41	35.05%	$32	2.31%		12.95%		0.41%		35%
—		9.20	(38.67)	6	2.31	(c)	10.40	(c)	(0.04	)(c)	9

$—		$12.49	36.19%	$11	1.56%		10.14%		1.16%		35%
—		9.22	(38.53)	6	1.56	(c)	9.65	(c)	0.71	(c)	9

$—		$12.51	36.46%	$9	1.30%		4.66%		1.42%		35%
—		9.23	(38.47)	7	1.30	(c)	9.39	(c)	0.97	(c)	9

$—		$12.52	36.53%	$12,420	1.20%		4.56%		1.52%		35%
—		9.24	(38.40)	2,463	1.20	(c)	9.29	(c)	1.07	(c)	9

See accompanying Notes to Financial Statements	11.30.09	Allianz Multi-Strategy Funds Annual Report	79

Notes to Financial Statements

November 30, 2009

1.	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Allianz Funds Multi-Strategy Trust (the “Trust”) was organized on January 10, 2008, as an open-end registered investment management company organized as a Massachusetts business trust. The Trust currently consists of the following sixteen separate investment funds (the “Fund” or “Funds”): Allianz Global Investors (“AGI”) Solutions 2015 Fund, AGI Solutions 2020 Fund, AGI Solutions 2030 Fund, AGI Solutions 2040 Fund, AGI Solutions 2050 Fund, AGI Solutions Core Allocation Fund, AGI Solutions Growth Allocation Fund, AGI Solutions Retirement Income Fund, Allianz NACM Global Equity 130/30 Fund, Allianz NACM International Growth Fund, Allianz NFJ Global Dividend Value Fund, Allianz RCM All Horizons Fund, Allianz RCM Disciplined Equity Fund, Allianz RCM Global EcoTrendsSM Fund, Allianz RCM Global Water Fund and Allianz RCM International Opportunities Fund.

Allianz RCM Global EcoTrendsSM Fund was reorganized from a closed-end interval fund on September 2, 2008. NACM International Growth Fund reorganized on January 30, 2009, when the Nicholas-Applegate International Growth Fund (the “NACM Fund”), a series of Nicholas-Applegate Institutional Funds, reorganized into a corresponding fund of the Trust. The NACM Fund transferred substantially all of its assets and liabilities in exchange for Institutional Class shares of the Allianz NACM International Growth Fund. Prior to January 30, 2009, the NACM Fund bore expenses incurred specifically on its behalf plus an allocation of its share of the Nicholas-Applegate Institutional Funds. AGI Solutions Core Allocation Fund (formerly, Allianz Global Investors Multi-Style Fund) was reorganized from the Allianz Funds Trust on May 1, 2009.

Each Fund sold and issued shares of beneficial interest to Allianz Global Investors of America, L.P. (“Allianz Global”) as follows:

AGI Solutions 2015/AGI Solutions 2020/AGI Solutions 2030/ AGI Solutions 2040/AGI Solutions 2050/AGI Solutions Retirement Income
Class	Date	Shares	Amount
A	12/29/08	667	$10,000
C	12/29/08	667	10,000
D	12/29/08	667	10,000
R	12/29/08	666	10,000
P	12/29/08	666	10,000
Institutional	12/29/08	196,000	2,940,000
Administrative	12/29/08	667	10,000
		200,000	$3,000,000

AGI Solutions Core Allocation
Class	Date	Shares	Amount
D	5/4/09	1,220	$10,000
R	5/4/09	1,220	10,000
P	5/4/09	1,220	10,000
Administrative	5/4/09	1,220	10,000
		4,880	$40,000

AGI Solutions Growth Allocation
Class	Date	Shares	Amount
A	4/27/09	667	$10,000
C	4/27/09	666	10,000
D	4/27/09	666	10,000
R	4/27/09	667	10,000
P	4/27/09	667	10,000
Institutional	4/27/09	196,000	2,940,000
Administrative	4/27/09	667	10,000
		200,000	$3,000,000

NACM Global Equity 130/30
Class	Date	Shares	Amount
A	7/15/08	667	$10,000
C	7/15/08	667	10,000
D	7/15/08	667	10,000
P	7/15/08	666	10,000
Institutional	7/15/08	333,333	5,000,000
		336,000	$5,040,000

NACM International Growth
Class	Date	Shares	Amount
A	2/2/09	2,941	$10,000
C	2/2/09	2,941	10,000
D	2/2/09	2,941	10,000
R	2/2/09	2,941	10,000
P	2/2/09	2,941	10,000
		14,705	$50,000

NFJ Global Dividend Value
Class	Date	Shares	Amount
A	6/26/09	667	$10,000
C	6/26/09	667	10,000
D	6/26/09	666	10,000
P	6/26/09	667	10,000
Institutional	6/26/09	164,000	2,460,000
		166,667	$2,500,000

RCM All Horizons
Class	Date	Shares	Amount
A	7/15/08	667	$10,000
C	7/15/08	666	10,000
D	7/15/08	667	10,000
P	7/15/08	667	10,000
Institutional	7/15/08	133,333	2,000,000
		136,000	$2,040,000

RCM Disciplined Equity
Class	Date	Shares	Amount
A	7/15/08	667	$10,000
C	7/15/08	666	10,000
D	7/15/08	667	10,000
P	7/15/08	667	10,000
Institutional	7/15/08	200,000	3,000,000
		202,667	$3,040,000

RCM Global EcoTrendsSM
Class	Date	Shares	Amount
A	1/18/07	4,189	$100,012
C	9/2/08	317	10,000
D	9/2/08	317	10,000
P	9/2/08	317	10,000
Institutional	9/2/08	317	10,000
		5,457	$140,012

80	Allianz Multi-Strategy Funds Annual Report	11.30.09

RCM Global Water
Class	Date	Shares	Amount
A	3/31/08	1,000	$10,000
C	3/31/08	1,000	10,000
D	3/31/08	1,000	10,000
P	3/31/08	10,000	100,000
Institutional	7/15/08	1,110	10,000
		14,110	$140,000

RCM International Opportunities
Class	Date	Shares	Amount
A	7/15/08	667	$10,000
C	7/15/08	667	10,000
D	7/15/08	667	10,000
P	7/15/08	667	10,000
Institutional	7/15/08	266,666	4,000,000
		269,334	$4,040,000

Allianz Global Investors Fund Management LLC (the “Investment Manager”) serves as the Funds’ investment manager and is an indirect wholly-owned subsidiary of Allianz Global. Allianz Global is an indirect, wholly-owned subsidiary of Allianz SE, a publicly traded European insurance and financial services company. Currently, the Trust may offer up to seven classes of shares: A, C, D, P, R, Administrative and Institutional shares. As of November 1, 2009, Class B shares are no longer available for purchase, except through exchanges and dividend reinvestments. The Funds are authorized to issue an unlimited amount of $0.00001 par value shares of beneficial interest.

The investment objective of AGI Solutions 2015, AGI Solutions 2020, AGI Solutions 2030, AGI Solutions 2040 and AGI Solutions 2050 is to seek capital growth and preservation consistent with its asset allocation as the target date in the Fund name approaches, and thereafter current income and, secondarily, capital appreciation. AGI Solutions Core Allocation’s investment objective is to seek after-inflation capital appreciation and current income. AGI Solutions Retirement Income’s investment objective is to seek current income and, secondarily, capital appreciation. The investment objective of AGI Solutions Growth Allocation Fund is to seek primarily after-inflation capital appreciation and, secondarily, current income. The investment objective of Allianz NACM Global Equity 130/30, Allianz NACM International Growth, Allianz RCM All Horizons, Allianz RCM Disciplined Equity, Allianz RCM Global EcoTrendsSM, Allianz RCM Global Water and Allianz RCM International Opportunities is to seek long-term capital appreciation. NFJ Global Dividend Value’s investment objective is to seek long-term growth of capital and income.

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the Funds’ financial statements. Actual results could differ from those estimates.

In the normal course of business, the Funds enter into contracts that contain a variety of representations that provide general indemnifications. The Funds’ maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Funds that have not yet occurred. However, the Funds expect the risk of any loss to be remote.

The following is a summary of significant accounting policies consistently followed by the Funds:

(a)	Valuation of Investments

Portfolio securities and other financial instruments for which market quotations are readily available are stated at market value. Market value is generally determined on the basis of last reported sales prices, or if no sales are reported, on the basis of quotes obtained from a quotation reporting system, established market makers, or independent pricing services. Investments in underlying funds are valued at the closing net asset value per share of each underlying fund as reported on each business day.

Portfolio securities and other financial instruments for which market quotations are not readily available or for which a development/event occurs that may significantly impact the value of a security, are fair-valued, in good faith, pursuant to procedures established by the Board of Trustees, or persons acting at their discretion pursuant to procedures established by the Board of Trustees. The Funds’ investments are valued daily using prices supplied by an independent pricing service or dealer quotations, or by using the last sale price on the exchange that is the primary market for such securities, or the mean between the last quoted bid and ask price for those securities for which the over-the-counter market is the primary market or for listed securities in which there were no sales. The market value for NASDAQ National Market and Small Cap Securities may also be calculated using the NASDAQ Official Closing Price instead of the last reported sales price. Independent pricing services use information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Exchange traded futures are valued at the settlement price determined by the relevant exchange. Short-term securities maturing in 60 days or less are valued at amortized cost, if their original term to maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if the original term to maturity exceeded 60 days. Investments initially valued in currencies other than U.S. dollar are converted to the U.S. dollar using exchange rates obtained from pricing services. As a result, the net asset value (“NAV”) of a Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the New York Stock Exchange (“NYSE”) is closed and the NAV may change on days when an investor is not able to purchase or sell shares.

The prices used by the Funds to value securities may differ from the value that would be realized if the securities were sold and these differences could be material to the Funds’ financial statements. Each Fund’s NAV is normally determined daily as of the close of regular trading (normally, 4:00 p.m. Eastern time) on the NYSE on each day the NYSE is open for business.

The prices of certain portfolio securities or other financial instruments may be determined at a time prior to the close of regular trading on the NYSE. When fair valuing securities, the Funds may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time each Fund’s NAV is calculated. With respect to certain foreign securities, the Funds may fair-value securities using modeling tools provided by third-party vendors. The Funds have retained a statistical research service to assist in determining the fair value of foreign securities. This service utilizes statistics and programs based on historical performance of markets and other economic data to assist in making fair value estimates. Fair value estimates used for foreign securities may differ from the value realized from the sale of those securities and the difference could be material to the Funds’ financial statements. Fair value pricing may require subjective determinations about the value of a security or other asset, and fair values used to determine each Fund’s NAV may differ from quoted or published prices, or from prices that are used by

11.30.09	Allianz Multi-Strategy Funds Annual Report	81

Notes to Financial Statements  (Cont.)

November 30, 2009

others, for the same investments. In addition, the use of fair value pricing may not always result in adjustments to the prices of securities or other assets held by a Fund.

(b)	Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. the “exit price”) in an orderly transaction between market participants. The three levels of the fair value hierarchy are described below:

•	Level 1—quoted prices in active markets for identical investments that each Fund has the ability to access
•

Level 2—valuations based on other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.) or quotes from inactive exchanges

•	Level 3—valuations based on significant unobservable inputs (including each Fund’s own assumptions in determining the fair value of investments)

An investment asset’s or liability’s level within the fair value hierarchy is based on the lowest level input, individually or in aggregate, that is significant to fair value measurement. The objective of fair value measurement remains the same even when there is a significant decrease in the volume and level of activity for an asset or liability and regardless of the valuation technique used.

The valuation techniques used by the Funds to measure fair value during the fiscal year ended November 30, 2009 maximized the use of observable inputs and minimized the use of unobservable inputs. When fair-valuing securities, the Fund utilized multi-dimensional relational pricing models.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

A summary of the inputs used at November 30, 2009 in valuing each Fund’s assets and liabilities is listed below:

AGI Solutions 2015:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Allianz Funds	$738,887	—	—	$738,887
Allianz Funds Multi-Strategy Trust	226,513	—	—	226,513
Exchange-Traded Funds	302,575	—	—	302,575
Nicholas-Applegate Institutional Funds	161,256	—	—	161,256
PIMCO Funds	3,125,621	—	—	3,125,621
Total Investments	$4,554,852	—	—	$4,554,852

AGI Solutions 2020:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Allianz Funds	$642,437	—	—	$642,437
Allianz Funds Multi-Strategy Trust	226,781	—	—	226,781
Exchange-Traded Funds	243,076	—	—	243,076
Nicholas-Applegate Institutional Funds	208,489	—	—	208,489
PIMCO Funds	2,478,261	—	—	2,478,261
Total Investments	$3,799,044	—	—	$3,799,044

AGI Solutions 2030:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Allianz Funds	$1,129,977	—	—	$1,129,977
Allianz Funds Multi-Strategy Trust	400,192	—	—	400,192
Nicholas-Applegate Institutional Funds	776,323	—	—	776,323
PIMCO Funds	2,229,666	—	—	2,229,666
Total Investments	$4,536,158	—	—	$4,536,158

82	Allianz Multi-Strategy Funds Annual Report	11.30.09

AGI Solutions 2040:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Allianz Funds	$1,618,134	—	—	$1,618,134
Allianz Funds Multi-Strategy Trust	494,006	—	—	494,006
Nicholas-Applegate Institutional Funds	863,033	—	—	863,033
PIMCO Funds	1,231,686	—	—	1,231,686
Total Investments	$4,206,859	—	—	$4,206,859

AGI Solutions 2050:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Allianz Funds	$1,594,283	—	—	$1,594,283
Allianz Funds Multi-Strategy Trust	482,795	—	—	482,795
Nicholas-Applegate Institutional Funds	847,965	—	—	847,965
PIMCO Funds	1,196,453	—	—	1,196,453
Total Investments	$4,121,496	—	—	$4,121,496

AGI Solutions Core Allocation:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Allianz Funds	$64,413,401	—	—	$64,413,401
Allianz Funds Multi-Strategy Trust	14,343,690	—	—	14,343,690
Nicholas-Applegate Institutional Funds	30,898,968	—	—	30,898,968
PIMCO Funds	101,727,470	—	—	101,727,470
Total Investments	$211,383,529	—	—	$211,383,529

AGI Solutions Growth Allocation:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Allianz Funds	$1,598,465	—	—	$1,598,465
Allianz Funds Multi-Strategy Trust	504,127	—	—	504,127
Nicholas-Applegate Institutional Funds	861,590	—	—	861,590
PIMCO Funds	1,184,716	—	—	1,184,716
Total Investments	$4,148,898	—	—	$4,148,898

AGI Solutions Retirement Income:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Allianz Funds	$600,896	—	—	$600,896
Allianz Funds Multi-Strategy Trust	174,003	—	—	174,003
Exchange-Traded Funds	319,140	—	—	319,140
Nicholas-Applegate Institutional Funds	93,074	—	—	93,074
PIMCO Funds	3,007,873	—	—	3,007,873
Total Investments	$4,194,986	—	—	$4,194,986

11.30.09	Allianz Multi-Strategy Funds Annual Report	83

Notes to Financial Statements  (Cont.)

November 30, 2009

NACM Global Equity 130/30:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Common Stock:
Australia	—	$105,360	—	$105,360
Belgium	—	117,898	—	117,898
France	—	143,901	—	143,901
Germany	—	231,228	—	231,228
Hong Kong	—	240,992	—	240,992
Japan	—	428,120	—	428,120
Korea (Republic of)	—	31,061	—	31,061
Malaysia	—	44,722	—	44,722
Netherlands	—	100,665	—	100,665
Switzerland	—	206,702	—	206,702
United Kingdom	—	316,922	—	316,922
All Other	$2,104,586	—	—	2,104,586
Preferred Stock:
Germany	—	34,709	—	34,709
Repurchase Agreement	—	176,000	—	176,000
Total Investments in Securities—Assets	$2,104,586	$2,178,280	—	$4,282,866
Other Financial Instruments*	$(1,399)	$3,174	—	$1,775
Total Investments	$2,103,187	$2,181,454	—	$4,284,641

*	Other Financial Instruments are derivative instruments not reflected in the Schedule of Investments, such as futures contracts and swap agreements, which are valued at the unrealized appreciation (depreciation) of the instrument.

NACM International Growth:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Common Stock:
Brazil	$272,303	—	—	$272,303
Canada	164,014	—	—	164,014
Hong Kong	51,606	$395,995	—	447,601
Israel	52,790	—	—	52,790
United States	51,234	—	—	51,234
All Other	—	6,341,214	—	6,341,214
Preferred Stock:
Brazil	142,911	—	—	142,911
Total Investments	$734,858	$6,737,209	—	$7,472,067

NFJ Global Dividend Value:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Common Stock:
Australia	—	$134,480	—	$134,480
Belgium	—	135,783	—	135,783
France	—	198,315	—	198,315
Germany	—	68,653	—	68,653
Korea (Republic of)	—	227,296	—	227,296
Netherlands	—	65,620	—	65,620
Spain	—	67,859	—	67,859
United Kingdom	—	318,690	—	318,690
All Other	$2,043,232	—	—	2,043,232
Repurchase Agreement	—	168,000	—	168,000
Total Investments	$2,043,232	$1,384,696	—	$3,427,928

84	Allianz Multi-Strategy Funds Annual Report	11.30.09

RCM All Horizons:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Australia	—	$268,799	$2,651	$271,450
China	—	85,430	—	85,430
France	—	123,578	—	123,578
Germany	—	123,609	—	123,609
Ireland	—	30,194	—	30,194
Netherlands	—	51,225	—	51,225
Switzerland	$114,620	39,103	—	153,723
United Kingdom	—	213,714	—	213,714
All Other	943,210	—	—	943,210
Total Investments in Securities—Assets	$1,057,830	$935,652	$2,651	$1,996,133
Other Financial Instruments*	—	$(72)	—	$(72)
Total Investments	$1,057,830	$935,580	$2,651	$1,996,061

*	Other Financial Instruments are derivative instruments not reflected in the Schedule of Investments, such as forward foreign currency contracts, which are valued at the unrealized appreciation (depreciation) of the instrument.

A roll forward of fair value measurements using significant unobservable inputs (Level 3) for the year ended November 30, 2009, was as follows:

	Beginning Balance 11/30/08	Net Purchases (Sales) and Settlements	Accrued Discounts (Premiums)	Total Realized Gain (Loss)	Total Change in Unrealized Appreciation/ Depreciation	Transfers in and/or out of Level 3	Ending Balance 11/30/09

Investments in Securities—Assets
Australia	—	$2,704	—	—	$(53)	—	$2,651
Total Investments	—	$2,704	—	—	$(53)	—	$2,651

The net change in unrealized appreciation/depreciation of investments that RCM All Horizons held at November 30, 2009, was $53. Realized gain (loss) and change in unrealized appreciation/depreciation are reflected on the Statement of Operations.

RCM Disciplined Equity:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Common Stock	$13,484,299	—	—	$13,484,299
Repurchase Agreement	—	$186,000	—	186,000
Total Investments	$13,484,299	$186,000	—	$13,670,299

RCM Global EcoTrendsSM:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Common Stock:
Canada	$ 1,013,301	—	—	$1,013,301
China	1,680,380	$375,854	—	2,056,234
United States	30,051,244	—	—	30,051,244
All Other	—	66,457,681	—	66,457,681
Preferred Stock:
Brazil	761,287	—	—	761,287
Repurchase Agreement	—	2,206,000	—	2,206,000
Total Investments	$33,506,212	$69,039,535	—	$102,545,747

11.30.09	Allianz Multi-Strategy Funds Annual Report	85

Notes to Financial Statements  (Cont.)

November 30, 2009

RCM Global Water:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Common Stock:
Brazil	$ 1,128,639	—	—	$1,128,639
Canada	729,834	—	—	729,834
United States	21,540,570	—	—	21,540,570
All Other	—	$33,123,872	—	33,123,872
Repurchase Agreement	—	2,384,000	—	2,384,000
Total Investments	$23,399,043	$35,507,872	—	$58,906,915

RCM International Opportunities:

	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Value at 11/30/09

Investments in Securities—Assets
Common Stock:
Brazil	$569,944	—	—	$569,944
Canada	96,779	—	—	96,779
China	86,748	$175,884	—	262,632
Israel	189,792	—	—	189,792
Korea (Republic of)	170,637	—	—	170,637
Taiwan	266,863	—	—	266,863
All Other	—	10,598,659	—	10,598,659
Preferred Stock:
Germany	—	143,022	—	143,022
Repurchase Agreement	—	443,000	—	443,000
Total Investments	$1,380,763	$11,360,565	—	$12,741,328

(c)	Investment Transactions and Investment Income

Investment transactions are accounted for on the trade date. Realized gains and losses on investments are determined on an identified cost basis. Dividend income is recorded on the ex-dividend date, except for certain dividends from foreign securities where the ex-dividend date may have passed, and then are recorded as soon after the ex-dividend date as the Funds, using reasonable diligence, becomes aware of such dividends. Dividends from the underlying funds are recorded as dividend income, while capital gain distributions are recorded as net capital gain distributions received from underlying Affiliated funds on the Statements of Operations. Interest income is recorded on an accrual basis. Expenses are recorded on an accrual basis and such expenses exclude those of the underlying funds. Expenses on the underlying funds are reflected in the net asset values of those funds.

(d)	Federal Income Taxes

Each Fund intends to distribute all of its taxable income and to comply with the other requirements of the U.S. Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, no provision for U.S. federal income taxes is required.

Accounting for uncertainty in income taxes establishes for all entities, including pass-through entities such as the Funds, a minimum threshold for financial statement recognition of the benefit of positions taken in filing tax returns (including whether an entity is taxable in a particular jurisdiction), and requires certain expanded tax disclosures. The Funds’ management has determined that its evaluation has resulted in no material impact to the Funds’ financial statements at November 30, 2009. The Funds’ federal tax returns since their inceptions remain subject to examination by the Internal Revenue Service.

(e)	Dividends and Distributions to Shareholders

The Funds (except for AGI Solutions Retirement Income and AGI Solutions Core Allocation) declare dividends and distributions from net investment income and net realized capital gains, if any, annually. AGI Solutions Retirement Income and AGI Solutions Core Allocation declare dividends from net investment income, if any, quarterly, and distributions from net realized capital gains, if any, annually. The Funds record dividends and distributions to shareholders on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations, which may differ from generally accepted accounting principles. These “book-tax” differences are considered either temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal income tax treatment; temporary differences do not require reclassification. To the extent dividends and/or distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as dividends and/or distributions of paid-in-capital in excess of par.

(f)	Multi-Class Operations

Each class offered by the Funds has equal rights as to the assets and voting privileges (except that shareholders of a class have exclusive voting rights regarding any matter relating solely to that class of shares). Income, non-class specific expenses, and realized and unrealized capital gains and losses are allocated daily to each class of shares based on the relative net assets of each class.

86	Allianz Multi-Strategy Funds Annual Report	11.30.09

(g)	Foreign Currency Translation

The Funds’ accounting records are maintained in U.S. dollars as follows: (1) the foreign currency market value of investments and other assets and liabilities denominated in foreign currency are translated at the prevailing exchange rate at the end of the period; and (2) purchases and sales, income and expenses are translated at the prevailing exchange rate on the respective dates of such transactions. The resulting net foreign currency gain (loss) is included in the Statements of Operations.

The Funds do not generally isolate that portion of the results of operations arising as a result of changes in the foreign currency exchange rates from the fluctuations arising from changes in the market prices of securities. Accordingly, such foreign currency gain (loss) is included in net realized and change in unrealized gain (loss) on investments.

(h)	Foreign Taxes on Dividends

Dividend income in the Statements of Operations is shown net of foreign taxes withheld on dividends from foreign securities. Foreign taxes withheld were as follows: NACM Global Equity 130/30—$3,106, NACM International Growth—$16,723, NFJ Global Dividend Value—$1,306, RCM All Horizons—$1,368, RCM Global EcoTrendsSM—$170,436, RCM Global Water—$108,609 and RCM International Opportunities—$18,001.

(i)	Repurchase Agreements

The Funds enter into transactions with its custodian bank or securities brokerage firms whereby it purchases securities under agreements to resell such securities at an agreed upon price and date (“repurchase agreements”). The Funds, through its custodian, takes possession of securities collateralizing the repurchase agreement. Such agreements are carried at the contract amount in the financial statements, which is considered to represent fair-value. Collateral pledged (the securities received), which consists primarily of U.S. government obligations and asset-backed securities, are held by the custodian bank until maturity of the repurchase agreement. Provisions of the repurchase agreements and the procedures adopted by the Funds require that the market value of the collateral, including accrued interest thereon, be sufficient in the event of default by the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the Funds may be delayed or limited.

(j)	Custody Credits on Cash Balances

The Funds benefit from an expense offset arrangement with their custodian bank, whereby uninvested cash balances earn credits which reduce monthly custodian and accounting agent expenses. Had these cash balances been invested in income-producing securities, they would have generated income for the Funds.

2.	PRINCIPAL RISKS

In the normal course of business, the Funds trade financial instruments and enter into financial transactions where risk of potential loss exists due to, among other things, changes in the market (market risk) or failure of the other party to a transaction to perform (credit/counterparty risk). The Funds are exposed to various risks such as, but not limited to, interest rate, foreign currency, market price and credit/counterparty risks.

If the Funds invest directly in foreign currencies or in securities that trade in, and receive revenues in, foreign currencies, or in derivatives that provide exposure to foreign currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. As a result, the Funds’ investments in foreign currency-denominated securities may reduce the returns of the Funds.

The Funds may be subject to elements of risk not typically associated with investments in the U.S., due to concentrated investments in specific industries or investments in foreign issuers located in a specific country or region. Such concentrations may subject the Funds to additional risks resulting from future political or economic conditions in such country or region and the possible imposition of adverse governmental laws of currency exchange restrictions affecting such country or region, which could cause the securities and their markets to be less liquid and prices more volatile than those of comparable U.S. companies.

The market values of equity, such as common stock and preferred stock or equity related investments such as futures and options, may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. Equity securities and equity related investments generally have greater market price volatility than fixed income securities.

The Funds may be exposed to credit risk on parties with whom it trades and will also bear the risk of settlement default. The Funds seek to minimize concentrations of credit risk by undertaking transactions with a large number of customers and counterparties on recognized and reputable exchanges. The Funds could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings.

Similar to credit risk, the Funds may be exposed to counterparty risk, or the risk that an institution or other entity with which the Funds have unsettled or open transactions will default. The potential loss to the Funds could exceed the value of the financial assets recorded in the Funds’ financial statements. Financial assets, which potentially expose the Funds to counterparty risk, consist principally of cash due from counterparties and investments. Allianz Global Investors Solutions LLC (“AGIS”), Nicholas Applegate Capital Management LLC (“NACM”), NFJ Investment Group LLC (“NFJ”), RCM Capital Management Company LLC (“RCM”) and Allianz Global Investors Advisory GmbH (“AGIA”), as the investment sub-advisers, minimize credit risk to the Funds by performing reviews of each counterparty. Delivery of securities sold is only made once a Fund has received payment. Payment is made on a purchase once the securities have been delivered by the counterparty. The trade will fail if either party fails to meet its obligation.

3.	FINANCIAL DERIVATIVE INSTRUMENTS

Disclosure about derivative instruments and hedging activities require qualitative disclosure regarding objectives and strategies for using derivatives, quantitative disclosure about fair value amounts of and gains and losses on derivative instruments, and disclosure about credit-risk-related contingent features in derivative agreements. The disclosure requirements distinguish between derivatives which are accounted for as “hedges” and those that do not qualify for such accounting. Although the Funds may sometimes use derivatives for hedging purposes, the Funds reflect derivatives at fair value and recognize changes in fair value through

11.30.09	Allianz Multi-Strategy Funds Annual Report	87

Notes to Financial Statements  (Cont.)

November 30, 2009

the Funds‘ Statements of Operations, and such derivatives do not qualify for hedge accounting treatment. Derivative notional amounts and values as of November 30, 2009, which are disclosed in the Notes to Financial Statements, are indicative of the volume of the Funds’ derivatives activities during the reporting period.

(a)	Forward Foreign Currency Contracts

A forward foreign currency contract is an agreement between two parties to buy and sell a currency at a set exchange rate on a future date. The Funds or underlying funds enter into forward foreign currency contracts for the purpose of hedging against foreign currency risk arising from the investment or anticipated investment in securities denominated in foreign currencies. The Funds may also enter these contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another. The market value of a forward foreign currency contract fluctuates with changes in foreign currency exchange rates. All commitments are marked to market daily at the applicable exchange rates and any resulting unrealized appreciation or depreciation is recorded. Realized gains or losses are recorded at the time the forward contract matures or by delivery of the currency. Risks may arise upon entering these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar. In addition, these contracts may involve market risk in excess of unrealized gain or loss reflected in the Funds’ Statements of Assets and Liabilities.

(b)	Futures Contracts

The Funds or underlying funds use futures contracts to manage their exposure to the securities markets or the movements in interest rates and currency values. A futures contract is an agreement between two parties to buy and sell a financial instrument at a set price on a future date. Upon entering into such a contract, the Funds are required to pledge to the broker an amount of cash or securities equal to the minimum “initial margin” requirements of the exchange. Pursuant to the contracts, the Funds agree to receive from or pay to the broker an amount of cash or securities equal to the daily fluctuation in the value of the contracts. Such receipts or payments are known as “variation margin” and are recorded by the Funds as unrealized appreciation or depreciation. When the contracts are closed, the Funds record a realized gain loss equal to the difference between the value of the contracts at the time they were opened and the value at the time they were closed. Any unrealized appreciation or depreciation recorded is simultaneously reversed. The use of futures transactions involves various risks, including the risk of an imperfect correlation in the movements in the price of futures contracts, interest rates and underlying hedging assets, and possible inability or unwillingness of counterparties to meet the terms of their contracts.

(c)	Swap Agreements

NACM Global Equity 130/30 or underlying funds may enter into swap agreements. Swap agreements are privately negotiated agreements between the Fund and a counterparty to exchange or swap investment cash flows, assets, foreign currencies or market-linked returns at specified, future intervals. NACM Global Equity 130/30 enters into credit default, cross- currency, interest rate, total return, variance and other forms of swap agreements in order to manage its exposure to credit, currency and interest rate risk. In connection with these agreements, securities may be identified as collateral in accordance with the terms of the respective swap agreements to provide assets of value and recourse in the event of default or bankruptcy/insolvency.

Payments received or made at the beginning of the measurement period are reflected as such on the Fund’s Statement of Assets and Liabilities and represent payments made or received upon entering into the swap agreement to compensate for differences between the stated terms of the swap agreement and prevailing market conditions (credit spreads, currency exchange rates, interest rates, and other relevant factors). These upfront payments are recorded as realized gains or losses on the Fund’s Statement of Operations upon termination or maturity of the swap. A liquidation payment received or made at the termination of the swap is recorded as realized gain or loss on the Statement of Operations. Net periodic payments received or paid by the Fund are included as part of realized gains or losses on the Statements of Operations.

Entering into these agreements involves, to varying degrees, elements of credit, legal, market and documentation risk in excess of the amounts recognized on the Fund’s Statement of Assets and Liabilities. Such risks include the possibility that there will be no liquid market for these agreements, that the counterparties to the agreements may default on their obligation to perform or disagree as to the meaning of contractual terms in the agreements and that there may be unfavorable changes in interest rates.

Total return swap agreements involve commitments to pay interest in exchange for a market-linked return, both based on notional amounts. To the extent the total return of the security or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Funds will receive a payment from or make a payment to the counterparty.

Fair Value of Derivative Instruments at November 30, 2009

The following is a summary of the fair valuation of the Funds’ derivative instruments categorized by risk exposure.

The effect of derivative instruments on the Funds‘ Statement of Assets and Liabilities at November 30, 2009:

NACM Global Equity 130/30

Location	Equity Contracts
Asset Derivatives:
Unrealized appreciation on swaps	$10,893
Receivable for variation margin on futures contracts*	2,153
Total Asset Derivatives	$13,046

Liability Derivatives:
Unrealized depreciation on swaps	$(7,719)
Payable for variation margin on futures contracts*	—
Total Liability Derivatives	$(7,719)

*	Included in the cumulative net unrealized depreciation of $1,399 on futures contracts as reported later in the Notes to Financial Statements. (See Note 7(a)).

RCM All Horizons

Location	Foreign Currency Contracts
Liability Derivatives:
Unrealized depreciation on forward foreign currency contracts	$(72)
Total Liability Derivatives	$(72)

88	Allianz Multi-Strategy Funds Annual Report	11.30.09

The effect of derivative instruments on the Funds‘ Statement of Operations for the year ended November 30, 2009:

	NACM Global Equity 130/30

Location	Equity Contracts	Foreign Currency Contracts	Total
Realized Gain (Loss) on:
Futures contracts	$11,497	—	$11,497
Swaps	(20,754)	—	(20,754)
Foreign currency transactions	—	$17	17
Total Realized Gain (Loss)	$(9,257)	$17	$(9,240)

Net Change in Unrealized Appreciation/Depreciation of:
Futures contracts	$8,532	—	$8,532
Swaps	3,174	—	3,174
Total Net Change in Unrealized Appreciation/Depreciation	$11,706	—	$11,706

RCM All Horizons

Location	Foreign Currency Contracts
Realized Loss on:
Foreign currency transactions	$(184)
Total Realized Loss	$(184)

Net Change in Unrealized Appreciation/Depreciation of:
Foreign currency transactions	$(72)
Total Net Change in Unrealized Appreciation/Depreciation	$(72)

RCM International Opportunities

Location	Foreign Currency Contracts
Realized Loss on:
Foreign currency transactions	$(304)
Total Realized Loss	$(304)

4.	INVESTMENT MANAGER/SUB-ADVISERS/DISTRIBUTOR

Investment Advisory Fee: Each Fund has entered into an Investment Management Agreement (collectively the “Agreements”) with the Investment Manager. Subject to the supervision of the Board of Trustees, the Investment Manager is responsible for managing, either directly or through others selected by it, each Fund’s investment activities, business affairs and administrative matters. Pursuant to the Agreements, the Investment Manager receives an annual fee from each Fund, payable on a monthly following, at an annual rate of each Fund’s average daily net assets as noted in the table.

	Management Fee	Effective Management Fee
AGI Solutions 2015	0.80%	0.17%
AGI Solutions 2020	0.80	0.16
AGI Solutions 2030	0.85	0.17
AGI Solutions 2040	0.85	0.17
AGI Solutions 2050	0.85	0.16
AGI Solutions Core Allocation	0.85	0.15
AGI Solutions Growth Allocation	0.85	0.16
AGI Solutions Retirement Income	0.75	0.16
NACM Global Equity 130/30	1.10	1.10
NACM International Growth*	0.85	0.75
NFJ Global Dividend Value	0.85	0.85
RCM All Horizons	0.95	0.95
RCM Disciplined Equity	0.70	0.70
RCM Global EcoTrendsSM	1.00	1.00
RCM Global Water	0.95	0.95
RCM International Opportunities	0.85	0.85

*	Prior to February 2, 2009, pursuant to an investment management agreement, paid a monthly fee at an annual rate of 0.50% based on the average daily net assets of the Fund to NACM.

The Investment Manager has retained its affiliates, AGIS, NACM, NFJ and RCM to manage the Funds’ investments. Subject to the supervision of the Investment Manager, AGIS, NACM, NFJ and RCM (collectively “the Sub-Advisers”) are responsible for making investment decisions for the Funds they sub-advise as detailed below. The Investment Manager, not the Funds, pay a portion of the fees it receives as Investment Manager to the Sub-Advisers in return for their services. RCM has retained its affiliate, Allianz Global Investors Advisory GmbH (“AGIA”) to conduct the day to day portfolio management of all the Funds it sub-advises with the exception of RCM Disciplined Equity. RCM (and not the RCM Funds or the Investment Manager), in turn, pays AGIA an annual fee, payable monthly for its services.

Sub-Adviser(s)	Funds
AGIS	AGI Solutions 2015, AGI Solutions 2020, AGI Solutions 2030, AGI Solutions 2040, AGI Solutions 2050, AGI Solutions Core Allocation, AGI Solutions Growth Allocation, AGI Solutions Retirement Income
NACM	NACM Global Equity 130/30, NACM International Growth
RCM	RCM Disciplined Equity
NFJ	NFJ Global Dividend Value
RCM & AGIA	RCM All Horizons, RCM Global EcoTrendsSM, RCM Global Water and RCM International Opportunities

Distribution and Servicing Fees : Allianz Global Investors Distributors LLC (the “Distributor”), an affiliate of Allianz Global, the Investment Manager and the Sub-Adviser serves as the distributor of the Funds’ shares pursuant to separate Distribution Servicing Plans for Class A, B, C, D and R. The Distributor, for each of the Funds, receives (i) servicing fees of 0.25% of the average daily net assets of each of Class A, B, C, D and R, in connection with personal services rendered to shareholders of each class and the maintenance of shareholder accounts, and (ii) distribution fees of 0.75% of the average daily net assets of each of Class B and C and 0.25% of average daily net assets of Class R, in connection with the distribution of Class B, C and R shares.

Pursuant to the Distribution and Servicing Plans adopted by the A, B, C, D and R classes, the Funds compensate the Distributor for services provided and expenses incurred in connection with assistance rendered in the sale of

11.30.09	Allianz Multi-Strategy Funds Annual Report	89

Notes to Financial Statements  (Cont.)

November 30, 2009

shares and services rendered to shareholders and for maintenance of shareholder accounts.

Pursuant to the Distribution Plan for the Administrative class shares, the Funds are permitted to reimburse the Distributor out of the Administrative Class Assets of each Fund offering Administrative class shares, in an amount up to 0.25% on an annual basis of the average net assets of the Class, for payments made to financial intermediaries that provide services in connection with the distribution of shares or administration plans or programs that use fund shares as their funding medium. Unreimbursed costs may be carried forward for reimbursement for up to twelve months marketing of Administrative Class Shares and/or for providing shareholder services at an annual rate of up to 0.25% of the average daily net assets of the Funds attributable to the Administrative Class.

The Distributor also receives the proceeds of the initial sales shares paid by the shareholders upon the purchase of Class A shares and contingent deferred sales charges paid by the shareholders upon certain redemptions of Class A, B and C shares. For the period ended November 30, 2009, the Distributor received $145,389 representing commissions (sales charges) and contingent deferred sales charges.

5.	EXPENSE LIMITATION

The Trust and the Investment Manager have entered into Expense Limitation and Management Fee Waiver Agreements as indicated below:

		Expense Limitation (%)

	Management Fee Waiver %(1)	Class A	Class B	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
AGI Solutions 2015(2)	0.65%	0.50%	N/A	1.25%	0.50%	0.75%	0.30%	0.20%	0.45%
AGI Solutions 2020(2)	0.65	0.53	N/A	1.28	0.53	0.78	0.33	0.23	0.48
AGI Solutions 2030(2)	0.70	0.63	N/A	1.38	0.63	0.88	0.43	0.33	0.58
AGI Solutions 2040(2)	0.70	0.56	N/A	1.31	0.56	0.81	0.36	0.26	0.51
AGI Solutions 2050(2)	0.70	0.56	N/A	1.31	0.56	0.81	0.36	0.26	0.51
AGI Solutions Core Allocation(2)(4)	0.70	0.56	1.31	1.31	0.56	0.81	0.36	0.26	0.51
AGI Solutions Growth Allocation(2)	0.70	0.54	N/A	1.29	0.54	0.79	0.34	0.24	0.49
AGI Solutions Retirement Income(2)	0.60	0.52	N/A	1.27	0.52	0.77	0.32	0.22	0.47
NACM Global Equity 130/30(3)	N/A	2.71	N/A	3.46	2.71	N/A	2.45	2.35	N/A
NACM International Growth(3)	N/A	1.56	N/A	2.31	1.56	1.82	1.30	1.20	N/A
NFJ Global Dividend Value(3)	N/A	1.50	N/A	2.25	1.50	N/A	1.30	1.20	N/A
RCM All Horizons(3)	N/A	1.66	N/A	2.41	1.66	N/A	1.40	1.30	N/A
RCM Disciplined Equity(3)	N/A	1.34	N/A	2.09	1.34	N/A	1.08	0.98	N/A
RCM International Opportunities(3)	N/A	1.56	N/A	2.31	1.56	N/A	1.30	1.20	N/A

(1)

The Investment Manager has contractually agreed to waive a portion of its management fee with respect the noted funds. The waiver is calculated on the average daily net assets of each applicable Fund that are attributable to investments in either Underlying Funds (Allianz Funds, Allianz Funds Multi-Strategy Trust, Nicholas-Applegate Institutional Funds and PIMCO Funds) or Other Acquired Funds (affiliated or unaffiliated ETFs and other mutual funds and pooled vehicles) based on the rates disclosed in the above table. This waiver with respect to investments in Underlying Funds and Other Acquired Funds for which the Manager or an affiliated person thereof serves as investment adviser is terminable only by the Board of Trustees of the Trust, and the waiver with respect to investments in unaffiliated Other Acquired Funds will continue through at least March 31, 2010. This waiver does not apply to net assets of the Fund not invested in shares of Underlying Funds or Other Acquired Funds (e.g., direct investments in other securities and instruments).

(2)

The Investment Manager has contractually agreed, until March 31, 2010, to waive its management fee, and/or reimburse the Fund, to the extent that, after the application of the fee waiver described in footnote (1) above, total annual fund operating expenses, including payment of organizational expenses, but excluding interest, taxes, extraordinary expenses, Acquired Fund Fees and Expenses and certain credits and other expenses, exceed the rates noted in the table above based off of the Fund’s average net assets attributable to each share class. Under the Expense Limitation Agreement, the Investment Manager may recoup waived or reimbursed amounts for three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

(3)

The Investment Manager has contractually agreed, until March 31, 2010, to waive its management fee, or reimburse the Fund, to the extent that, Total annual fund operating expenses, including payment of organizational expenses, but excluding interest, taxes, extraordinary expenses, certain credits and other expenses, exceed the rates noted in the table above based off of the Fund’s average net assets attributable to each share class. Under the Expense Limitation Agreement, the Manager may recoup waived or reimbursed amounts for three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

(4)

The Investment Manager has agreed to reimburse expenses for amounts above 0.76% of the average daily net assets of either underlying Funds or other Acquired Fund Fees and Expenses through at least November 30, 2010. This reimbursement may be terminated subject to approval of the Board of Trustees with 90 days prior written notice.

6.	REDEMPTION FEES

Shareholders in NACM Global Equity 130/30, NACM International Growth, RCM All Horizons, RCM Disciplined Equity, RCM Global EcoTrendsSM, RCM Global Water and RCM International Opportunities were subject to a “Redemption Fee” on redemptions and exchanges of 2.00% of the net asset value of the shares redeemed or exchanged (based on the total redemption proceeds after any applicable contingent deferred sales charges). Redemption Fees were charged on shares redeemed or exchanged within 30 days (7 days for RCM Disciplined Equity) after their acquisition, including shares acquired through exchanges. Effective May 1, 2009, redemption fees were eliminated.

90	Allianz Multi-Strategy Funds Annual Report	11.30.09

7.	INVESTMENTS IN SECURITIES

Purchases and sales of investments, other than short-term securities and U.S. government obligations for the year ended November 30, 2009, were:

	Purchases	Sales
AGI Solutions 2015	$4,642,422	$706,962
AGI Solutions 2020	4,001,306	819,472
AGI Solutions 2030	4,092,597	388,428
AGI Solutions 2040	3,674,437	431,144
AGI Solutions 2050	3,511,459	361,537
AGI Solutions Core Allocation	31,478,207	20,712,098
AGI Solutions Growth Allocation	3,406,157	221,545
AGI Solutions Retirement Income	4,507,952	881,377
NACM Global Equity 130/30	3,857,505	3,666,118
NACM International Growth	9,526,859	16,075,159
NFJ Global Dividend Value	3,369,836	621,430
RCM All Horizons Fund	2,890,805	2,502,286
RCM Disciplined Equity	10,888,594	2,660,009
RCM Global EcoTrendsSM	40,218,071	33,192,126
RCM Global Water	22,263,530	26,362,493
RCM International Opportunities	9,884,865	2,382,550

(a)	Futures contracts outstanding at November 30, 2009:

NACM Global Equity 130/30:

Type		Contracts	Market Value (000)	Expiration Date	Unrealized Appreciation (Depreciation)
Long:	MSCI EAFE Index	3	$234	12/18/09	$(1,768)
	S&P 500 Index	2	109	12/18/09	3,131
Short:	Dow Jones Euro STOXX 50 Index	(2)	(84)	12/18/09	4,426
	FTSE 100 Index	(1)	(85)	12/18/09	(3,126)
	Russell 1000 Index	(3)	(179)	12/18/09	(4,062)
					$(1,399)

(b)	Total return swap agreements outstanding at November 30, 2009:

NACM Global Equity 130/30:

Pay/Receive Total Return on Reference Entity	Reference Entity	# or Units	Floating Rate(1)	Notional Amount	Maturity Date	Counterparty	Unrealized Appreciation (Depreciation)
Pay:	Celgene	475	Fed Funds Effective Rate plus 0.60%	$25,655	6/22/10	Morgan Stanley	$678
	Chevron	400	Fed Funds Effective Rate plus 0.60%	31,444	6/22/10	Morgan Stanley	36
	CIGNA	980	Fed Funds Effective Rate plus 0.60%	30,311	6/22/10	Morgan Stanley	1,120
	General Electric	2,200	Fed Funds Effective Rate plus 0.60%	35,200	6/22/10	Morgan Stanley	36
	Halliburton	1,200	Fed Funds Effective Rate plus 0.60%	38,064	6/22/10	Morgan Stanley	(2,841)
	Taiwan Semiconductor Manufacturing	2,650	Fed Funds Effective Rate plus 0.60%	28,620	6/22/10	Morgan Stanley	(1,093)
	Target	630	Fed Funds Effective Rate plus 0.60%	31,683	6/22/10	Morgan Stanley	(2,250)
	Wal-Mart	540	Fed Funds Effective Rate plus 0.60%	28,706	6/22/10	Morgan Stanley	743
Receive:	AU Optronics	2,678	Fed Funds Effective Rate less 0.40%	27,503	6/22/10	Morgan Stanley	(485)
	Exxon Mobil	400	Fed Funds Effective Rate less 0.40%	29,772	6/22/10	Morgan Stanley	(427)
	Nordstrom	1,000	Fed Funds Effective Rate less 0.93%	35,050	6/22/10	Morgan Stanley	1,431
	Terex	2,000	Fed Funds Effective Rate less 0.40%	44,220	6/22/10	Morgan Stanley	6,556
	Tiffany & Co.	900	Fed Funds Effective Rate less 0.40%	38,709	6/22/10	Morgan Stanley	293
	WellPoint	530	Fed Funds Effective Rate less 0.40%	28,016	6/22/10	Morgan Stanley	(623)
							$3,174

(1)	Floating rate is based upon predetermined notional amounts, which may be a multiple of the number of shares or units disclosed.

11.30.09	Allianz Multi-Strategy Funds Annual Report	91

Notes to Financial Statements  (Cont.)

November 30, 2009

(c)	Forward foreign currency contracts outstanding at November 30, 2009:

RCM All Horizons:

	Counterparty	U.S. $ Value on Origination Date	U.S. $ Value November 30, 2009	Unrealized Depreciation
Purchased:
2,894 Australian Dollar settling 12/21/09	State Street Bank & Trust	$2,718	$2,646	$(72)

8.	UNDERLYING FUNDS AND OTHER ACQUIRED FUNDS RISK

AGI Solutions 2015, AGI Solutions 2020, AGI Solutions 2030, AGI Solutions 2040, AGI Solutions 2050, AGI Solutions Core Allocation, AGI Solutions Growth Allocation and AGI Solutions Retirement Income Funds invest their assets primarily in Underlying Funds. The Funds may also invest a portion of their assets in affiliated and unaffiliated exchange-trade funds (“ETFs”), mutual funds and pooled vehicles other than the Underlying Funds (together, “Other Acquired Funds”). Accordingly, the Funds’ investment performance depends upon a favorable allocation among the Underlying Funds and Other Acquired Funds as well as the ability of the underlying funds to achieve their objectives. There can be no assurance that the investment objective of any underlying fund will be achieved. The risks associated with investing in each Fund are closely related to the risks associated with the securities and other investments held by the Underlying Funds and Other Acquired Funds.

Investing in the Underlying Funds and Other Acquired Funds involve certain additional expenses and tax results that would not be present in a direct investment in the Underlying or Other Acquired Funds. Each Fund’s net asset value will fluctuate in response to changes in the net asset values of the Underlying Funds and Other Acquired Funds in which it invests. The extent to which the investment performance and risks associated with each Fund correlate to those of a particular Underlying Fund or Other Acquired Fund will depend upon the extent to which each Fund’s assets are allocated from time to time for investment in the Underlying Fund or Other Acquired Fund, which will vary. Each Fund’s investment in a particular Underlying Fund may exceed 25% of its assets. To the extent that a Fund invests a significant portion of its assets in an Underlying Fund, it will be particularly sensitive to the risks associated with that Underlying Fund.

9.	INCOME TAX INFORMATION

For the periods ended November 30, 2009 the following tax basis distributions* were made:

	Ordinary Income Distributions**	Long-Term Capital Gain Distributions
AGI Solutions Core Allocation	$600,258	—
AGI Solutions Retirement Income	90,895	—
NACM Global Equity 130/30	2,256	—
NACM International Growth	735,411	$3,212,580
NFJ Global Dividend Value	5,000	—
RCM All Horizons	7,941	—
RCM Disciplined Equity	51,198	—
RCM Global Water	1,311,193	—
RCM Int'l Opportunities	22,755	—

*

AGI Solutions 2015, AGI Solutions 2020, AGI Solutions 2030, AGI Solutions 2040, AGI Solutions 2050, AGI Solutions Growth Allocation and RCM Global Eco TrendsSM did not make any tax basis distributions during the periods ended November 30, 2009.

**	Includes short-term capital gains, if any.

At November 30, 2009, the components of distributable taxable income were as follows:

	Undistributed Ordinary Income	Undistributed Long-Term Capital Gains	Capital Loss Carryforwards(1)	Post-October Capital Loss Deferral(2)	Post-October Currency Loss Deferral(2)
AGI Solutions 2015	$155,356	—	—	—	—
AGI Solutions 2020	159,683	—	—	—	—
AGI Solutions 2030	130,640	—	—	—	—
AGI Solutions 2040	113,475	—	—	—	—
AGI Solutions 2050	117,607	—	—	—	—
AGI Solutions Core Allocation	869,055	—	$48,293,442	—	—
AGI Solutions Growth Allocation	80,293	—	—	—	—
AGI Solutions Retirement Income	80,696	—	—	—	—
NACM Global Equity 130/30	—	—	1,327,851	$30,250	$294
NACM International Growth	114,906	—	18,165,136	—	—
NFJ Global Dividend Value	121,403	—	—	—	2
RCM All Horizons	13,233	—	553,125	—	—
RCM Disciplined Equity	568,704	$26,927	—	—	—
RCM Global EcoTrends	—	—	26,362,417	98,484	17,609
RCM Global Water	47,293	—	14,355,306	—	26,029
RCM International Opportunities	92,391	—	445,860	2,013	1,607

92	Allianz Multi-Strategy Funds Annual Report	11.30.09

(1)

Capital loss carry forwards expire in 2017 with the exception of the following: AGI Solutions Core Allocation - $2,898,976 expires in 2016; NACM Global Equity 130/30 - $555,777 expires in 2016; NACM International Growth - $10,739,048 expires in 2010 and $1,734,278 expires in 2016; RCM All Horizons - $166,382 expires in 2016; RCM Global EcoTrendsSM - $2,607,611 expires in 2016; RCM Global Water - $6,677,724 expires in 2016; and RCM International Opportunities - $23,886 expires in 2016. To the extent such losses are used to offset future realized gains, such gains will not be distributed. For RCM International Opportunities, the amounts shown include capital loss carryovers which may be limited under current tax law.

(2)

Capital and foreign currency losses realized during the period November 1, 2009 through November 30, 2009 that the Funds elected to defer to the subsequent taxable year pursuant to income tax regulations.

The aggregate cost and the net unrealized depreciation of investments for federal income tax purposes at November 30, 2009 were as follows:

	Cost of Investments	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation (Depreciation)(1)
AGI Solutions 2015	$3,967,182	$588,201	$531	$587,670
AGI Solutions 2020	3,224,344	575,143	443	574,700
AGI Solutions 2030	3,740,975	795,889	706	795,183
AGI Solutions 2040	3,278,006	929,512	659	928,853
AGI Solutions 2050	3,189,609	932,532	645	931,887
AGI Solutions Core Allocation	184,041,060	27,704,164	361,695	27,342,469
AGI Solutions Growth Allocation	3,215,841	933,707	650	933,057
AGI Solutions Retirement Income	3,674,520	520,466	—	520,466
NACM Global Equity 130/30	3,932,645	543,114	192,893	350,221
NACM International Growth	6,190,816	1,352,060	70,809	1,281,251
NFJ Global Dividend Value	3,017,788	425,523	15,383	410,140
RCM All Horizons	1,771,611	255,225	30,703	224,522
RCM Disciplined Equity	12,246,156	1,523,869	99,726	1,424,143
RCM Global EcoTrends	110,152,949	9,550,713	17,157,915	(7,607,202)
RCM Global Water	63,447,879	4,875,492	9,416,456	(4,540,964)
RCM International Opportunities	11,388,257	1,550,409	197,338	1,353,071

(1)

Primary differences, if any, between book and tax net unrealized appreciation (depreciation) are attributable to wash sale loss deferrals and mark to market gains on investments in securities classified as Passive Foreign Investment Companies (“PFICs”).

For the period ended November 30, 2009, permanent “book-tax” differences were primarily attributable to the differing treatment of foreign currency transactions, reclassification of short term capital gain dividends, net operating losses, swap transactions, expiration of capital loss carryforwards, PFIC transactions, and non-deductible expenses.

10.	SHARES OF BENEFICIAL INTEREST

The Trust may issue an unlimited amount of shares of beneficial interest with $0.00001 par value. Changes in shares of beneficial interest were as follows:

	AGI Solutions 2015		AGI Solutions 2020		AGI Solutions 2030		AGI Solutions 2040		AGI Solutions 2050
	Period 12/29/2008† through 11/30/2009		Period 12/29/2008† through 11/30/2009		Period 12/29/2008† through 11/30/2009		Period 12/29/2008† through 11/30/2009		Period 12/29/2008† through 11/30/2009
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Shares sold
Class A	3,674	$64,809	1,466	$25,492	8,601	$155,144	480	$9,505	1,662	$27,065
Class C	3,589	55,978	973	17,627	3,358	60,202	1,851	29,821	—	—
Class D	4,881	84,670	2,895	49,411	5,755	102,852	9,909	180,785	7,959	136,522
Class R	—	—	—	—	—	—	10	150	—	—
Class P	—	—	—	—	—	—	—	—	—	—
Institutional Class	37,411	652,036	22	400	17,814	339,562	7,604	149,795	600	11,706
Administrative Class	—	—	—	—	—	—	—	—	—	—
Cost of shares redeemed
Class A	(83)	(1,516)	—	—	—	—	—	—	(831)	(16,084)
Class C	(376)	(6,125)	—	—	—	—	(395)	(7,157)	—	—
Class D	(588)	(10,423)	(58)	(1,013)	(108)	(1,996)	(8,340)	(155,241)	(4,080)	(70,819)
Class R	—	—	—	—	—	—	—	—	—	—
Class P	—	—	—	—	—	—	—	—	—	—
Institutional Class	—	—	—	—	—	—	—	—	—	—
Administrative Class	—	—	—	—	—	—	—	—	—	—
Net increase resulting from Fund share transactions	48,508	$839,429	5,298	$91,917	35,420	$655,764	11,119	$207,658	5,310	$88,390

†	Commencement of operations.

11.30.09	Allianz Multi-Strategy Funds Annual Report	93

Notes to Financial Statements  (Cont.)

November 30, 2009

	AGI Solutions Core Allocation						AGI Solutions Growth Allocation		AGI Solutions Retirement Income
	Period 7/1/2009 through 11/30/2009		Year ended 6/30/2009		Year ended 6/30/2008		Period 4/27/2009† through 11/30/2009		Period 12/29/2008† through 11/30/2009
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Shares sold
Class A	665,277	$6,074,148	1,983,784	$17,021,136	1,579,886	$18,559,658	1,550	$27,548	14,142	$238,089
Class B	71,352	672,496	252,350	2,169,305	787,532	9,474,699	—	—	—	—
Class C	439,035	4,109,626	1,130,657	9,709,579	1,868,143	22,319,563	8,433	156,772	6,774	119,183
Class D	121	1,100	1,220 *	10,000 *	—	—	—	—	3,797	65,300
Class R	—	—	1,220 *	10,000 *	—	—	—	—	1	—
Class P	10,871	102,890	175,101 *	1,470,889 *	—	—	—	—	1	—
Institutional Class	1,512,555	14,198,006	888,169	7,029,733	736,107	8,624,104	—	—	10,227	178,351
Administrative Class	—	—	1,220 *	10,000 *	—	—	—	—	—	—
Issued in reinvestment of dividends and distributions
Class A	19,995	191,351	275,362	2,198,801	513,917	5,901,663	—	—	64	1,058
Class B	6,176	59,661	156,091	1,254,356	454,497	5,250,757	—	—	—	—
Class C	16,978	163,501	436,271	3,493,052	1,034,222	11,903,175	—	—	13	202
Class D	6	54	7	62	—	—	—	—	28	464
Class R	6	54	7	60	—	—	—	—	15	238
Class P	5	52	8	64	—	—	—	—	18	289
Institutional Class	9,238	87,665	104,054	824,799	146,699	1,662,716	—	—	5,441	87,822
Administrative Class	5	48	7	62	—	—	—	—	17	287
Cost of shares redeemed
Class A	(458,563)	(4,303,996)	(2,626,282)	(22,261,986)	(1,736,069)	(20,328,370)	(178)	(3,433)	(492)	(7,968)
Class B	(302,863)	(2,816,443)	(2,641,809)	(22,971,911)	(2,169,748)	(25,628,260)	—	—	—	—
Class C	(937,090)	(8,688,256)	(5,042,162)	(42,658,724)	(3,346,100)	(39,787,842)	—	—	—	—
Class D	—	—	—	—	—	—	—	—	(405)	(7,025)
Class R	—	—	—	—	—	—	—	—	—	—
Class P	(17,171)	(160,985)	(264)	(2,233)	—	—	—	—	—	—
Institutional Class	(189,467)	(1,780,357)	(541,719)	(4,580,835)	(456,296)	(5,393,414)	—	—	—	—
Administrative Class	—	—	—	—	—	—	—	—	—	—
Net increase (decrease) resulting from Fund share transactions	846,466	$7,910,615	(5,446,708)	$(47,273,791)	(587,210)	$(7,441,551)	9,805	$180,887	39,641	$676,290

†	Commencement of operations.
*	Inclusive of shares sold to Allianz Global subsequent to commencement of operations.
**	Amount less than one share.
+	Fund’s fiscal year end changed from March 31 to November 30.

94	Allianz Multi-Strategy Funds Annual Report	11.30.09

	NACM Global Equity 130/30				NACM International Growth
	Year ended 11/30/2009		Period 7/15/2008† through 11/30/2008		Year ended 11/30/2009		Period 4/1/2008† through 11/30/2008		Year ended 3/31/2008
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Shares sold
Class A	6,953	$67,805	—	—	9,364 *	$39,537 *	—	—	—	—
Class C	566	6,613	204	$2,000	8,624 *	31,973 *	—	—	—	—
Class D	—	—	—	—	5,479 *	21,000 *	—	—	—	—
Class R	—	—	—	—	2,941 *	10,000 *	—	—	—	—
Class P	—	—	—	—	2,941 *	10,000 *	—	—	—	—
Institutional Class	894	9,800	—	—	1,061,802	3,624,700	270,863	$1,781,413	318,579	$4,506,739
Class II–(Liquidated)	—	—	—	—	—	—	—	—	615,162	12,456,347
Class R–(Liquidated)	—	—	—	—	8,365	25,695	61,380	412,003	48,877	952,934
Issued in reinvestment of dividends and distributions
Class A	— **	5	—	—	—	—	—	—	—	—
Class C	—	—	—	—	—	—	—	—	—	—
Class D	—	—	—	—	—	—	—	—	—	—
Class R	—	—	—	—	—	—	—	—	—	—
Class P	1	2	—	—	—	—	—	—	—	—
Institutional Class	200	2,250	—	—	448,963	1,644,804	—	—	675,126	6,217,911
Class II–(Liquidated)	—	—	—	—	502,344	1,632,617	—	—	911,717	7,649,303
Class R–(Liquidated)	—	—	—	—	164,407	468,559	—	—	279,726	2,159,486
Cost of shares redeemed
Class A	(559)	(5,710)	—	—	—	—	—	—	—	—
Class C	—	—	—	—	(2,542)	(11,514)	—	—	—	—
Class D	—	—	—	—	(662)	(3,010)	—	—	—	—
Class R	—	—	—	—	—	—	—	—	—	—
Class P	—	—	—	—	—	—	—	—	—	—
Institutional Class	(894)	(10,140)	—	—	(1,070,744)	(3,889,434)	(212,702)	(1,513,279)	(542,226)	(11,550,042)
Class II–(Liquidated)	—	—	—	—	(1,724,641)	(5,373,599)	(271,053)	(1,649,606)	(2,377,559)	(63,923,305)
Class R–(Liquidated)	—	—	—	—	(521,186)	(1,444,406)	(79,329)	(463,128)	(67,553)	(873,729)
Net increase (decrease) resulting from Fund share transactions	7,161	$70,625	204	$2,000	(1,104,545)	$(3,213,078)	(230,841)	$(1,432,597)	(138,151)	$(42,404,356)

11.30.09	Allianz Multi-Strategy Funds Annual Report	95

Notes to Financial Statements  (Cont.)

November 30, 2009

	NFJ Global Dividend Value		RCM All Horizons
	Period 6/26/2009† through 11/30/2009		Year ended 11/30/2009		Period 7/15/2008† through 11/30/2008
	Shares	Amount	Shares	Amount	Shares	Amount

Shares sold
Class A	14,852	$267,852	4,524	$53,472	—	—
Class C	4,273	76,500	1,780	16,000	204	$3,010
Class D	1,270	23,500	121	1,500	—	—
Class R	—	—	—	—	—	—
Class P	—	—	—	—	—	—
Institutional Class	—	—	—	—	—	—
Issued in reinvestment of dividends and distributions
Class A	2	31	1	15	—	—
Class C	—	—	—	3	—	—
Class D	1	13	1	15	—	—
Class R	—	—	—	—	—	—
Class P	1	17	3	33	—	—
Institutional Class	280	4,924	751	7,875	—	—
Cost of shares redeemed
Class A	—	—	—	—	—	—
Class C	—	—	—	—	—	—
Class D	—	—	—	—	—	—
Class R	—	—	—	—	—	—
Class P	—	—	—	—	—	—
Institutional Class	—	—	—	—	—	—
Net increase resulting from Fund share transactions	20,679	$372,837	7,181	$78,913	204	$3,010

†	Commencement of operations.
*	Inclusive of shares sold to Allianz Global subsequent to commencement of operations.

	RCM Disciplined Equity				RCM Global EcoTrendsSM
	Year ended 11/30/2009		Period 7/15/2008† through 11/30/2008		Year ended 11/30/2009		Year ended 11/30/2008
	Shares	Amount	Shares	Amount	Shares	Amount	Shares		Amount

Shares sold
Class A	132,765	$1,630,884	4,950	$78,944	814,525	$14,685,848	1,812,521		$57,956,215
Class C	42,518	523,268	4,324	55,019	357,268	6,545,488	45,727	*	760,760	*
Class D	3,361	43,000	—	—	26,508	527,749	324	*	10,147	*
Class P	—	—	—	—	461,103	8,332,849	5,933	*	105,896	*
Institutional Class	574,499	6,697,025	—	—	353	6,849	813	*	17,867	*
Issued in reinvestment of dividends and distributions
Class A	134	1,374	—	—	—	—	4,734		167,254
Class C	119	1,214	—	—	—	—	—		—
Class D	14	147	—	—	—	—	—		—
Class P	15	157	—	—	—	—	—		—
Institutional Class	4,704	48,306	—	—	—	—	—		—
Cost of shares redeemed
Class A	(22,487)	(317,896)	—	—	(1,619,264)	(29,451,530)	(1,651,508)		(44,497,476)
Class C	(3,942)	(54,147)	—	—	(31,263)	(595,914)	(2)		(32)
Class D	—	—	—	—	(1,169)	(23,975)	—		—
Class P	—	—	—	—	(48,336)	(928,317)	—		—
Institutional Class	(20,016)	(296,835)	—	—	—	—	—		—
Net increase (decrease) resulting from Fund share transactions	711,684	$8,276,497	9,274	$133,963	(40,275)	$(900,953)	218,542		$14,520,631

96	Allianz Multi-Strategy Funds Annual Report	11.30.09

	RCM Global Water				RCM International Opportunities
	Year ended 11/30/2009		Period 3/31/2008† through 11/30/2008		Year ended 11/30/2009		Period 7/15/2008† through 11/30/2008
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Shares sold
Class A	1,029,101	$6,965,753	3,996,619	$39,484,429	2,646	$32,302	—	—
Class C	485,946	3,304,463	3,376,645	33,482,404	1,926	21,410	—	—
Class D	22,586	172,411	—	—	378	4,500	—	—
Class P	894,082	6,015,887	1,738,729	16,955,498	—	—	—	—
Institutional Class	66,043	523,580	2,438 *	22,052 *	723,284	7,558,509	—	—
Issued in reinvestment of dividends and distributions
Class A	8,563	54,893	—	—	4	35	—	—
Class C	6,799	43,512	—	—	—	8	—	—
Class D	30	193	—	—	4	35	—	—
Class P	333	2,133	—	—	4	45	—	—
Institutional Class	101	637	—	—	2,263	22,633	—	—
Cost of shares redeemed
Class A	(1,341,656)	(8,854,960)	(716,545)	(5,382,718)	—	—	—	—
Class C	(667,106)	(4,360,482)	(378,319)	(2,758,885)	—	—	—	—
Class D	(4,102)	(31,649)	—	—	(139)	(1,528)	—	—
Class P	(694,405)	(4,631,049)	(445,226)	(3,307,012)	—	—	—	—
Institutional Class	—	—	—	—	—	—	—	—
Net increase (decrease) resulting from Fund share transactions	(193,685)	$(794,678)	7,574,341	$78,495,768	730,370	$7,637,949	—	—

11.	LEGAL PROCEEDINGS

In June and September 2004, the Investment Manager and certain of its affiliates (including PEA Capital LLC (“PEA”), the Distributor and Allianz Global), agreed to settle, without admitting or denying the allegations, claims brought by the and the New Jersey Attorney General alleging violations of federal and state securities laws with respect to certain open-end funds for which the Investment Manager serves as investment adviser. The settlements related to an alleged “market timing” arrangement in certain open-end funds formerly sub-advised by PEA. The Investment Manager and its affiliates agreed to pay a total of $68 million to the SEC and New Jersey to settle the claims related to market timing. In addition to monetary payments, the settling parties agreed to undertake certain corporate governance, compliance and disclosure reforms related to market timing, and consented to cease and desist orders and censures. Subsequent to these events, PEA deregistered as an investment adviser and dissolved. None of the settlements alleged that any inappropriate activity took place with respect to the Funds.

Since February 2004, the Investment Manager, Allianz Global, the Distributor and certain of their employees have been defendants in eleven lawsuits filed in various jurisdictions, which have been transferred to and consolidated for pre-trial proceedings in a multi-district litigation proceeding in the U.S. District Court for the District of Maryland. The lawsuits generally relate to the same allegations that are the subject of the regulatory proceedings discussed above. The lawsuits seek, on behalf of fund shareholders or the funds themselves, among other things, unspecified compensatory damages plus interest and, in some cases, punitive damages, the rescission of investment advisory contracts, the return of fees paid under those contracts, restitution and waiver of or return of certain sales charges paid by fund shareholders.

It is possible that these matters and/or other developments resulting from these matters could result in increased Fund redemptions or other adverse consequences to the Funds. However, the Investment Manager, the Sub-Advisers and the Distributor believe that these matters are not likely to have a material adverse effect on the Funds or on the Investment Manager’s, the Sub-Advisers’ or the Distributor’s ability to perform their respective investment advisory or distribution services relating to the Funds.

11.30.09	Allianz Multi-Strategy Funds Annual Report	97

Notes to Financial Statements  (Cont.)

November 30, 2009

12.	INVESTMENTS BY AFFILIATES

At November 30, 2009, Allianz Global held shares of the following Funds:

Approximate Ownership
AGI Solutions 2015	81%
AGI Solutions 2020	97%
AGI Solutions 2030	85%
AGI Solutions 2040	95%
AGI Solutions 2050	97%
AGI Solutions Growth Allocation	95%
AGI Solutions Retirement Income	86%
NACM Global Equity 130/30	98%
NFJ Global Dividend Value	89%
RCM All Horizons	95%
RCM Disciplined Equity	23%
RCM International Opportunities	27%

Investment activity by Allianz Global could have a material impact on these Funds. Allianz Global held less then 1% ownership of AGI Solutions Core Allocation, NACM International Growth, RCM EcoTrendsSM and RCM Global Water.

The underlying funds of the AGI Solutions 2015, AGI Solutions 2020, AGI Solutions 2030, AGI Solutions 2040, AGI Solutions 2050, AGI Solutions Core Allocation, AGI Solutions Growth Allocation and AGI Solutions Retirement Income are considered to be affiliated with the Trust. The table below shows the transactions in and earnings from investments in these affiliated funds for the periods ended November 30, 2009:

AGI Solutions 2015:

	Market Value 12/29/2008	Purchases at Cost	Proceeds from Sales	Cost 11/30/2009	Unrealized Appreciation (Depreciation)	Market Value 11/30/2009	Dividend Income	Net Realized Gain (Loss)
Allianz Funds:
NACM Growth	—	$46,331	—	$46,331	$(531)	$45,800	—	—
NACM Income & Growth	—	241,761	$23,861	220,200	57,899	278,099	$12,641	$2,300
NFJ Dividend Value	—	165,888	—	165,888	8,783	174,671	2,711	—
NFJ International Value	—	48,603	—	48,603	12,470	61,073	704	—
NFJ Small-Cap Value	—	95,432	—	95,432	13,125	108,557	—	—
RCM Global Resources	—	54,774	—	54,774	15,913	70,687	—	—
Allianz Funds Multi-Strategy Trust:
RCM Disciplined Equity	—	105,297	27,409	80,417	33,905	114,322	—	2,529
RCM International Opportunities	—	86,649	—	86,649	25,542	112,191	35	—
Nicholas-Applegate Institutional Funds:
Emerging Markets	—	60,000	65,425	—	—	—	—	5,425
International Growth Opportunities	—	77,660	—	77,660	23,822	101,482	—	—
International Systematic	—	55,866	—	55,866	3,908	59,774	—	—
PIMCO Funds:
Commodity RealReturn Strategy	—	146,773	7,739	139,841	47,710	187,551	5,857	807
Diversified Income	—	94,666	—	94,666	19,001	113,667	5,353	—
Foreign Bond Fund (U.S. Dollar-Hedged)	—	185,388	—	185,388	17,725	203,113	4,604	—
Income	—	328,636	63,132	266,858	27,341	294,199	16,044	1,354
Investment Grade Corporate Bond	—	238,100	195,083	50,046	6,238	56,284	8,445	7,029
Real Return	—	1,051,938	4,997	1,047,016	146,192	1,193,208	23,540	75
RealEstateRealReturn Strategy	—	99,839	—	99,839	47,681	147,520	—	—
Short-Term	—	487,456	221,267	275,974	17,262	293,236	9,400	9,785
Total Return	—	687,175	98,049	591,452	45,391	636,843	29,159	2,326
TOTAL	—	$4,358,232	$706,962	$3,682,900	$569,377	$4,252,277	$118,493	$31,630

98	Allianz Multi-Strategy Funds Annual Report	11.30.09

AGI Solutions 2020:

	Market Value 12/29/2008	Purchases at Cost	Proceeds from Sales	Cost 11/30/2009	Unrealized Appreciation (Depreciation)	Market Value 11/30/2009	Dividend Income	Net Realized Gain (Loss)
Allianz Funds:
NACM Growth	—	$38,676	—	$38,676	$(443)	$38,233	—	—
NACM Income & Growth	—	166,129	$22,989	145,432	45,755	191,187	$10,368	$2,292
NFJ Dividend Value	—	161,962	—	161,962	9,585	171,547	3,710	—
NFJ International Value	—	30,688	—	30,688	11,306	41,994	691	—
NFJ Small-Cap Value	—	80,151	—	80,151	14,221	94,372	—	—
OCC Growth	—	44,993	21,386	28,970	9,145	38,115	—	5,363
RCM Global Resources	—	48,930	—	48,930	18,059	66,989	—	—
Allianz Funds Multi-Strategy Trust:
RCM Disciplined Equity	—	89,614	26,581	67,132	28,304	95,436	—	4,099
RCM International Opportunities	—	97,049	—	97,049	34,296	131,345	46	—
Nicholas-Applegate Institutional Funds:
Emerging Markets	—	101,999	81,130	27,596	16,955	44,551	—	6,727
International Growth Opportunities	—	76,632	—	76,632	34,171	110,803	—	—
International Systematic	—	49,585	—	49,585	3,550	53,135	—	—
PIMCO Funds:
Commodity RealReturn Strategy	—	134,639	16,970	119,504	44,910	164,414	5,908	1,835
Diversified Income	—	112,232	—	112,232	25,605	137,837	7,230	—
Foreign Bond Fund (U.S. Dollar-Hedged)	—	143,061	3,609	139,469	16,591	156,060	4,429	17
Income	—	244,218	82,409	163,592	19,443	183,035	12,918	1,783
Investment Grade Corporate Bond	—	226,086	180,189	52,177	6,501	58,678	8,282	6,280
Real Return	—	778,120	4,998	773,199	115,475	888,674	19,003	77
RealEstateRealReturn Strategy	—	85,272	—	85,272	49,640	134,912	—	—
Short-Term	—	213,911	39,562	175,778	11,358	187,136	4,421	1,429
Total Return	—	849,046	339,650	521,920	45,595	567,515	37,974	12,524
TOTAL	—	$3,772,993	$819,473	$2,995,946	$560,022	$3,555,968	$114,980	$42,426

11.30.09	Allianz Multi-Strategy Funds Annual Report	99

Notes to Financial Statements  (Cont.)

November 30, 2009

AGI Solutions 2030:

	Market Value 12/29/2008	Purchases at Cost	Proceeds from Sales	Cost 11/30/2009	Unrealized Appreciation (Depreciation)	Market Value 11/30/2009	Dividend Income	Net Realized Gain (Loss)
Allianz Funds:
NACM Growth	—	$89,997	$12,657	$80,129	$21,463	$101,592	—	$2,789
NACM Income & Growth	—	170,726	—	170,726	46,684	217,410	$9,698	—
NFJ Dividend Value	—	264,969	—	264,969	10,357	275,326	4,152	—
NFJ International Value	—	116,657	—	116,657	34,858	151,515	2,073	—
NFJ Renaissance	—	46,545	—	46,545	(707)	45,838	—	—
NFJ Small-Cap Value	—	154,382	—	154,382	25,174	179,556	—	—
OCC Growth	—	59,996	5,607	55,795	17,613	73,408	—	1,406
RCM Global Resources	—	61,645	—	61,645	23,687	85,332	—	—
Allianz Funds Multi-Strategy Trust:
RCM Disciplined Equity	—	219,930	108,395	135,804	57,258	193,062	—	24,269
RCM International Opportunities	—	167,140	—	167,140	39,990	207,130	61	—
Nicholas-Applegate Institutional Funds:
Emerging Markets	—	177,536	—	177,536	93,374	270,910	—	—
International Growth Opportunities	—	178,209	—	178,209	56,696	234,905	—	—
International Systematic	—	86,997	—	86,997	4,303	91,300	—	—
U.S. Emerging Growth	—	141,215	—	141,215	37,993	179,208	—	—
PIMCO Funds:
Commodity RealReturn Strategy	—	157,041	5,169	152,075	55,878	207,953	7,039	203
Diversified Income	—	135,957	—	135,957	31,017	166,974	8,758	—
Emerging Markets Bond	—	128,795	—	128,795	28,583	157,378	8,794	—
Foreign Bond Fund (U.S. Dollar-Hedged)	—	165,348	—	165,348	17,164	182,512	4,680	—
High Yield	—	122,898	127,352	—	—	—	3,481	4,454
Investment Grade Corporate Bond	—	239,540	116,370	126,675	15,375	142,050	9,945	3,505
Real Return	—	444,435	4,997	439,517	64,252	503,769	10,370	79
RealEstateRealReturn Strategy	—	120,000	—	120,000	64,615	184,615	—	—
Total Return	—	642,639	7,881	634,797	49,618	684,415	29,840	39
TOTAL	—	$4,092,597	$388,428	$3,740,913	$795,245	$4,536,158	$98,891	$36,744

100	Allianz Multi-Strategy Funds Annual Report	11.30.09

AGI Solutions 2040:

	Market Value 12/29/2008	Purchases at Cost	Proceeds from Sales	Cost 11/30/2009	Unrealized Appreciation (Depreciation)	Market Value 11/30/2009	Dividend Income	Net Realized Gain (Loss)
Allianz Funds:
NACM Growth	—	$128,996	$4,308	$125,637	$33,653	$159,290	—	$949
NACM Income & Growth	—	244,757	—	244,757	72,674	317,431	$15,086	—
NFJ Dividend Value	—	368,530	45,005	324,722	17,535	342,257	7,366	1,197
NFJ International Value	—	205,204	—	205,204	70,171	275,375	4,231	—
NFJ Renaissance	—	43,398	—	43,398	(658)	42,740	—	—
NFJ Small-Cap Value	—	194,994	—	194,994	42,997	237,991	—	—
OCC Growth	—	165,004	59,330	120,321	37,981	158,302	—	14,647
RCM Global Resources	—	61,223	—	61,223	23,525	84,748	—	—
Allianz Funds Multi-Strategy Trust:
RCM Disciplined Equity	—	225,573	53,354	180,792	76,224	257,016	—	8,573
RCM International Opportunities	—	192,446	—	192,446	44,544	236,990	66	—
Nicholas-Applegate Institutional Funds:
Emerging Markets	—	204,526	—	204,526	113,011	317,537	—	—
International Growth Opportunities	—	170,245	—	170,245	69,484	239,729	—	—
International Systematic	—	94,441	—	94,441	5,942	100,383	—	—
U.S. Emerging Growth	—	150,002	—	150,002	55,382	205,384	—	—
PIMCO Funds:
Commodity RealReturn Strategy	—	264,524	—	264,524	92,344	356,868	11,121	—
Diversified Income	—	190,159	—	190,159	38,939	229,098	11,036	—
Emerging Markets Bond	—	204,257	5,003	199,224	41,673	240,897	12,953	(30)
High Yield	—	92,168	95,509	—	—	—	2,610	3,341
Investment Grade Corporate Bond	—	326,624	168,635	163,933	20,180	184,113	13,794	5,944
RealEstateRealReturn Strategy	—	147,366	—	147,366	73,344	220,710	—	—
TOTAL	—	$3,674,437	$431,144	$3,277,914	$928,945	$4,206,859	$78,263	$34,621

11.30.09	Allianz Multi-Strategy Funds Annual Report	101

Notes to Financial Statements  (Cont.)

November 30, 2009

AGI Solutions 2050:

	Market Value 12/29/2008	Purchases at Cost	Proceeds from Sales	Cost 11/30/2009	Unrealized Appreciation (Depreciation)	Market Value 11/30/2009	Dividend Income	Net Realized Gain (Loss)
Allianz Funds:
NACM Growth	—	$128,997	$7,789	$122,924	$32,926	$155,850	—	$1,716
NACM Income & Growth	—	234,016	—	234,016	72,700	306,716	$15,086	—
NFJ Dividend Value	—	320,850	5,005	315,466	19,380	334,846	7,442	(379)
NFJ International Value	—	206,233	—	206,233	71,416	277,649	4,239	—
NFJ Renaissance	—	42,471	—	42,471	(645)	41,826	—	—
NFJ Small-Cap Value	—	194,994	—	194,994	42,997	237,991	—	—
OCC Growth	—	162,006	59,107	117,721	37,161	154,882	—	14,822
RCM Global Resources	—	61,060	—	61,060	23,463	84,523	—	—
Allianz Funds Multi-Strategy Trust:
RCM Disciplined Equity	—	215,008	52,333	176,869	74,570	251,439	—	14,194
RCM International Opportunities	—	185,187	—	185,187	46,169	231,356	80	—
Nicholas-Applegate Institutional Funds:
Emerging Markets	—	200,074	—	200,074	111,578	311,652	—	—
International Growth Opportunities	—	168,033	—	168,033	69,616	237,649	—	—
International Systematic	—	87,048	—	87,048	6,232	93,280	—	—
U.S. Emerging Growth	—	150,002	—	150,002	55,382	205,384	—	—
PIMCO Funds:
Commodity RealReturn Strategy	—	259,963	—	259,963	91,940	351,903	11,183	—
Diversified Income	—	185,591	—	185,591	39,866	225,457	11,250	—
Emerging Markets Bond	—	192,794	14,168	179,528	40,796	220,324	12,797	902
High Yield	—	61,446	63,673	—	—	—	1,740	2,227
Investment Grade Corporate Bond	—	313,696	159,462	160,347	19,745	180,092	13,700	6,113
RealEstateRealReturn Strategy	—	141,990	—	141,990	76,687	218,677	—	—
TOTAL	—	$3,511,459	$361,537	$3,189,517	$931,979	$4,121,496	$77,517	$39,595

102	Allianz Multi-Strategy Funds Annual Report	11.30.09

AGI Solutions Core Allocation:

	Market Value 6/30/2009	Purchases at Cost	Proceeds from Sales	Cost 11/30/2009	Unrealized Appreciation (Depreciation)	Market Value 11/30/2009	Dividend Income	Net Realized Gain (Loss)
Allianz Funds:
NACM Growth	$1,387,372	$2,246,259	—	$3,608,251	$457,275	$4,065,526	$—	$—
NACM Income & Growth	7,989,273	348,107	—	8,142,058	1,361,825	9,503,883	138,920	—
NACM International	2,589,787	—	—	2,336,844	752,319	3,089,163	—	—
NFJ International Value	5,274,677	1,288,823	—	6,368,973	1,466,671	7,835,644	23,660	—
NFJ Large-Cap Value	6,819,237	3,527,574	—	11,695,855	205,672	11,901,527	49,409	—
NFJ Renaissance	12,578,063	—	$9,953,511	3,387,198	1,048,294	4,435,492	—	(3,406,144)
NFJ Small-Cap Value	3,623,210	—	—	3,328,046	935,931	4,263,977	—	—
OCC Growth	1,532,341	—	—	2,145,521	(361,695)	1,783,826	—	—
OCC Opportunity	4,246,441	—	1,276,005	2,319,682	1,067,797	3,387,479	—	184,676
RCM Global Resources	3,228,775	—	—	3,314,317	694,834	4,009,151	—	—
RCM Large-Cap Growth	5,237,426	3,740,282	—	9,198,202	939,531	10,137,733	—	—
Allianz Funds Multi-Strategy Trust:
RCM Disciplined Equity	5,197,940	191,656	—	5,276,575	1,270,479	6,547,054	—	—
RCM International Opportunities	5,386,214	1,218,631	—	6,562,567	1,234,069	7,796,636	2,264	—
Nicholas-Applegate Institutional Funds:
Emerging Markets	9,224,606	779,213	—	9,692,307	2,821,126	12,513,433	—	—
International Growth Opportunities	7,416,453	972,904	—	7,818,583	2,226,294	10,044,877	—	—
International Systematic	—	4,494,974	—	4,494,974	321,766	4,816,740	—	—
U.S. Emerging Growth	—	3,366,130	—	3,366,130	157,788	3,523,918	—	—
PIMCO Funds:
Commodity RealReturn Strategy	8,661,969	151,594	—	8,558,133	1,957,197	10,515,330	151,594	—
Diversified Income	6,628,053	184,009	—	6,621,621	1,003,426	7,625,047	184,009	—
Emerging Markets Bond	6,557,851	184,418	—	6,619,040	843,042	7,462,082	184,418	—
Foreign Bond (U.S. Dollar-Hedged)	5,133,845	664,515	311,400	5,496,555	463,456	5,960,011	95,607	(1,353)
Investment Grade Corporate Bond	10,578,902	202,089	4,713,844	6,046,645	797,321	6,843,966	202,089	309,225
Real Return	18,173,675	1,538,973	—	19,266,245	1,991,909	21,258,154	312,070	—
RealEstateRealReturn Strategy	6,217,258	666,498	340,200	6,286,856	3,623,414	9,910,270	—	21,312
Short-Term	—	2,699,519	2,514,450	196,617	2,414	199,031	4,902	11,548
Total Return	28,892,859	3,012,039	1,602,688	29,550,316	2,403,263	31,953,579	671,030	41,296
TOTAL	$172,576,227	$31,478,207	$20,712,098	$181,698,111	$29,685,418	$211,383,529	$2,019,972	$(2,839,440)

11.30.09	Allianz Multi-Strategy Funds Annual Report	103

Notes to Financial Statements  (Cont.)

November 30, 2009

AGI Solutions Growth Allocation:

	Market Value 4/27/2009	Purchases at Cost	Proceeds from Sales	Cost 11/30/2009	Unrealized Appreciation (Depreciation)	Market Value 11/30/2009	Dividend Income	Net Realized Gain (Loss)
Allianz Funds:
NACM Growth	—	$131,550	$5,586	$127,080	$29,917	$156,997	$—	$1,116
NACM Income & Growth	—	258,164	7,691	250,454	54,280	304,734	6,455	(19)
NFJ Dividend Value	—	285,866	—	285,866	51,467	337,333	4,373	—
NFJ International Value	—	211,292	—	211,292	73,456	284,748	3,017	—
NFJ Renaissance	—	42,774	—	42,774	(649)	42,125	—	—
NFJ Small-Cap Value	—	184,896	—	184,896	47,228	232,124	—	—
OCC Growth	—	166,896	55,608	123,504	32,516	156,020	—	12,216
RCM Global Resources	—	60,000	—	60,000	24,384	84,384	—	—
Allianz Funds Multi-Strategy Trust:
RCM Disciplined Equity	—	212,715	28,756	191,327	61,926	253,253	—	7,368
RCM International Opportunities	—	195,956	—	195,956	54,918	250,874	66	—
Nicholas-Applegate Institutional Funds:
Emerging Markets	—	211,513	—	211,513	103,908	315,421	—	—
International Growth Opportunities	—	160,673	—	160,673	75,012	235,685	—	—
International Systematic	—	96,764	—	96,764	5,962	102,726	—	—
U.S. Emerging Growth	—	158,312		158,312	49,446	207,758	—	—
PIMCO Funds:
Commodity RealReturn Strategy	—	266,138	—	266,138	96,658	362,796	9,038	—
Diversified Income	—	199,297	15,819	183,785	34,404	218,189	7,176	307
Emerging Markets Bond	—	192,929	—	192,929	33,127	226,056	7,882	—
Investment Grade Corporate Bond	—	247,969	108,085	150,113	22,698	172,811	7,969	10,229
RealEstateRealReturn Strategy	—	122,453	—	122,453	82,411	204,864	—	—
TOTAL	—	$3,406,157	$221,545	$3,215,829	$933,069	$4,148,898	$45,976	$31,217

104	Allianz Multi-Strategy Funds Annual Report	11.30.09

AGI Solutions Retirement Income:

	Market Value 12/29/2008	Purchases at Cost	Proceeds from Sales	Cost 11/30/2009	Unrealized Appreciation (Depreciation)	Market Value 11/30/2009	Dividend Income	Net Realized Gain (Loss)
Allianz Funds:
NACM Income & Growth	—	$287,486	$70,611	$224,641	$63,328	$287,969	$15,988	$7,766
NFJ Dividend Value	—	104,490	—	104,490	4,617	109,107	1,836	—
NFJ International Value	—	59,399	—	59,399	11,693	71,092	748	—
NFJ Small-Cap Value	—	72,682	—	72,682	10,434	83,116	—	—
RCM Global Resources	—	38,229	—	38,229	11,383	49,612	—	—
Allianz Funds Multi-Strategy Trust:
RCM Disciplined Equity	—	60,127	—	60,127	22,006	82,133	—	—
RCM International Opportunities	—	74,157	—	74,157	17,713	91,870	24	—
Nicholas-Applegate Institutional Funds:
Emerging Markets	—	60,000	65,425	—	—	—	—	5,425
International Growth Opportunities	—	29,996	—	29,996	13,380	43,376	—	—
International Systematic	—	47,423	—	47,423	2,275	49,698	—	—
PIMCO Funds:
Commodity RealReturn Strategy	—	62,887	—	62,887	23,083	85,970	2,885	—
Diversified Income	—	80,095	—	80,095	14,647	94,742	4,164	—
Foreign Bond (U.S. Dollar-Hedged)	—	178,274	—	178,274	11,452	189,726	2,544	—
Income	—	284,549	—	284,549	29,265	313,814	13,972	—
Investment Grade Corporate Bond	—	225,328	236,433	—	—	—	7,725	11,105
Real Return	—	1,148,714	4,997	1,143,791	161,588	1,305,379	26,094	74
RealEstateRealReturn Strategy	—	68,490	—	68,490	42,551	111,041	—	—
Short-Term	—	749,645	437,858	333,151	20,690	353,841	14,652	21,364
Total Return	—	576,093	66,053	512,217	41,143	553,360	26,857	2,177
TOTAL	—	$4,208,064	$881,377	$3,374,598	$501,248	$3,875,846	$117,489	$47,911

13. Resignation of Trustee

On September 10, 2009, Diana L. Taylor resigned as Trustee of the Funds.

14.	Subsequent Events

Fund management has evaluated subsequent events following the year ended November 30, 2009 through January 29, 2010, which is the date the financial statements were issued. The subsequent events were as follows:

On December 10, 2009 the following Funds declared per share capital gain distributions payable December 10, 2009 to shareholders of record on December 9, 2009:

Fund	Short-Term Capital Gains	Long-Term Capital Gains
NFJ Global Dividend Value	$0.35277	$—
RCM Disciplined Equity	0.44687	0.01515

On December 14, 2009, the Funds’ Board of Trustees appointed James A. Jacobson as a Trustee of the Funds.

11.30.09	Allianz Multi-Strategy Funds Annual Report	105

Notes to Financial Statements  (Cont.)

November 30, 2009

On December 17, 2009 the following Funds declared per share net investment income dividends payable December 17, 2009 to shareholders of record on December 16, 2009:

Fund Name	Class A	Class C	Class D	Class R	Class P	Institutional Class
NACM International Growth	$0.06069	$0.05162	$0.05536	$0.04323	$0.05254	$0.06379
NFJ Global Dividend Value	0.08779	0.07264	0.08788	—	0.08594	0.09414
RCM All Horizons	0.07048	0.00035	0.05844	—	0.07179	0.08243
RCM Disciplined Equity	0.04957	0.00060	0.06183	—	0.05895	0.07155
RCM Global Water	0.00650	0.00001	0.01065	—	0.00974	0.01161
RCM International Opportunities	0.06521	0.00797	0.05501	—	0.06506	0.07567

On December 21, 2009, approximately 51% of NACM International Growth — Institutional Class shares outstanding were redeemed, resulting in a significant reduction of the Fund’s net assets.

On December 30, 2009 the following Funds declared the per share net investment income dividends and short-term capital gain distributions to shareholders payable December 30, 2009 to shareholders of record on December 29, 2009:

Fund Name	Class A	Class B	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class	Short-Term Capital Gains
AGI Solutions 2015	$0.70812	$—	$0.62417	$0.71032	$0.64694	$0.70868	$0.72452	$0.68561	$0.09428
AGI Solutions 2020	0.73260	—	0.67036	0.73157	0.67236	0.73416	0.75000	0.71109	0.12343
AGI Solutions 2030	0.62723	—	0.57389	0.62538	0.56089	0.62508	0.64150	0.60106	0.03517
AGI Solutions 2040	0.60069	—	0.49205	0.57217	0.52600	0.58913	0.60590	0.56551	0.04471
AGI Solutions 2050	0.58950	—	0.46860	0.60464	0.54898	0.61294	0.62971	0.58929	0.03308
AGI Solutions Core Allocation	0.19026	0.11574	0.12103	0.20684	0.19240	0.22014	0.21893	0.00112	—
AGI Solutions Growth Allocation	0.45777	—	0.43436	0.44385	0.41505	0.46098	0.47265	0.44385	0.03454
AGI Solutions Retirement Income	0.33855	—	0.32810	0.33864	0.27612	0.33688	0.35231	0.31438	0.16508

106	Allianz Multi-Strategy Funds Annual Report	11.30.09

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Trustees of Allianz Funds Multi-Strategy Trust

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of AGI Solutions 2015 Fund, AGI Solutions 2020 Fund, AGI Solutions 2030 Fund, AGI Solutions 2040 Fund, AGI Solutions 2050 Fund, AGI Solutions Core Allocation Fund, AGI Solutions Growth Allocation Fund, AGI Retirement Income Fund, Allianz NACM Global Equity 130/30 Fund, Allianz NACM International Growth Fund, Allianz NFJ Global Dividend Value Fund, Allianz RCM All Horizons Fund, Allianz RCM Disciplined Equity Fund, Allianz RCM Global EcoTrendsSM Fund, Allianz RCM Global Water Fund and Allianz RCM International Opportunities Fund, each a fund of the Allianz Funds Multi-Strategy Trust (hereafter referred to as the “Funds”) at November 30, 2009, the results of each of their operations, the changes in each of their net assets and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements, financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at November 30, 2009 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

New York, New York

January 29, 2010

11.30.09	Allianz Multi-Strategy Funds Annual Report	107

Matters Relating to the Trustees’ Consideration of the Investment Management and Portfolio Management Agreements

(unaudited)

The Investment Company Act of 1940, as amended, requires that both the full Board of Trustees (the “Trustees”) and a majority of the Trustees who are not interested persons of the Trust (the “Independent Trustees”), voting separately, initially approve any new investment advisory agreement or sub-advisory agreement for a Fund. The agreements approved during the period covered by, and relating to Funds described in, this report relate to the Allianz Global Investors Solutions Core Allocation Fund, Allianz Global Investors Solutions Growth Allocation Fund (together, the “AGIS Funds”), and the Allianz NFJ Global Dividend Value Fund (the “NFJ Fund” and, together with the AGIS Funds, the “New Funds”), each a series of the Trust.

The Trustees met on April 1, 2009 (the “contract review meeting”) for the specific purpose of considering whether to approve: the Amended and Restated Investment Management Agreement (the “Advisory Agreement”) with Allianz Global Investors Fund Management LLC (the “Investment Manager”) with respect to the New Funds; the Sub-Advisory Agreement (the “AGIS Agreement”) between the Investment Manager and Allianz Global Investors Solutions LLC (“AGIS”) with respect to the AGIS Funds; and the Sub-Advisory Agreement between the Investment Manager and NFJ Investment Group LLC (“NFJ,” and together with AGIS, the “Sub-Advisers”) with respect to the NFJ Fund (the “NFJ Agreement” and together with the AGIS Agreement, the “Sub-Advisory Agreements,” and, together with the Advisory Agreement, the “Agreements”). The Independent Trustees were assisted in their evaluation of the Agreements by independent legal counsel, from whom they received separate legal advice and with whom they met separately from Fund management during the contract review meeting.

Based on their evaluation of factors that they deemed to be material, including those factors described below, the Board of Trustees, including a majority of the Independent Trustees, concluded that the Agreements should be approved for an initial two-year period with respect to each of the New Funds.

In connection with their deliberations regarding the approval of the Agreements, the Trustees, including the Independent Trustees, considered such information and factors as they believed, in light of the legal advice furnished to them and their own business judgment, to be relevant. As described below, the Trustees considered the nature, extent and quality of the various investment management, administrative and other services to be performed by the Investment Manager and the Sub-Advisers under the Agreements.

In connection with their contract review meeting, the Trustees received and relied upon materials provided by the Investment Manager including, among other items: (i) information provided by Lipper, Inc. (“Lipper”) on the investment performance of a group of funds with investment classifications and/or objectives comparable to those of the New Funds identified by Lipper and the performance of applicable benchmark indices, (ii) information on the New Funds’ management fees and other anticipated expenses and information provided by Lipper on the management fees and other expenses of comparable funds identified by Lipper, (iii) information regarding the investment performance and management fees of comparable portfolios of other clients of the Sub-Advisers, including institutional separate accounts and other clients, (iv) an estimate of the profitability to the Investment Manager and its affiliates from their relationship with the New Funds, (v) descriptions of various functions to be performed by the Investment Manager, and the Sub-Advisers for the New Funds, such as portfolio management, compliance monitoring and portfolio trading practices, and (vi) information regarding the overall organization of the Investment Manager and the Sub-Advisers, including information regarding senior management, portfolio managers and other personnel proposed to provide investment management, administrative and other services to the New Funds.

The Trustees’ conclusions as to the approval of the Agreements were based on a comprehensive consideration of all information provided to the Trustees and not the result of any single factor. Some of the factors that figured particularly in the Trustees’ deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, giving different weights to various factors.

As part of their review, the Trustees examined the ability of the Investment Manager and the Sub-Advisers to provide high-quality investment management and other services to the New Funds. The Trustees considered the investment philosophy and research and decision making processes of the Sub-Advisers; the experience of key advisory personnel of the Sub-Advisers responsible for portfolio management of the New Funds; the ability of the Investment Manager and the Sub-Advisers to attract and retain capable personnel; the capability and integrity of the senior management and staff of the Investment Manager and the Sub-Advisers; and the level of skill required to manage the New Funds. In addition, the Trustees reviewed the quality of the Investment Manager’s and the Sub-Advisers’ services with respect to regulatory compliance and ability to comply with the investment and compliance policies and procedures of the New Funds; the nature, extent and quality of certain administrative services the Investment Manager would be responsible for providing to the New Funds; and conditions that might affect the ability of the Investment Manager or the Sub-Advisers to provide high-quality services to the New Funds in the future under the Agreements, including each organization’s respective business reputation, financial condition and operational stability. Based on the foregoing, the Trustees concluded that the Sub-Advisers’ investment process, research capabilities and philosophy were well-suited to each New Fund given its investment objectives and policies, and that the Investment Manager and the Sub-Advisers would be able to meet any reasonably foreseeable obligations under each Agreement.

In assessing the reasonableness of the New Funds’ fees under the Agreements, the Trustees considered, among other information, each Fund’s management fee and the expected total expense ratio as a percentage of average daily net assets, and the management fees and total expense ratios of comparable funds identified by Lipper. The Trustees also noted the management fee waiver agreement and expense limitation agreements for the New Funds that would cap expenses.

In comparing the New Funds to their respective Lipper peers with respect to expenses, the Trustees noted that while the New Funds were not to be charged a separate administration fee, it was not clear whether the peer funds in the Lipper categories were charged such a fee by their investment managers. Therefore, the Trustees, at the recommendation of the Investment Manager, also considered the expected total expense ratio of each New Fund compared to the total expenses of the peer funds, recognizing that the fees for management and administrative services and other non-management fees would be subsumed within the total expense ratio.

Because the New Funds had not yet commenced operations, the Trustees did not have investment performance to compare to the New Funds’ respective peer group’s returns.

To the extent possible, the Trustees considered each Fund’s management fee charged by the Investment Manager and respective Sub-Adviser to other clients, including traditional domestic funds relative to international funds and sector funds. The Trustees noted that the management fee to be paid by the New Funds was generally in line with the fees paid by other institutional funds managed by AGIS and NFJ, respectively. The Trustees also noted that because AGIS was a newly formed investment adviser and, prior to the inception of the AGIS Funds, did not have previously managed client accounts, the Trustees could not compare the fees paid by the AGIS Funds to comparable products managed by AGIS. The Trustees also

108	Allianz Multi-Strategy Funds Annual Report	11.30.09

considered the estimate of the profitability of the Investment Manager and its affiliates from their investment management relationship with the New Funds.

The Trustees also took into account that, as open-end investment companies, the New Funds intend to raise additional assets, so as the assets of the New Funds grow over time, the New Funds could gain potential economies of scale by having their expenses spread over an increasing asset base, thus potentially lowering the total fund expenses as a percentage of fund assets.

Additionally, the Trustees considered so-called “fall-out benefits” to the Investment Manager, the Sub-Advisers and their affiliates, such as reputational value derived from serving as Investment Manager and Sub-Advisers to the New Funds.

After reviewing these and other factors described herein, the Trustees concluded, within the context of their overall conclusions regarding each Agreement, that the fees payable under each Agreement represent reasonable compensation in light of the nature, extent and quality of services to be provided by the Investment Manager or Sub-Advisers, as the case may be.

11.30.09	Allianz Multi-Strategy Funds Annual Report	109

Federal Income Tax Information

(unaudited)

As required by the Internal Revenue Code regulations, shareholders must be notified within 60 days of the Trust’s fiscal year end (November 30, 2009) regarding the status of qualified dividend income fore individuals and the dividend received deduction for corporations, and foreign tax credit.

Qualified Dividend Income

Under the Jobs And Growth Tax Relief Reconciliation Act of 2003 (the “Act”), the following percentages or ordinary dividends paid during the fiscal year ended November 30, 2009 are designated as “qualified dividend income”, as defined in the Act:

AGI Solutions 2015	0%
AGI Solutions 2020	0%
AGI Solutions 2030	0%
AGI Solutions 2040	0%
AGI Solutions 2050	0%
AGI Solutions Core Allocation	20%
AGI Solutions Growth Allocation	0%
AGI Solutions Retirement Income	5%
NACM Global Equity 130/30	100%
NACM International Growth	38%
NFJ Global Dividend Value	100%
RCM All Horizons	100%
RCM Disciplined Equity	100%
RCM Global EcoTrends	0%
RCM Global Water	100%
RCM International Opportunities	100%

Dividend Received Deduction

Corporate shareholders are generally entitled to take the dividend received deduction on the portion of a Fund’s dividend distribution that qualifies under tax law. The percentage of the following Funds’ fiscal 2009 ordinary income dividends that qualify for the corporate dividend received deduction is set forth below:

AGI Solutions 2015	0%
AGI Solutions 2020	0%
AGI Solutions 2030	0%
AGI Solutions 2040	0%
AGI Solutions 2050	0%
AGI Solutions Core Allocation	16%
AGI Solutions Growth Allocation	0%
AGI Solutions Retirement Income	4%
NACM Global Equity 130/30	100%
NACM International Growth	0%
NFJ Global Dividend Value	100%
RCM All Horizons	100%
RCM Disciplined Equity	100%
RCM Global EcoTrends	0%
RCM Global Water	23%
RCM International Opportunities	0%

Shareholders are advised to consult with their own tax advisor with respect to the tax consequences of their investments in the Funds. In January 2010, shareholders will be advised on IRS Form 1099-DIV as to the federal tax status of the dividends and distributions received in calendar year 2009.

Foreign Tax Credit

The following Funds had elected to pass through the credit for tax paid in foreign countries. The foreign income and foreign tax per share outstanding on November 30, 2009 are as follows:

	Gross Foreign Dividends	Gross Foreign Dividends per share	Foreign Tax	Foreign Tax per share
NACM Global Equity 130/30	$43,602	$0.12698	$1,737	$0.00506
NACM International Growth	437,098	0.26538	10,927	0.00663
NFJ Global Dividend Value	23,369	0.12474	1,254	0.00669
RCM All Horizons	22,321	0.15567	980	0.00683
RCM Global Water	1,274,806	0.17242	75,108	0.01016
RCM International Opportunities	202,901	0.20296	12,349	0.01235

Shareholders will received more detailed information along with their Form 1099-DIV in January 2010.

110	Allianz Multi-Strategy Funds Annual Report	11.30.09

Allianz Funds Multi-Strategy Trust—Board of Trustees

(unaudited)

Name, Date of Birth, Position(s) Held with
Fund, Length of Service, Other Trusteeships/
Directorships Held by Trustee; Number of
Portfolios in Fund Complex/Outside Fund
Complexes Currently Overseen by Trustee	Principal Occupation(s) During Past 5 Years:

The address of each trustee is 1345 Avenue of the Americas, New York, NY 10105.

Hans W. Kertess

Date of Birth: 7/12/39

Chairman of the Board of Trustees since: 2008

Trustee since: 2008

Trustee/Director of 49 funds in Fund Complex;

Trustee/Director of no funds outside of Fund Complex

President, H. Kertess & Co., a financial advisory company. Formerly, Managing Director, Royal Bank of Canada Capital Markets.

Paul Belica Date of Birth: 9/27/21 Trustee since: 2008 Trustee/Director of 49 funds in Fund Complex Trustee/Director of no funds outside of Fund Complex	Retired. Formerly Director, Student Loan Finance Corp., Education Loans, Inc., Goal Funding, Inc., Goal Funding II, Inc. and Surety Loan Fund, Inc. Formerly, Manager of Stratigos Fund LLC, Whistler Fund LLC, Xanthus Fund LLC & Wynstone Fund LLC.

Robert E. Connor Date of Birth: 9/17/34 Trustee since: 2008 Trustee/Director of 49 funds in Fund Complex Trustee/Director of no funds outside of Fund Complex	Retired. Formerly, Senior Vice President, Corporate Office, Smith Barney Inc.

James A. Jacobson Date of Birth: 2/3/45 Trustee since: 2009 Trustee/Director of 44 funds in Fund Complex Trustee/Director of Alpine Mutual Funds Complex consisting of 16 funds.	Retired. Formerly, Vice Chairman and Managing Director of Spear, Leeds & Kellogg Specialists LLC, specialist firm on the New York Stock Exchange.

William B. Ogden, IV Date of Birth: 1/11/45 Trustee since: 2008 Trustee/Director of 49 Funds in Fund Complex; Trustee/Director of no funds outside of Fund Complex	Asset Management Industry Consultant. Formerly, Managing Director, Investment Banking Division of Citigroup Global Markets Inc.

R. Peter Sullivan, III Date of Birth: 9/4/41 Trustee since: 2008 Trustee/Director of 49 funds in Fund Complex Trustee/Director of no funds outside of Fund Complex	Retired. Formerly, Managing Partner, Bear Wagner Specialists LLC, specialist firm on the New York Stock Exchange.

John C. Maney† Date of Birth: 8/3/59 Trustee since: 2008 Trustee/Director of 78 funds in Fund Complex Trustee/Director of no funds outside the Fund Complex	Management Board of Allianz Global Investors Fund Management LLC; Management Board and Managing Director of Allianz Global Investors of America L.P. since January 2005 and Chief Operating Officer of Allianz Global Investors of America L.P. since November 2006.

†	Mr. Maney is an “interested person” of the Funds due to his affiliation with Allianz Global Investors of America L.P. In addition to Mr. Maney’s positions set forth in the table above, he holds the following positions with affiliated persons: Management Board, Managing Director and Chief Operating Officer of Allianz Global Investors of America L.P. and Allianz Global Investors of America LLC; Member — Board of Directors and Chief Operating Officer of Allianz Global Investors of America Holdings Inc. and Oppenheimer Group, Inc; Managing Director and Chief Operating Officer of Allianz Global Investors NY Holdings LLC; Management Board and Managing Director of Allianz Global Investors U.S. Holding LLC; Managing Director and Chief Operating Officer of Allianz Hedge Fund Partners Holding L.P. and Allianz Global Investors U.S. Retail LLC; Member — Board of Directors and Managing Director of Allianz Global Investors Advertising Agency Inc.; Compensation Committee of NFJ Investment Group LLC; Management Board of Allianz Global Investors Fund Management LLC, Allianz Global Investors Management Partners LLC and Nicholas-Applegate Holdings LLC; Member — Board of Directors and Chief Operating Officer of PIMCO Global Advisors (Resources) Limited; Executive Vice President of PIMCO Japan Ltd; Chief Operating Officer of Allianz Global Investors U.S. Holding II LLC; and Member and Chairman — Board of Directors, President and Chief Operating Officer of PFP Holdings, Inc.

11.30.09	Allianz Multi-Strategy Funds Annual Report	111

Allianz Funds Multi-Strategy Trust—Officers

(unaudited)

Name, Date of Birth, Position(s) Held with Funds.	Principal Occupation(s) During Past 5 Years:

E. Blake Moore, Jr. Date of Birth: 5/8/58 President & Chief Executive Officer since: 2008	Managing Director and Chief Executive Officer of Allianz Global Investors Fund Management LLC and Allianz Global Investors Solutions LLC; President & Chief Executive Officer of 45 funds in the Fund Complex. Formerly, Chief Executive Officer, Allianz Global Investors Distributors LLC, Allianz Global Investors Managed Accounts LLC and Allianz Global Investors U.S. Retail LLC; and Managing Director and Member of Executive Committee, Nicholas-Applegate Capital Management LLC.

Brian S. Shlissel Date of Birth: 11/14/64 Treasurer & Principal Financial & Accounting Officer since: 2008	Executive Vice President, Director of Fund Administration, Allianz Global Investors Fund Management LLC; President and Chief Executive Officer of 33 funds in the Fund Complex; Treasurer; Principal Financial and Accounting Officer of 45 funds in the Fund Complex and The Korea Fund, Inc. Formerly, Director of 6 funds in the Fund Complex, 2002-2008.

Thomas J. Fuccillo Date of Birth: 3/22/68 Vice President, Secretary & Chief Legal Officer since: 2008	Executive Vice President, Chief Legal Officer and Secretary of Allianz Global Investors Fund Management LLC; Executive Vice President of Allianz Global Investors of America L.P., Vice President, Secretary and Chief Legal Officer of 78 funds in the Fund Complex. Secretary and Chief Legal Officer of The Korea Fund, Inc.

Lawrence G. Altadonna Date of Birth: 3/10/66 Assistant Treasurer since: 2008	Senior Vice President, Allianz Global Investors Fund Management LLC; Treasurer, Principal Financial and Accounting Officer of 33 funds in the Fund Complex; Assistant Treasurer of 45 funds in the Fund Complex and The Korea Fund, Inc.

Scott Whisten Date of Birth: 3/13/71 Assistant Treasurer since: 2008	Vice President, Allianz Global Investors Fund Management LLC; Assistant Treasurer of 78 funds in the Fund Complex. Formerly, Accounting Manager, Prudential Investments, 2002-2005.

Richard J. Cochran Date of Birth: 1/23/61 Assistant Treasurer since: 2008	Vice President, Allianz Global Investors Fund Management LLC, Assistant Treasurer of 78 funds in the Funds Complex. Formerly, Tax Manager, Teacher Insurance Annuity Association/College Retirement Equity Fund (TIAA-CREF), 2002-2008.

Youse E. Guia Date of Birth: 9/3/72 Chief Compliance Officer since: 2008	Senior Vice President and Group Compliance Officer of Allianz Global Investors of America L.P.; Chief Compliance Officer of 78 funds in the Fund Complex and The Korea Fund, Inc.

Kathleen A. Chapman Date of Birth: 11/11/54 Assistant Secretary since: 2008	Assistant Secretary of 78 funds in the Fund Complex.

Lagan Srivastava Date of Birth: 9/20/77 Assistant Secretary since: 2008	Assistant Secretary of 78 funds in the Fund Complex and The Korea Fund, Inc.

Richard H. Kirk Date of Birth: 4/6/61 Assistant Secretary since: 2008	Senior Vice President, Allianz Global Investors of America L.P. (since 2004). Senior Vice President, Associate General Counsel, Allianz Global Investors Distributors LLC. Assistant Secretary of 45 funds in the Fund Complex.

Officers hold office at the pleasure of the Board and until their successors are appointed and qualified or until their earlier resignation or removal.

112	Allianz Multi-Strategy Funds Annual Report	11.30.09

Board of Trustees

Hans W. Kertess

Chairman of the Board of Trustees

Paul Belica

Robert E. Connor

James A. Jacobson

John C. Maney

William B. Ogden, IV

R. Peter Sullivan, III

Investment Manager

Allianz Global Investors Fund Management LLC

1345 Avenue of the Americas

New York, NY 10105

Sub-Advisers

Allianz Global Investors Advisory GmbH

Mainzer Lanstrasse 11-13

Frankfurt-am-Main, Germany

Allianz Global Investors Solutions LLC

600 West Broadway

San Diego, CA 92101

NFJ Investment Group LLC

2100 Ross Avenue, Suite 1840

Dallas, TX 75201

Nicholas-Applegate Capital Management LLC

600 West Broadway

San Diego, CA 92101

RCM Capital Management LLC

555 Mission Street, Suite 1700

San Francisco, CA 94105

Distributor

Allianz Global Investors Distributors LLC

1345 Avenue of the Americas

New York, NY 10105

Custodian & Accounting Agent

State Street Bank & Trust Co.

801 Pennsylvania Avenue

Kansas City, M0 64105

Fund Officers

E. Blake Moore, Jr.

President & Chief Executive Officer

Brian S. Shlissel

Treasurer, Principal Financial & Accounting Officer

Thomas J. Fuccillo

Vice President, Secretary & Chief Legal Officer

Lawrence G. Altadonna

Assistant Treasurer

Scott Whisten

Assistant Treasurer

Richard J. Cochran

Assistant Treasurer

Youse E. Guia

Chief Compliance Officer

Kathleen A. Chapman

Assistant Secretary

Lagan Srivastava

Assistant Secretary

Richard H. Kirk

Assistant Secretary

Shareholder Servicing and Transfer Agents

Boston Financial Data Services, Inc.

(Class A, Class B, Class C, Class D and Class R shares)

P.O. Box 8050

Boston, MA 02266-8050

(Class P, Institutional Class and Administrative Class shares)

330 West 9th Street

Kansas City, MO 64105

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP

300 Madison Avenue

New York, NY 10017

Legal Counsel

Ropes & Gray LLP

One International Place

Boston, MA 02110

This report, including the financial information herein, is transmitted to the shareholders of the Trust for their information. It is not a prospectus, circular or representation intended for use in the purchase of shares of each Fund or any securities mentioned in this report.

Contact your financial advisor, or if you receive account statements directly from Allianz Global Investors, you can also call (800) 426-0107 for Class A, B, C, D and R shares or (800) 498-5413 for Class P, Institutional Class and Administrative Class shares. Telephone representatives are available Monday-Friday 8:30 am to 8:00 pm Eastern Time. Or visit our website, www.allianzinvestors.com.

Allianz Global Investors, the asset management subsidiary of Allianz SE, has more than $1 trillion under management for our clients worldwide.1 Our investment solutions—including the PIMCO Funds and Allianz Funds, separately managed accounts and closed-end funds—offer access to a premier group of institutional investment firms, carefully assembled by Allianz to represent a broad spectrum of asset classes and investment styles.

■ PIMCO	■ Cadence Capital Management[2]	■ Nicholas-Applegate

■ NFJ Investment Group	■ RCM	■ Oppenheimer Capital

■ Allianz Global Investors Solutions	■ Allianz Global Investors Advisory GmbH

www.allianzinvestors.com

Investors should consider the investment objectives, risks, charges and expenses of the above mentioned Funds carefully before investing. This and other information is contained in each Fund’s applicable prospectus, which may be obtained by contacting your financial advisor, by visiting www.allianzinvestors.com or by calling 1-888-877-4626. Please read the prospectus carefully before you invest or send money.

1 Allianz Global Investors AG assets under management as of 9/30/09.

2 Cadence Capital Management is an independently owned investment firm.

Allianz Global Investors Fund Management LLC serves as the investment manager for the Allianz Funds, the Allianz Multi-Strategy Funds and for the closed-end funds. PIMCO is the investment manager for the PIMCO Funds. Managed accounts are available through Allianz Global Investors Managed Accounts LLC. The PIMCO Funds, the Allianz Funds and the Allianz Multi-Strategy Funds are distributed by Allianz Global Investors Distributors LLC. © 2009. For information about any product, contact your financial advisor.

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